Exhibit 4.1

FORM OF MASTER COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

among

VERIZON MASTER TRUST,
as Trust,

[___],
as Master Collateral Agent,

CELLCO PARTNERSHIP D/B/A VERIZON WIRELESS,
as Servicer

and

each Creditor Representative from time to time
party hereto

Dated as of [____], 20[_]

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ARTICLE XII

ASSET REPRESENTATIONS REVIEW

SECTION 12.1	Public Noteholder and Note Owner Requests for Vote on Asset Representations Review	50
SECTION 12.2	Public Noteholder and Note Owner Vote on Asset Representations Review	51
SECTION 12.3	Evaluation of Review Report	51

EXHIBIT A          Form of Creditor Representative Joinder
EXHIBIT B          Servicing Criteria to be Addressed in Assessment of Compliance
EXHIBIT C          Form of Re-Designation Notice
EXHIBIT D          Form of Group Supplement

APPENDIX A      Usage and Definitions

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THIS MASTER COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT (this “Agreement”), dated as of [___], 20[_] (this “Agreement”), is among (i) VERIZON MASTER TRUST, a Delaware statutory trust (the “Trust”), (ii) [___], a [___], as Master Collateral Agent, (iii) CELLCO PARTNERSHIP D/B/A VERIZON WIRELESS, as Servicer and (iv) each Creditor Representative from time to time party hereto.

PRELIMINARY STATEMENTS

The Trust has acquired and will acquire Receivables and certain related assets pursuant to the Transfer and Servicing Agreement.  The Trust has requested and may hereafter request from time to time that Creditors extend credit to the Trust on the terms and subject to the conditions set forth in their respective Trust Financing Agreements, secured by, among other things, the Receivables, pursuant to this Agreement.

For and in consideration of the premises set forth herein, it is mutually covenanted and agreed, for the benefit of all Creditor Parties, as follows:

ARTICLE I
DEFINITIONS AND INTERPRETIVE RULES

Except as otherwise specified or as the context may otherwise require, capitalized terms not otherwise defined in this Agreement are used herein as defined in Appendix A hereto.  The interpretive rules set forth in the Usage section of Appendix A hereto apply to this Agreement.

ARTICLE II
GRANT OF SECURITY INTEREST

To secure the Secured Obligations, whether now existing or hereafter arising, the Trust hereby Grants to the Master Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the Trust’s right, title and interest in, to and under the Collateral.  Notwithstanding the foregoing, each of the parties hereto hereby acknowledges and agrees that if any Series Enhancement is expressly provided for in any Trust Financing Agreement, then all of the Trust’s right, title and interest in such Series Enhancement shall be made available to and allocated solely to the related Series (unless otherwise provided for in such Trust Financing Agreement).  Unless specified in any Group Supplement, Collections on and proceeds from the Receivables designated to a Group shall solely by applied to the related Group and shall not constitute Group Available Funds for any other Group.

ARTICLE III
TRUST FINANCINGS

SECTION 3.1          Trust Financings.

(a)          Pursuant to one or more Trust Financing Agreements, the Trust may from time to time borrow, issue or incur Credit Extensions under one or more Trust Financings.  For the avoidance of doubt, borrowings and increases in Credit Extensions up to an applicable existing maximum commitment amount under an existing Trust Financing Agreement shall not constitute a new Trust Financing that separately needs to satisfy the requirements of Section 3.1(b). The

Credit Extensions of all outstanding Trust Financings related to a Group shall be equally and ratably entitled as provided herein to the benefits of this Agreement without preference, priority or distinction, all in accordance with the terms and provisions of this Agreement and the related Trust Financing Agreements except, with respect to any Trust Financing, as provided in the Trust Financing Agreement related to such Trust Financing.  If a conflict exists between the terms and provisions of this Agreement and any Trust Financing Agreement, the terms and provisions of the Trust Financing Agreement shall be controlling solely with respect to the related Trust Financing; provided that, any provision of any Trust Financing Agreement that conflicts with the terms hereof regarding the rights, duties, obligations, indemnities or immunities of the Master Collateral Agent or the Paying Agent with respect to such Trust Financing or otherwise shall not be effective without the written consent of the Master Collateral Agent or the Paying Agent.

(b)          On or before the Closing Date relating to any Trust Financing, the Trust and the applicable other parties thereto will execute and deliver a Trust Financing Agreement which will specify the Principal Series Terms of such Trust Financing and identify and appoint a Creditor Representative having the power and authority to act for and provide direction to the Master Collateral Agent on behalf of the Creditors of such Series.  The Master Collateral Agent is hereby authorized and directed by the Grantor and each Creditor Representative to execute and deliver each such Trust Financing Agreement, any related account control agreement and any related Transaction Documents, and to execute and deliver any certificates or other documents contemplated hereby or thereby in connection with a Trust Financing.  The terms of such Trust Financing Agreement may modify or amend the terms of this Agreement solely as applied to such new Trust Financing, provided that, any provision of any Trust Financing Agreement that conflicts with the terms hereof regarding the rights, duties, obligations, indemnities or immunities of the Master Collateral Agent or the Paying Agent with respect to such Trust Financing or otherwise shall not be effective without the written consent of the Master Collateral Agent or the Paying Agent.  The designation of any financing as a Trust Financing having the benefit of this Agreement, other than in the case of any Trust Financing to be entered into on the date hereof, is subject to the satisfaction of the following conditions:

(i)          on or before the tenth (10th) day immediately preceding the applicable Closing Date (unless a shorter period shall be acceptable to each required recipient of the notice), the Trust shall have given written notice to the Master Collateral Agent, any Group Creditor Representative, and each Rating Agency (if any) of such Trust Financing and of the Closing Date for such Trust Financing;

(ii)          the Trust shall have delivered to the Master Collateral Agent the related Trust Financing Agreement, executed by each party thereto;

(iii)          the Trust shall have delivered to the Master Collateral Agent any Enhancement Agreement to be entered into in connection with such Trust Financing executed by the applicable Series Enhancer;

(iv)          either (a) the Rating Agency Condition shall have been satisfied with respect to each Trust Financing for which the related Credit Extensions are rated by a Rating Agency, or (b) the Servicer shall have delivered an Officer’s Certificate substantially to the effect that, in the reasonable determination of the Servicer, the entry into such Trust Financing will not result in an Adverse Effect;

(v)          (x) no Event of Default or Potential Default shall have occurred and be continuing or result from the consummation of such Trust Financing with respect to the Group to which such Trust Financing will relate, (y) no Amortization Event shall have occurred and be continuing or result from the consummation of such Trust Financing with respect to any Series related to the Group to which such Trust Financing will relate and (z) no Servicer Termination Event or Potential Servicer Termination Event shall have occurred and be continuing or result from the consummation of such Trust Financing, in each case as evidenced by an Officer’s Certificate of the Trust, in each case determined based on calculations as of the related Measurement Date;

(vi)          no Pool Balance Deficit for the related Group is continuing or will result on the Closing Date of such Trust Financing from the issuance of such Trust Financing as evidenced by an Officer’s Certificate of the Servicer that sets forth a calculation of the related Group Pool Balance and Required Pool Balance as of the related Measurement Date;

(vii)          the Trust shall have delivered to the Master Collateral Agent and each Group Creditor Representative (with a copy to each Rating Agency, if any) a Tax Opinion, dated the applicable Closing Date with respect to such issuance;

(viii)     unless otherwise specified in the related Trust Financing Agreement, the Trust shall have delivered to the Master Collateral Agent and each Group Creditor Representative an Opinion of Counsel, subject to the assumptions and qualifications stated therein, and in a form reasonably acceptable to such Persons, dated the applicable Closing Date, substantially to the effect that:

(A)          all conditions precedent provided for in this Section 3.1(b) and the Trust Financing Agreement with respect to the designation of a Trust Financing having the benefit of this Agreement have been complied with;

(B)          the related Trust Financing Agreement has been duly authorized, executed and delivered by the Trust; and

(C)          the related Trust Financing Agreement constitutes the legal, valid and binding obligation of the Trust, entitled to the benefits of this Agreement and enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity;

(ix)          the Trust shall have delivered such other documents, instruments, certifications, agreements or other items as the Master Collateral Agent may reasonably require;

(x)          any Creditor Representative in connection with such Trust Financing shall become party to this Agreement by executing and delivering to the Trust and the Master Collateral Agent a joinder substantially in the form of Exhibit A, to the extent that such Creditor Representative has not previously become a party hereto in connection with an existing Trust

Financing (any such Creditor Representative shall act hereunder on behalf of each Series for which it is a Creditor Representative); and

(xi)          the Trust shall have satisfied the conditions, if any, to the designation of any financing as a Trust Financing having the benefit of this Agreement set forth in any Trust Financing Agreement, including the delivery of such other documents, instruments, certifications, agreements or other items required by any party specified in such Trust Financing Agreement.

SECTION 3.2          Designation of Groups; Allocation to Groups.

(a)          From time to time, by delivery of a notice to the Master Collateral Agent substantially in the form of Exhibit D hereto (each, a “Group Supplement”), the Trust may create distinct Groups and subsequently designate certain Receivables and other related Collateral to such Groups in accordance with this Agreement. Each Credit Extension must relate to a Group for purposes of allocations pursuant to this Agreement.

(b)          Receivables conveyed to the Trust and all related Collateral with respect thereto shall be designated to a Group as set forth in the related Acquisition Notice.  Collections on and proceeds from the Receivables in each Group shall be applied to make payments on the Credit Extensions of each Series related to the Group.  For the avoidance of doubt, all calculations and allocations among Series shall be based upon only those Series included in the related Group.

SECTION 3.3          Re-Designation of Receivables. From time to time, no later than [each Payment Date], the Trust (or the Administrator on behalf of the Trust), with the written consent of the Servicer, may deliver to the Depositor, the Trust and the Master Collateral Agent, a Re-Designation Notice for Receivables previously acquired by the Trust that are to be re-designated on any Re-Designation Date that occurred during the Collection Period related to such [Payment Date] to a different Group than the Group to which such Receivables were designated on the related Acquisition Date; provided that the Group from which any such Receivables are to be re-designated does not have any Outstanding Credit Extensions as of such Re-Designation Date.  Each Re-Designation Notice will include a report setting forth (I) the Group to which such Receivables were re-designated and the Group from which such Re-Designated Receivable were removed, (II) the Group Pool Balance for the Group to which such Receivables were re-designated [and the Group from which such Re-Designated Receivables were removed], (III) the Required Pool Balance for the Group to which such Receivables were re-designated and (IV) the Excess Concentration Amount and Ineligible Amount, in each case, for each Series of the Group to which such Receivables were re-designated, in each case, for which Credit Extensions are Outstanding as of the related Re-Designation Date, and in each case, after giving effect to the re-designation of Receivables to the related Group on such Re-Designation Date and calculated as of the related Measurement Date.  As of the related Re-Designation Cutoff Date, the Group to which such Receivables are being re-designated shall be entitled to all Collections in respect of such Receivables after the related Re-Designation Cutoff Date.

 ARTICLE IV
REPRESENTATIONS AND WARRANTIES

SECTION 4.1          Representations and Warranties.  The Trust represents and warrants to each Creditor Party on the date hereof and on each Closing Date:

(a)          Offices; Legal Name.  The Trust’s sole jurisdiction of organization is the State of Delaware and such jurisdiction has not changed within four months prior to the date of this Agreement.  The legal name of the Trust is Verizon Master Trust and the organizational identification number of the Trust is 86-6471965.

(b)          Perfection Representations.

(i)          The Trust hereby represents, warrants, and covenants to the Master Collateral Agent as follows on each Closing Date:

1.
This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Master Collateral Agent, which security interest is prior to all other Liens and is enforceable as such against creditors of and purchasers from the Trust (subject to Permitted Liens).

2.
The Receivables are either “accounts,” “payment intangibles” or “chattel paper,” as applicable, within the meaning of the applicable UCC. The Trust Accounts and all subaccounts thereof, constitute either deposit accounts or securities accounts.

3.	The Trust owns and has good and marketable title to the Collateral free and clear of any Liens, claim or encumbrance of any Person (subject to Permitted Liens).

4.
The Trust has received all consents and approvals to the grant of the security interest in the Collateral hereunder to the Master Collateral Agent required by the terms of the Collateral, except if a requirement for consent or approval is extinguished under the applicable UCC.

5.
The Trust has caused or will have caused, within ten (10) days after the effective date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral (to the extent such security interest can be perfected by the filing of a financing statement) granted to the Master Collateral Agent hereunder.  All financing statements filed or to be filed against the Trust in favor of the Master Collateral Agent under this Agreement describing the Collateral will contain a statement to the following effect: “An absolute assignment or transfer of or grant of a security interest in any collateral described in this financing statement will violate the rights of the Secured Parties.”

6.	With respect to the Trust Accounts and all subaccounts thereof that constitute deposit accounts, either:

(a)
The Trust has delivered to the Master Collateral Agent a fully executed agreement pursuant to which the bank maintaining the deposit accounts has agreed to comply with all instructions originated by the Master Collateral Agent or the Paying Agent with respect to such Series, as applicable, directing disposition of the funds in the Trust Accounts without further consent by the Trust; or

(b)	The Trust has taken all steps necessary to cause the Master Collateral Agent or the Paying Agent with respect to such Series, as applicable, to become the account holder of the Trust Accounts.

7.	With respect to Collateral or Trust Accounts or subaccounts thereof that constitute securities accounts or securities entitlements, either:

(a)
The Trust has caused or will have caused, within ten (10) days after the effective date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted in the Collateral to the Master Collateral Agent; or

(b)
The Trust has delivered to the Master Collateral Agent a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Master Collateral Agent relating to the Trust Accounts without further consent by the Trust; or

(c)
The Trust has taken all steps necessary to cause the securities intermediary to identify in its records the Master Collateral Agent as the person having a security entitlement against the securities intermediary in the Trust Accounts.

8.
Other than the security interest Granted to the Master Collateral Agent under this Agreement, the Trust has not sold or Granted a security interest in any of the Collateral.  The Trust has not authorized the filing of and is not aware of any financing statements against the Trust, other than financing statements relating to the security interest Granted to the Master Collateral Agent under this Agreement.  The Trust is not aware of any judgment or tax Lien filings against it.

9.
Neither the Trust Accounts nor any subaccounts thereof are in the name of any Person other than the Trust or the Master Collateral Agent. The Trust has not consented to the securities intermediary of any Trust Account to comply with entitlement orders of any Person other than the Master Collateral Agent.

(ii)          Notwithstanding any other provision of this Agreement, the Transaction Documents or any other Series Related Document, the perfection representations contained in clause (i) above shall be continuing, remain in full force and effect until such time as all obligations under this Agreement have been finally and fully paid and performed and may not be waived by the Master Collateral Agent.

(c)          The Trust shall provide the Master Collateral Agent written notice of any breach of the perfection representations contained in Section 4.1(b) promptly upon becoming aware thereof.

ARTICLE V
COVENANTS

SECTION 5.1          Protection of the Collateral; Further Assurances.

(a)          The Trust will from time to time execute and deliver all such supplements and amendments hereto and all such writings of further assurance and other writings, and will take such other action necessary or advisable, or that the related Majority Group Creditor Representatives may deem necessary, to:

(i)          Grant more effectively any portion of the Collateral pursuant to this Agreement;

(ii)          maintain or preserve the Lien and security interest (and the priority of the security interest) of this Agreement in the Collateral;

(iii)          perfect, maintain perfection, publish notice of or protect the validity of a Grant made or to be made by this Agreement in the Collateral;

(iv)          enforce the Collateral; and

(v)          maintain and defend title to the Collateral and the rights of the Secured Parties in such Collateral against the claims of all Persons, subject to Permitted Liens, the Transaction Documents and the other related Series Related Documents.

(b)          In furtherance of the foregoing, the Trust shall, from time to time and within the time limits established by applicable Law, authorize, prepare and file all financing statements, amendments, continuation statements or other filings necessary to continue, maintain and perfect the Master Collateral Agent’s Lien as a first priority perfected Lien (subject to Permitted Liens).

(c)          The Trust shall file, and hereby authorizes the Master Collateral Agent to file, at the expense of the Trust, UCC financing statements with a collateral description covering all of the Trust’s personal property, wherever located, whether now existing or arising in the future.  The Trust hereby designates the Master Collateral Agent as its agent and attorney-in-fact to execute, authorize and/or file any financing statement, continuation statement, writing of further assurance or other writing required to be executed, authorized and/or filed to accomplish the foregoing; provided, however, that nothing in this paragraph shall obligate the Master Collateral Agent to execute, authorize or file any financing statement or continuation statement or to take any other action hereunder.  This appointment is coupled with an interest and is irrevocable.  In connection with the filing of any financing statement (or any amendment or continuation thereof), the Master Collateral Agent shall be entitled to rely on the advice of counsel and shall not be required to exercise any discretion with respect to such filings.  For the avoidance of doubt, the Master Collateral Agent shall have no duty or obligation to execute, authorize, file or provide any instruction with respect to any financing statement or amendment or continuation thereof absent receipt of written direction from the Majority Group Creditor Representatives.

(d)          Neither the Trust nor the Servicer shall have any authority to file a termination, partial termination, release, partial release or any amendment with respect to any UCC financing statement or continuation statement naming the Servicer, the Depositor or the Trust as debtor that deletes the name of a debtor or excludes any Collateral from such financing statement, amendment or continuation statement without the prior written consent of the Master Collateral Agent (acting at the written direction of the Majority Creditor Representatives or the Majority Group Creditor Representatives, respectively).

SECTION 5.2          Maintenance of UCC Location.  The Trust will not change its name, form or jurisdiction of organization or its “location” as a debtor, as determined under Section 9-307 of the UCC or any other change or occurrence that would make any financing statement or amendment seriously misleading within the meaning of Section 9-506 of the UCC or any successor statute thereto, without, in each case, giving the Master Collateral Agent at least ten (10) days’ prior written notice thereof and taking all action necessary or requested by the Master Collateral Agent (at the written direction of the Majority Creditor Representatives) to maintain the perfection of the security interest Granted under this Agreement.

SECTION 5.3          Opinion as to the Collateral.

(a)          On the date hereof, the Trust will furnish to the Master Collateral Agent an Opinion of Counsel with respect to the filing of any financing statements as is necessary to perfect and make effective the Lien created by this Agreement and recited the details of such action.

(b)          On or before April 30 of each year, starting in 20[_], the Trust will furnish to the Master Collateral Agent and each Creditor Representative an Opinion of Counsel either (i) stating that, in the opinion of that counsel, all action has been taken for the recording, filing,  re-recording and refiling of this Agreement and all financing statements and continuation statements to maintain the Lien of this Agreement or (ii) stating that in the opinion of that counsel no action is necessary to maintain the Lien.  Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Agreement and any other requisite documents, and the recording and filing of any financing statements and continuation statements, that will, in the opinion of such counsel, be required to maintain the Lien of this Agreement until April 30 in the following calendar year.

SECTION 5.4          Performance of Obligations; Servicing of Collateral.

(a)          The Trust will not take any action and will use commercially reasonable efforts not to permit any action to be taken by others that would release any Person from any material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Agreement, the Transaction Documents or any other Series Related Document or such instrument or agreement.

(b)          The Trust and the Master Collateral Agent hereby covenant and agree that upon the occurrence of a Servicer Termination Event (i) the Master Collateral Agent shall deliver notice to the Servicer terminating the servicing responsibilities of the Servicer under the Transfer and

Servicing Agreement if it is directed to terminate the Servicer by the Majority Creditor Representatives and (ii) the Master Collateral Agent shall not deliver notice to the Servicer terminating the servicing responsibilities of the Servicer under the Transfer and Servicing Agreement without the consent of the Majority Creditor Representatives.  Promptly after the giving of notice of termination to the Servicer of the Servicer’s rights and powers pursuant to Section 7.2 of the Transfer and Servicing Agreement, the Master Collateral Agent (acting at the written direction of the Majority Creditor Representatives) shall appoint a Successor Servicer, such appointment to be reflected by a written assumption in a form acceptable to the Trust.  In the event that a Successor Servicer has not been appointed and accepted its appointment at the time when the previous Servicer ceases to act as Servicer, the Master Collateral Agent without further action shall automatically be appointed the Successor Servicer in accordance with Section 7.4(a)(ii) of the Transfer and Servicing Agreement.

SECTION 5.5          Negative Covenants.  Prior to the Collateral Release Date, the Trust shall not:

(a)          sell, transfer, exchange or otherwise dispose of any of the Collateral, except as permitted by this Agreement, the Transaction Documents and the other Series Related Documents;

(b)          seek dissolution or liquidation or wind up its affairs in whole or in part, or reorganize its business or affairs;

(c)          permit the Lien of this Agreement to not constitute a valid and perfected first priority Lien on the Collateral, subject to no Adverse Claims;

(d)          consolidate or merge with or into any other Person or convey or transfer substantially all of its assets unless:

(i)          such Person (if other than the Trust) shall be a United States citizen or a Person organized and existing under the laws of the United States of America or any State;

(ii)          such Person shall expressly assume (unless the assumption occurs by operation of Law), by written agreement, executed and delivered to the Master Collateral Agent, in form reasonably satisfactory to the Creditor Representatives, the due and punctual payment of the principal of and interest on all Credit Extensions and the performance or observance of every other agreement and covenant of this Agreement, the Transaction Documents and the other Series Related Documents on the part of the Trust to be performed or observed;

(iii)          immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

(iv)          the Rating Agency Condition shall have been satisfied with respect to such transaction (if any Credit Extensions are then rated by a Rating Agency);

(v)          the Trust shall have received a Tax Opinion (and shall have delivered copies thereof to the Master Collateral Agent and each Creditor Representative);

(vi)          in the case of a sale of the assets included in the Collateral, such Person expressly agrees by a written agreement that (A) all right, title and interest so conveyed or transferred by the Trust will be subject and subordinate to the rights of the Creditor Parties, (B) such Person will make all filings with the Commission required by the Exchange Act in connection with the Trust Financings, if any, and (C) such Person expressly agrees to indemnify the Trust and the Creditor Parties and their respective directors, officers, employees, agents and assigns for any fee, loss, liability, damage or expense (including fees and expenses (including attorney’s fees and expenses) of defending itself against any loss, damage or liability or bringing an action or proceeding to enforce any indemnification or other obligation) arising under this Agreement, the Transaction Documents and the Series Related Documents;

(vii)          any action that is necessary to maintain the Lien created by this Agreement and the security interest Granted thereby shall have been taken; and

(viii)          the Trust shall have delivered to the Master Collateral Agent and the Creditor Representatives an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation or merger or such conveyance or transfer, as the case may be, and such assumption agreement comply with this Section 5.5 and that all conditions precedent herein (and in the Transaction Documents or any other Series Related Document) provided for relating to such transaction have been complied with (including any filing, if any, required by the Exchange Act) and the assumption agreement described in clause (ii) above is duly authorized, executed and delivered and is enforceable subject to applicable bankruptcy, insolvency, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the rights of creditors generally and subject to legal and equitable limitations on the enforcement of specified remedies;

(e)          amend, modify, supplement or waive, or consent to or permit to become effective any amendment, modification, supplement or waiver of any Transaction Document or Series Related Document unless such amendment, modification, supplement or waiver is permitted by the terms thereof; or

(f)          permit the validity or effectiveness of this Agreement to be impaired.

SECTION 5.6          Successor or Transferee.

(a)          Upon any consolidation or merger of the Trust in accordance with Section 5.5(d), the Person formed by or surviving such consolidation or merger (if other than the Trust) shall succeed to, and be substituted for, and may exercise every right and power of and have every obligation of, the Trust under this Agreement with the same effect as if such Person had been named as the original Trust.

(b)          Upon a conveyance or transfer of all the assets and properties of the Trust and the assumption of all of the duties and obligations of the Trust hereunder pursuant to Section 5.5(d), the Trust will be released from every covenant and agreement of this Agreement to be observed or performed on the part of the Trust immediately upon the delivery of written notice to the Master Collateral Agent and each Creditor Representative stating that the Trust is to be so released.

SECTION 5.7          Notice of Amortization Event, Events of Default and Servicer Termination Events.

(a)          The Trust shall give the Master Collateral Agent, each related Group Creditor Representative and the Rating Agencies (if any) written notice of (i) each Amortization Event for any Series related to such Group, (ii) each Event of Default for such Group and (iii) each Servicer Termination Event (and, in the case of a Servicer Termination Event, shall specify in such notice the action, if any, the Trust is taking with respect to such Servicer Termination Event), in each case within five (5) Business Days after a Responsible Person of the Trust obtains actual knowledge thereof.

(b)          The Trust shall deliver to the Master Collateral Agent and each related Group Creditor Representative, within five (5) Business Days after a Responsible Person of the Trust obtains actual knowledge thereof, written notice in the form of an Officer’s Certificate of any Potential Amortization Event for any Series related to such Group or Potential Default for such Group, its status and what action the Trust is taking or proposes to take with respect thereto.

SECTION 5.8          Enforcement of Transaction Documents and Series Related Documents.

(a)          With respect to the Transaction Documents and any other Series Related Document to which it is a party (other than the Transfer and Servicing Agreement), the Trust will use commercially reasonable efforts to enforce the rights and remedies afforded to the Trust under such Transaction Document or Series Related Document, as applicable, including, without limitation, by making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in such Transaction Document or Series Related Document, as applicable; provided that nothing in this Section 5.8 shall require the Trust to institute legal proceedings against any other party to a Transaction Document or Series Related Document, as applicable.

(b)          The Trust shall, at its own expense, (i) take all such lawful action to enforce the obligations of the Servicer under and exercise any and all rights, remedies, powers and privileges lawfully available to the Trust under or in connection with the Transfer and Servicing Agreement to the extent and in the manner directed by the Master Collateral Agent (acting at the direction of Creditor Representatives for Creditors holding not less than a majority of the aggregate Credit Exposure for all Trust Financings), including, without limitation, by making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Transfer and Servicing Agreement and (ii) if a Servicer Termination Event shall arise from the failure of the Servicer to perform any of its duties or obligations under the Transfer and Servicing Agreement, take all reasonable actions available to it to remedy or cause the Servicer to remedy such failure; provided, however, that any Servicer Termination Event may be waived by the Trust upon the consent of Majority Creditor Representatives.  Notwithstanding anything to the contrary contained herein, other than in connection with any enforcement by the Master Collateral Agent (acting at the written instruction of the requisite Creditor Representatives as set forth herein) of its rights and remedies hereunder and under the Transaction Documents and the other Series Related Documents after the declaration or automatic occurrence of an Event of Default for any Group, nothing in this Section 5.8(b) shall require the Trust or the Master Collateral Agent to institute legal proceedings against any other party to a Transaction Document or any other Series Related Document.

SECTION 5.9          Notices to Rating Agencies, the Master Collateral Agent and Creditor Representatives.  The Trust shall notify:

(a)          each Rating Agency (if any), the Master Collateral Agent and each Creditor Representative promptly following any amendment, modification, or waiver of any provision of the Transfer and Servicing Agreement, the Trust Agreement or any other Transaction Document, and

(b)          each Rating Agency (if any) and each Creditor Representative of any notice of resignation delivered by the Master Collateral Agent in accordance with the terms set forth in Section 7.5 promptly upon receipt thereof.

SECTION 5.10          Paying Agent’s Obligations.  The Trust will cause each Paying Agent to comply with the obligations of the Paying Agent set forth in Section 7.10.

ARTICLE VI
EVENTS OF DEFAULTS AND REMEDIES

SECTION 6.1          Events of Default; Remedies.

(a)          If an Event of Default for any Group shall have occurred and be continuing, and any Credit Extensions related to such Group have been accelerated pursuant to the related Trust Financing Agreement, upon written direction from the applicable Group Creditor Representatives, the Master Collateral Agent may do one or more of the following:

(i)          institute Proceedings for the collection of all amounts then payable on the Credit Extensions related to such Group, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Trust and any other obligor upon such Credit Extensions moneys adjudged due;

(ii)          take any appropriate action to protect and enforce the rights and remedies of the Master Collateral Agent and the related Group Creditors; and

(iii)          cause the Trust to sell the Group Assets related to such Credit Extensions and, in the limited circumstances set forth below, a portion of the Group Assets of any other Group, in accordance with Section 6.10;

provided, however, that the Master Collateral Agent will not have the authority to, and will not, exercise any of the remedies above unless directed in writing by the relevant Group Creditor Representatives in accordance with the terms hereof, and provided further that the Master Collateral Agent will not have the authority to, and will not, exercise the remedy described in subparagraph (iii) above unless:

a.          the Event of Default is a Primary Event of Default and:

(A)          Group Creditor Representatives representing Group Creditors holding not less than one hundred percent (100%) of the Credit Exposure of the Credit Extensions related to such Group consent to the sale; or

(B)          the proceeds of the sale are expected to be sufficient to pay in full all amounts owed by the Trust to the Group Secured Parties under the Transaction Documents and related Series Related Documents payable from related Group Available Funds; or

b.          the Event of Default is a Secondary Event of Default and:

(A)          Group Creditor Representatives representing Group Creditors holding not less than one hundred percent (100%) of the Credit Exposure of the Credit Extensions related to such Group consent to the sale; or

(B)          the proceeds of the sale are expected to be sufficient to pay in full all amounts owed by the Trust to the Group Secured Parties under the Transaction Documents and related Series Related Documents payable from related Group Available Funds; or

(C)          (1) the proceeds of the sale are not expected to provide sufficient money for the payment of all amounts owed by the Trust to the Group Secured Parties under the Transaction Documents and related Series Related Documents, as those payments would have become due if the Credit Extensions related to such Group had not been accelerated and (2) the Majority Group Creditor Representatives consent to the sale.

Subject to the conditions described above, the Master Collateral Agent, upon written direction from the applicable Group Creditor Representatives, may cause the Trust to sell (i) the Group Assets related to the Group for which the Event of Default occurred and (ii) a portion of the Group Assets related to any other Group, so long as such sale will not result in an Event of Default, Potential Default, Amortization Event, Potential Amortization Event or Pool Balance Deficit, in each case, for such other Group or any Series related to such other Group, as applicable.  The sale of any portion of the Group Assets related to any other Group pursuant to clause (ii) of the immediately preceding sentence will only be in an amount that, together with the proceeds of the sale of Group Assets related to the Group for which the Event of Default occurred, is sufficient to pay in full all amounts owed by the Trust, as set forth in clause (a).(B) or (b).(B) above.  The Trust, or the Administrator on behalf of the Trust, shall not select any Receivables from such other Group to be sold in any such sale in a manner materially adverse to the interests of the Creditors of such other Group.

In determining whether the condition in clause a.(B), b.(B) or b.(C)(1) above has been satisfied, the Master Collateral Agent at the expense of the Trust, may obtain, and conclusively rely on an opinion of a nationally-recognized Independent investment banking firm or firm of certified public accountants on the expected proceeds or on the sufficiency of the Collateral for that purpose and the feasibility of such proposed action.

(b)          The Creditor Representative related to any Trust Financing shall notify the Master Collateral Agent of any acceleration of maturity of the Credit Extensions under such Trust Financing and of any rescission of such acceleration.

(c)          If the Master Collateral Agent collects any money or property pursuant to this Article VI following the acceleration of the Credit Extensions of the affected Trust Financing pursuant to this Section 6.1 (so long as such a declaration shall not have been rescinded or annulled), it shall pay out the money or property first, in the event that there are no Trust Financings Outstanding, to the Master Collateral Agent and the Paying Agent for amounts due pursuant to Section 7.4 and second, in accordance with the related Trust Financing Agreement, without duplication to any amounts paid pursuant to the immediately preceding clause.

(d)          Amounts then held in the Collection Account or any Trust Accounts or Series Accounts for such Trust Financing and any amounts available under any Series Enhancement for such Trust Financing shall be used to make payments for such Trust Financing in accordance with the terms of this Agreement, the related Trust Financing Agreement and the Series Enhancement for such Trust Financing.

(e)          Each of the Master Collateral Agent, each Creditor Representative and each Creditor by its entering into a Trust Financing Agreement or accepting the benefits thereof covenants that, before the date that is two (2) years and one (1) day (or, if longer, any applicable preference period) after the payment in full of (a) all securities issued by the Trust or by a trust for which the Depositor was a depositor and (b) the Credit Extensions, it will not start or pursue against, or join any other Person in starting or pursuing against, (i) the Depositor or (ii) the Trust, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar law; provided that the foregoing shall not be deemed to prevent the Master Collateral Agent from filing a proof of claim in any such proceeding; provided further that the foregoing shall not in any way limit a Creditor’s rights to pursue any other creditor rights or remedies that such Creditor may have for claims against the Trust.  This Section 6.1(e) will survive the resignation or removal of the Master Collateral Agent under this Agreement and the termination of this Agreement.

SECTION 6.2          Creditor Conflicting Requests.  Notwithstanding anything to the contrary contained herein, in the event the Master Collateral Agent shall receive conflicting or inconsistent requests and indemnity from two or more groups of Creditors (given through the relevant Creditor Representative) of affected Trust Financings, which, individually or in the aggregate, do not represent the Majority Creditor Representatives or Majority Group Creditor Representatives, as applicable, the Master Collateral Agent shall take action at the written direction of the Creditor Representative or Creditor Representatives representing a group of Creditors holding the greatest percentage of the Credit Exposure of all affected Trust Financings, unless (i) the Master Collateral Agent has commenced taking action pursuant to a direction with an earlier effective date or (ii) such action expressly requires consent or direction from the Majority Creditor Representatives or Majority Group Creditor Representatives, as applicable, or a greater percentage of Group Creditors or Group Creditor Representatives.

SECTION 6.3          Restoration of Rights and Remedies.  If the Master Collateral Agent has instituted any Proceeding to enforce any right or remedy under this Agreement and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Master Collateral Agent, then and in every such case the Trust, the Master Collateral Agent and the other Creditor Parties shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Master Collateral Agent and the other Creditor Parties shall continue as though no such Proceeding had been instituted.

SECTION 6.4          Rights and Remedies Cumulative.  No right or remedy herein conferred upon or reserved to the Master Collateral Agent or to the Creditors is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.5          Delay or Omission Not a Waiver.  No delay or omission of the Master Collateral Agent or any other Creditor Party to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article VI or by law to the Master Collateral Agent or to the other Creditor Parties may be exercised from time to time, and as often as may be deemed expedient, by the Master Collateral Agent or by the applicable Creditor Parties, as the case may be.

SECTION 6.6          Control by Group Creditors.  Prior to the occurrence and continuance of an Event of Default for a Group of which the Master Collateral Agent has received written notice, and subject to Article VII, the related Majority Group Creditor Representatives shall have the right to direct the Master Collateral Agent in the exercise of its rights and obligations hereunder; provided, however, that (i) if any Creditor Representative of any Series of the related Group requests that the Master Collateral Agent take any action pursuant to any Trust Financing Agreement to which the Master Collateral Agent is a party that has not been consented to in writing by the related Majority Group Creditor Representatives, the Master Collateral Agent shall promptly notify in writing (which notice may be via email) the Creditor Representatives of each Series of the related Group of such request and (ii) unless the Creditor Representative of any such Series objects in writing (which objection may be via email) to the Master Collateral Agent within ten (10) Business Days following receipt of such notice, the Master Collateral Agent may take such action contemplated in any Trust Financing Agreement to be taken by the Master Collateral Agent at the direction of the Creditor Representative of such Series (acting alone without the consent of any Creditor Representative of any other Series of the related Group), subject to all of the rights and protections of the Master Collateral Agent set forth herein.   Upon the occurrence and continuation of an Event of Default for a Group, except as otherwise expressly provided in this Agreement or any Trust Financing Agreement, the related Majority Group Creditor Representatives shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Master Collateral Agent with respect to such Trust Financing; provided that such direction shall not be in conflict with any rule of law or with this Agreement; provided, further, that, the Master Collateral Agent need not take any action that it determines, or shall be advised by counsel, might be contrary to applicable law or subject it to liability for which it is not indemnified to its satisfaction.  For the avoidance of doubt, the Master Collateral Agent may rely without liability or investigation upon any instruction given by a Creditor Representative with respect to its Series, and under no circumstances shall the Master Collateral Agent have any duty or obligation to determine whether or not the Creditor Representative has obtained the consents of the requisite number or percentage of Creditors required under this Agreement or any Trust Financing Agreement with respect to any particular action, as long as the Master Collateral Agent has obtained the written instruction of the requisite number or percentage of applicable Creditor Representatives.

SECTION 6.7          Undertaking for Costs.  All parties to this Agreement agree (and each Creditor by such Creditor’s making of a Credit Extension shall be deemed to have agreed) that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Master Collateral Agent for any action taken, suffered or omitted by it as the Master Collateral Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney’s fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.7 shall not apply to: (a) any suit instituted by the Master Collateral Agent, (b) any suit instituted by any Creditor(s) holding in the aggregate more than ten percent (10%) of the Credit Extensions of the affected Trust Financing, or (c) any suit instituted by any Creditor for the enforcement of the payment of principal of or interest on any Credit Extension on or after the respective due dates expressed in the related Trust Financing Agreement.

SECTION 6.8          Waiver of Stay or Extension Laws.  The Trust covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may adversely affect the covenants or the performance of this Agreement; and the Trust (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Master Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.9          Action on Credit Extensions.  Any Creditor Party’s right to seek and recover judgment on the Credit Extensions or under the related Trust Financing Agreement shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Agreement.  Neither the Lien created by this Agreement nor any rights or remedies of the Master Collateral Agent or the Creditors shall be impaired by the recovery of any judgment by a Creditor Party against the Trust or by the levy of any execution under such judgment upon any portion of the Collateral.  Any funds or other property collected by the Master Collateral Agent shall be applied in accordance with the applicable Trust Financing Agreement.

SECTION 6.10          Sale of Collateral.

(a)          The power to effect any sale of any portion of Collateral described pursuant to Section 6.1 shall not be exhausted by any one or more sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until proceeds of the Collateral permitted to be sold pursuant to Section 6.1 in an amount up to the aggregate Series Payoff Amount of the Trust Financings of the related Group shall have been sold or all amounts due to the related Group Creditors under this Agreement and the applicable Trust Financing Agreement have been paid in full.

(b)          To the extent permitted by applicable Law, the Master Collateral Agent shall not sell Collateral, or any portion thereof, pursuant to Section 6.1 except in accordance with Section 6.1(a)(iii). The foregoing provisions shall not preclude or limit the ability of the Master Collateral Agent to purchase all or any portion of Collateral at a private sale.

(c)          In connection with a sale of all or any portion of Collateral pursuant to and in accordance with Section 6.1:

(i)          any one or more Creditor Parties (other than the Depositor and its Affiliates) may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain, and possess and dispose of such property, without further accountability, and any Creditor may, in paying the purchase price therefor, deliver in lieu of cash, any Credit Extension of such Trust Financing or claims for interest thereon for credit in the amount that shall, upon distribution of the net proceeds of such sale, be payable thereon, and the Credit Extensions, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Creditors of such Trust Financing after being appropriately stamped to show such partial payment;

(ii)          the Master Collateral Agent is hereby irrevocably appointed the agent and attorney-in-fact of the Trust to transfer and convey any portion of the Collateral in connection with a sale thereof, and to take all action necessary to effect such sale;

(iii)          the Master Collateral Agent shall execute and deliver an appropriate instrument of conveyance transferring, without representation, warranty or recourse, any portion of the Collateral in connection with a sale thereof; and

(iv)          no purchaser or transferee at such a sale shall be bound to ascertain the Master Collateral Agent’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any funds.

(d)          Any sale of all or any portion of Collateral conducted in accordance with the terms of this Section 6.10 shall be deemed to be commercially reasonable.

(e)          The provisions of this Section 6.10 shall not be construed to restrict the ability of the Master Collateral Agent to exercise any rights and powers against the Trust or all or a portion of the Collateral that are vested in the Master Collateral Agent by this Agreement, including the power of the Master Collateral Agent to proceed against the Collateral subject to the Lien of this Agreement and to institute judicial proceedings for the collection of any deficiency remaining thereafter.

(f)          The purchase price received by the Master Collateral Agent in respect of any sale made in accordance with this Section 6.10 shall be deemed conclusive and binding on the parties hereto and the related Group Creditors and the proceeds of such sale shall be applied in accordance with Section 9.4.

ARTICLE VII
THE MASTER COLLATERAL AGENT AND THE PAYING AGENT

SECTION 7.1          Duties of the Master Collateral Agent.

(a)          Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Master Collateral Agent shall be subject to this Article VII.  [___] is hereby appointed as the Master Collateral Agent hereunder and shall have the power and authority in such capacity to execute, deliver and perform each of its express duties as Master Collateral Agent hereunder or under the Transaction Documents.  In the performance of its duties and obligations hereunder:

(i)          the Master Collateral Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants, duties or obligations shall be read into this Agreement against the Master Collateral Agent; and

(ii)          in the absence of bad faith, willful misconduct or gross negligence on its part, the Master Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Master Collateral Agent and conforming to the requirements of this Agreement; provided, however, in the case of any such certificates or opinions that are specifically required to be furnished to the Master Collateral Agent pursuant to any provision of this Agreement, the Master Collateral Agent shall examine the certificates and opinions to determine whether or not they conform on their face to the specific requirements of this Agreement.  The Master Collateral Agent need not investigate or re-calculate, evaluate, verify or independently determine the accuracy of any report, certificate, information, statement, representation or warranty or any fact or matter stated in any such document and may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein.

(b)          [Reserved].

(c)          No provision of this Agreement shall be construed to relieve the Master Collateral Agent from liability for its own grossly negligent action, its own grossly negligent failure to act, its grossly negligent action or failure to act in the handling of funds or its own willful misconduct, except that:

(i)          this clause (c) does not limit the effect of clause (a) of this Section;

(ii)          the Master Collateral Agent shall not be liable for any error of judgment made in good faith by an officer or employee of the Master Collateral Agent unless it is proved that the Master Collateral Agent was grossly negligent in determining the relevant facts;

(iii)          the Master Collateral Agent shall not be liable with respect to any action taken or not taken in good faith in accordance with a direction received by it pursuant to this Agreement;

(iv)          the Master Collateral Agent shall not be charged with knowledge of a breach of any Group Eligibility Representation (including whether any reacquisition or acquisition request remains unresolved for one-hundred eighty (180) days), Event of Default, Potential Default, Amortization Event, Potential Amortization Event, Servicer Termination Event, or Potential Servicer Termination Event unless a Responsible Person of the Master Collateral Agent obtains actual knowledge of such event or the Master Collateral Agent receives written notice of such event from the Trust, the Servicer or a Creditor Representative, as applicable.  Knowledge or information acquired by [___] in its capacity as Master Collateral Agent or Paying Agent, as applicable, shall not be imputed to [___] in any other capacity in which it may act under the Transaction Documents or any Series Related Documents or to any affiliate of [___] and vice versa.  For the avoidance of doubt, receipt by the Master Collateral Agent of a Review Report under the Asset Representations Review Agreement shall not constitute knowledge of any such event or breach.  Upon the actual knowledge of or receipt of written notice by a Responsible Person of the Master Collateral Agent of a material breach of an Originator’s Group Eligibility Representation made in Section 3.3 of the Originator Receivables Transfer Agreement, a material breach of the Servicer’s Group Eligibility Representation made in Section 3.3 of any Additional Transferor Receivables Transfer Agreement or Section 2.7 of the Transfer and Servicing Agreement, or any other specified breach by the Servicer under the Transfer and Servicing Agreement, the Master Collateral Agent’s sole obligations are (x) at the written direction of the Majority Group Creditor Representatives, to make a demand upon the applicable Originator (or to direct the Depositor to make a demand upon the applicable Originator) to reacquire the Receivable under Section 3.4 of the Originator Receivables Transfer Agreement or upon the Servicer (or to direct the Depositor to make a demand upon the Servicer) to acquire the Receivable under Section 3.4 of the applicable Additional Transferor Receivables Transfer Agreement, if any, or Section 2.7 or Section 3.3 of the Transfer and Servicing Agreement, as applicable and (y) to the extent amounts due under clause (x) are not remitted by the applicable Originator or the Servicer, as applicable, to promptly provide written notice to the Parent Support Provider of the failure by such party to remit the related Reconveyance Amount, as set forth in clause (vii) below;

(v)          the Master Collateral Agent shall have no duty to monitor the performance of the Trust or its agents, nor shall it have any liability in connection with malfeasance or nonfeasance by the Trust.  The Master Collateral Agent shall have no liability in connection with compliance of the Trust or its agents with statutory or regulatory requirements related to the Receivables. The Master Collateral Agent shall not make or be deemed to have made any representations or warranties with respect to the Receivables or the validity or sufficiency of any grant of a security interest in the Collateral to the Master Collateral Agent;

(vi)          the Master Collateral Agent will not be liable for any action taken or not taken by it in good faith in the administration of any Public Noteholder or Verified Note Owner vote about whether to direct the Asset Representations Reviewer to conduct an Asset Representations Review so long as the administration of such vote conforms in all material respects to the Master Collateral Agent’s standard internal vote solicitation process;

(vii)          promptly, but not later than five (5) days, after a Responsible Person of the Master Collateral Agent has actual knowledge of, or actually receives written notice of, the failure of (i) any Originator to remit a Reconveyance Amount under Section 3.4 or Section 4.6 of the Originator Receivables Transfer Agreement, (ii) the Servicer to remit a Reconveyance Amount under Section 3.4 or Section 3.5 of any Additional Transferor Receivables Transfer Agreement or Section 2.7 or Section 3.3 of the Transfer and Servicing Agreement, (iii) the Servicer to deposit Collections into the Collection Account when such amounts are to be deposited or (iv) the Marketing Agent to remit, or to cause the related Originator to remit, any amounts due under Section 3.11(b) of the Transfer and Servicing Agreement, the Master Collateral Agent will notify the Parent Support Provider in writing of such payment default;

(viii)          the Master Collateral Agent shall not be responsible for determining the reference banks, rates or method used to calculate One-Month LIBOR or be liable for any error resulting from its calculation of One-Month LIBOR made in good faith. In no event will the Master Collateral Agent be responsible for determining the unavailability of or cessation of One-Month LIBOR and any substitute or successor for One-Month LIBOR. The Master Collateral Agent will not have any liability or obligation with respect to any determination of One-Month LIBOR by the Administrator or the selection of any replacement index, or whether any conditions to the designation of such a rate have been satisfied, and shall have no obligation to monitor, give notice of, or make any determination, decision or election in connection with a Benchmark Replacement Date, Benchmark Transition Event, Benchmark Replacement, Benchmark Replacement Adjustment and/or any Benchmark Replacement Conforming Changes (all of which shall be the sole obligation of the Administrator), even if the Administrator does not act; and

(ix)          the Master Collateral Agent shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in the Transaction Documents  as a result of the unavailability of One-Month LIBOR (or other applicable Benchmark) and absence of a designated Benchmark Replacement, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Administrator, in providing any direction, instruction, notice or information required or contemplated by the terms of the Transaction Documents and reasonably required for the performance of such duties.

(d)          The Master Collateral Agent shall not be liable for interest on any amounts received by it, except as the Master Collateral Agent may agree in writing with the Trust.

(e)          No provision of this Agreement shall require the Master Collateral Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder if it reasonably believes that repayments of such funds or adequate indemnity satisfactory to it against any loss, liability or expense is not reasonably assured to it.

(f)          In no event shall the Master Collateral Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Master Collateral Agent is advised of the likelihood of such loss, and regardless of the form of action. In no event shall the Master Collateral Agent be liable for any failure or delay in the performance of its obligations under this Agreement or any related documents from or caused by, directly or indirectly, circumstances beyond the Master Collateral Agent’s control, including, but not limited to, strikes, work stoppages, accidents, acts of war, terrorism, civil or military disturbances, nuclear catastrophes, fires, floods, earthquakes, storms, hurricanes or other natural catastrophes, epidemics, a material adverse change in the COVID-19 pandemic or a new pandemic and interruptions, loss or malfunctions of utilities, computer services (software and hardware) or mechanical, electronic or communication systems or the Federal Reserve Bank Wire Service.  The Master Collateral Agent will use reasonable efforts consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(g)          Except as expressly provided in this Agreement, the Master Collateral Agent shall have no obligation to administer, service or collect the Receivables or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Receivables. The Master Collateral Agent shall be under no duty or obligation in connection with the acquisition or Grant by the Trust to the Secured Parties of any item constituting the Collateral, or to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Trust in connection with its Grant or otherwise, in each case, in order to determine compliance with applicable requirements of and restrictions on transfer in respect of such Collateral.

(h)          The Master Collateral Agent shall not have any duty or responsibility to  (i) take any action in respect of any recording, filing, or depositing of this Agreement or any other agreement or instrument, monitoring or filing any financing statement, amendment or continuation statement evidencing a security interest, the maintenance of any such recording, filing or depositing or any re-recording, re-filing or re-depositing of any thereof, or otherwise monitoring the perfection, continuation of perfection or the sufficiency or validity of any security interest in or related to the Collateral absent written direction of the Creditor Representatives in accordance with Section 5.1(c) or Section 6.6, (ii) take any action with respect to the acquisition or maintenance of any insurance, (iii) make any filing pursuant to federal, State or foreign tax laws or the payment or discharge of any tax, assessment, or other governmental charge or any Lien of any kind owing with respect to, assessed or levied against, any part of the Collateral, (iv) take any action to protect against any diminution in value of the Collateral, or (v) monitor or enforce any risk retention requirements.

(i)          The Master Collateral Agent:

(i)          shall at all times be a “participant” (as such term is defined in the Federal Book-Entry Regulations) in the Federal Reserve System;

(ii)          shall, to the extent that any of the Trust Accounts is a securities account (as such term is defined in the UCC), comply with all of the obligations of a securities intermediary under Article 8 of the UCC with respect thereto;

(iii)          agrees that each item of property including cash received by it for deposit in or credit to a Trust Account, and each investment made by it pursuant to the Transaction Documents or Series Related Documents, as applicable, shall constitute and be treated by it as a financial asset; and

(iv)          shall not, except as provided herein, consent to or permit anyone to have “control” (as such term is defined in Section 8-106 of Article 8 of the UCC and Section 9-104 of Article 9 of the UCC) of any of the Trust Accounts.

(j)          The Master Collateral Agent will not have any obligation or responsibility to monitor or enforce the Sponsor’s compliance with any risk retention requirements under the U.S. Credit Risk Retention Rules or other rules or regulations relating to risk retention.  The Master Collateral Agent shall not be charged with knowledge of such rules, nor shall it be liable to any Creditor or other party for violation of such rules now or hereafter in effect, except as otherwise may be explicitly required by law, rule or regulation.

(k)          Except as required by the Transaction Documents and any Series Related Documents to which the Master Collateral Agent is a party, the Master Collateral Agent shall not be liable for the dissemination of any information contained in any Review Report or summary thereof, any 10-D or other filing, or any other dissemination of information required or made in accordance with the Transaction Documents and any Series Related Documents and shall have no responsibility, or liability for the failure of any party to redact or remove any Personally Identifiable Information or other confidential information in any document.

SECTION 7.2          Rights of the Master Collateral Agent.

(a)          Subject to the provisions of Section 7.1:

(i)          the Master Collateral Agent may conclusively rely on and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, debenture, evidence of indebtedness or any other paper or document believed by it to be genuine and which appears on its face to be properly executed and signed or presented by the proper Person.  The Master Collateral Agent is not required to investigate any facts or matters or to verify any calculations or amounts stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, debenture, other evidence of indebtedness, or other paper or document, but the Master Collateral Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Master Collateral Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Trust, personally or by agent or attorney.  The Master Collateral Agent will not be liable for any action taken or not taken in good faith in reliance on a document reasonably believed by it to be genuine;

(ii)          before the Master Collateral Agent acts or does not act, it may require and conclusively rely on an Officer’s Certificate or an Opinion of Counsel, at the expense of the Trust.  The Master Collateral Agent will not be liable for any action taken or not taken in good faith in reliance on an Officer’s Certificate or Opinion of Counsel;

(iii)          the Master Collateral Agent may exercise its rights or powers under this Agreement or perform its obligations under this Agreement either directly or by or through agents or attorneys or a custodian or nominee.  The Master Collateral Agent will not be responsible for misconduct or negligence on the part of, or for the supervision of, the agent, counsel, custodian or nominee appointed with due care by it under this Agreement;

(iv)          the Master Collateral Agent will not be liable for any action taken or not taken in good faith which it believes to be authorized or within its rights or powers under this Agreement so long as the action taken or not taken does not amount to gross negligence;

(v)          the Master Collateral Agent, at the expense of the Trust, may consult with counsel, accountants, appraisers or other experts or advisors, and the advice or opinion of counsel, accountants, appraisers or other experts or advisors on any matters relating to this Agreement, the Transaction Documents and the Series Related Documents will be full and complete authorization and protection from liability for any action taken or not taken by it under this Agreement in good faith and according to the advice or opinion of that counsel, accountant, appraiser or other expert or advisor;

(vi)          the Master Collateral Agent shall not be bound to ascertain or inquire as to the performance or satisfaction of any covenants, conditions or agreements on the part of the Trust or required to determine the materiality or adverse effect of breaches of representations or warranties or other events for purposes of notice or enforcement hereunder or under the Transaction Documents or any other Series Related Document;

(vii)          the Master Collateral Agent may request that the Trust and any other Person deliver a certificate setting forth the names of Responsible Persons and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement and the Master Collateral Agent shall have the right to require that any directions, instructions or notices provided to it be signed by a Responsible Person, be provided on corporate letterhead, or contain such other evidence as may be reasonably requested by the Master Collateral Agent to establish the identity and/signatures thereon.  The identity of such Responsible Persons, as well as their specimen signatures, title, telephone number and e-mail address, shall be delivered to the Master Collateral Agent and shall remain in effect until the applicable party, or an entity acting on its behalf, notifies the Master Collateral Agent of any change thereto;

(viii)          the Master Collateral Agent shall be under no obligation to (i) exercise any of the rights or powers vested in it by, or expend or risk its own funds or incur any financial liability in the performance of its obligations under, this Agreement or any other Transaction Documents or other Series Related Documents or (ii) start, pursue or defend litigation, investigate any matter or honor the request or direction of any of the Creditor Representatives (or any Creditor) pursuant to this Agreement (other than (x) requests, demands or directions relating to an asset representations review demand as set forth in Article XII of this Agreement and Section 11.1 of the Transfer and Servicing Agreement, (y) forwarding notices related to dispute resolution procedures as set forth in Section 11.2 of the Transfer and Servicing Agreement and (z) facilitating creditor communications pursuant to Section 8.4 of this Agreement), if the Master Collateral Agent reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction.  Notwithstanding anything to the contrary in this Agreement, the Master Collateral Agent will not be required to take any action if (A) the Master Collateral Agent is advised by counsel that the action it is directed to take is in conflict with applicable Laws or this Agreement, any Transaction Document or any other Series Related Document or (B) the Master Collateral Agent determines in good faith that the requested actions would be illegal or involve the Master Collateral Agent in personal liability;

(ix)          delivery of reports, information and documents to the Master Collateral Agent shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Trust’s or any other entity’s compliance with any covenants under this Agreement or any other related documents;

(x)          the permissive rights of the Master Collateral Agent to do things enumerated in this Agreement shall not be construed as a duty and the Master Collateral Agent shall not be answerable for other than its gross negligence, bad faith or willful misconduct; and

(xi)          any request or direction or action of the Trust mentioned herein shall be sufficiently evidenced by a Trust Order.

(b)          The Master Collateral Agent will not be liable for (a) the validity or adequacy of this Agreement or the Credit Extensions, (b) the Trust’s use of the proceeds from the Credit Extensions, or (c) any statement of the Trust in this Agreement, the Transaction Documents or in any other Series Related Documents.

(c)          In the performance of its duties and obligations hereunder and under any Transaction Document, the Paying Agent shall be entitled to all of the same rights, protections, indemnities and immunities as the Master Collateral Agent hereunder as if expressly set forth herein.

(d)          It is expressly acknowledged, agreed and consented to that [___] will be acting in the capacities of Master Collateral Agent and Paying Agent hereunder, and may also act in the capacity of Indenture Trustee and/or Paying Agent under an Indenture.  [___] may, in such multiple capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by [___] of express duties set forth in this Agreement or any Indenture in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the parties hereto and any other person having rights pursuant hereto.

SECTION 7.3          Funds Held in Trust.  Funds and investments and other property held by the Master Collateral Agent, any Paying Agent or any Creditor Representative shall be held in trust in one or more Trust Accounts hereunder, but need not be segregated from other funds except to the extent required by Law.

SECTION 7.4          Compensation and Indemnity.

(a)          As compensation for its services as Master Collateral Agent and Paying Agent hereunder, the Trust shall pay, pursuant to the priority of payments contained herein and in each Trust Financing Agreement, to the Master Collateral Agent from time to time the Master Collateral Agent Annual Fee and the Master Collateral Agent Series Fee in such amounts as the Trust and the Master Collateral Agent may agree in writing (which compensation shall not be limited by any law on compensation of a trustee of an express trust) from time to time.  The Trust shall reimburse, pursuant to the priority of payments contained herein and in each Trust Financing Agreement, the Master Collateral Agent, for all reasonable and documented out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing notices and costs of counsel, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and out-of-pocket expenses, disbursements and advances of the Master Collateral Agent’s agents, counsel, accountants and experts, but exclude expenses resulting from its willful misconduct, bad faith or gross negligence.  The Trust shall indemnify, pursuant to the priority of payments contained herein and in each Trust Financing Agreement, the Master Collateral Agent and its officers, directors, employees, agents, successors and assigns (each individually an “Indemnified Person” and collectively, the  “Indemnified Persons”) against any and all losses, liabilities, claims, damages,  actions, suits, stamp or similar taxes, fees, penalties, disbursements and reasonable and documented out-of-pocket costs or expenses (including, but not limited to, reasonable attorneys’ fees and expenses, including reasonable legal fees and expenses in connection with the enforcement of its rights (including rights of indemnification) hereunder) of whatever kind or nature regardless of merit, demanded, asserted or claimed against or incurred by them (collectively, “Indemnified Amounts”) to the extent related to or arising out of the administration of this Agreement and the performance of its duties hereunder or under the Transaction Documents or any other Series Related Documents, including the costs and expenses of enforcing this

Agreement against the Trust (including this Section 7.4) and defending itself against or investigating any claims (whether asserted by the Trust, any Creditor or any other Person), not resulting from the gross negligence, bad faith or willful misconduct by the Indemnified Person seeking indemnification.  The Master Collateral Agent shall notify the Trust promptly of any claim for which it may seek indemnity.  Failure by the Master Collateral Agent to so notify the Trust shall not relieve the Trust of its obligations hereunder.  The Trust may participate in and assume the defense and settlement of any proceeding at its expense.  If the Trust notifies the Indemnified Person of its intention to assume the defense of such proceeding, the Trust will assume such defense with counsel reasonably satisfactory to the Indemnified Person and in a manner reasonably satisfactory to the Indemnified Person.  The Trust will not be liable for legal expenses of separate counsel to the Indemnified Person unless there is a conflict between the interests of the Trust and the Indemnified Person.  If there is a conflict or if the parties cannot reasonably agree as to the selection of counsel, the Trust will pay for the separate counsel to the Indemnified Person.  No settlement of the proceeding in which a claim is brought against the Trust may be settled in the name of, on behalf of or in any manner in which the Trust is understood to acknowledge the validity of any claim without the approval of the Trust and the Indemnified Person, which approvals will not be unreasonably withheld.  This Section 7.4 shall not limit or affect any other rights, including indemnification rights that the Master Collateral Agent may have hereunder, under the Transaction Documents or any other Series Related Document or under applicable Law.

(b)          To the fullest extent permitted by Law, Indemnified Amounts to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Trust prior to the final disposition of any matter upon receipt by the Trust of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be finally determined by a court of competent jurisdiction that the Indemnified Person is not entitled to such Indemnified Amounts under this Agreement.  Amounts payable by the Trust under this Section 7.4 shall be paid in accordance with the priority of payments contained herein and in each Trust Financing Agreement.  The Trust’s payment and indemnification obligations to the Master Collateral Agent pursuant to this Section 7.4 shall survive the discharge of this Agreement, or the earlier resignation or removal of the Master Collateral Agent.  When the Master Collateral Agent incurs expenses after the occurrence of an Event of Default as a result of any Insolvency Event with respect to the Trust, the expenses are intended to constitute expenses of administration under any Debtor Relief Law.

(c)          It is expressly understood and agreed that the Paying Agent shall be entitled to the same rights of compensation and indemnification as the Master Collateral Agent pursuant to this Section 7.4; provided that if the Paying Agent and the Master Collateral Agent are the same Person, the Trust shall be responsible for paying any such compensation and indemnification without duplication.

SECTION 7.5          Resignation and Removal; Appointment of Successor.

(a)          No resignation or removal of the Master Collateral Agent and no appointment of a successor Master Collateral Agent shall become effective until the acceptance of appointment by the successor Master Collateral Agent pursuant to this Section 7.5.  The Master Collateral Agent may resign at any time by giving ninety (90) days written notice to the Trust and each Creditor Representative. The Majority Creditor Representatives may remove the Master Collateral Agent by so notifying the Master Collateral Agent in writing and may appoint a successor Master

Collateral Agent (so long as no Servicer Termination Event or Event of Default exists at such time, with the consent of the Trust, such consent not to be unreasonably withheld, delayed or conditioned).  The Trust shall remove the Master Collateral Agent if:

(i)          the Master Collateral Agent fails to comply with Section 7.8;

(ii)          the Master Collateral Agent is subject to an Insolvency Event;

(iii)          a receiver or other public officer takes charge of the Master Collateral Agent or its property; or

(iv)          the Master Collateral Agent otherwise becomes incapable of acting or it becomes unlawful for it to do so.

(b)          If the Master Collateral Agent resigns or is removed or if a vacancy exists in the office of the Master Collateral Agent for any reason (the Master Collateral Agent in such event being referred to herein as the retiring Master Collateral Agent), the Trust or Majority Creditor Representatives shall promptly appoint a successor Master Collateral Agent.

(c)          A successor Master Collateral Agent shall deliver a written acceptance of its appointment to the retiring Master Collateral Agent and to the Trust.  Thereupon the resignation or removal of the retiring Master Collateral Agent shall become effective, and the successor Master Collateral Agent shall have all the rights, powers and duties of the Master Collateral Agent under this Agreement.  The successor Master Collateral Agent shall mail a notice of its succession to Creditors.  The retiring Master Collateral Agent shall promptly transfer all property held by it as the Master Collateral Agent to the successor Master Collateral Agent.

(d)          If a successor Master Collateral Agent does not take office within sixty (60) days after the retiring Master Collateral Agent resigns or is removed, the retiring Master Collateral Agent, the Trust or Majority Creditor Representatives may petition any court of competent jurisdiction for the appointment of a successor Master Collateral Agent.

(e)          If the Master Collateral Agent fails to comply with Section 7.8, any Creditor may petition any court of competent jurisdiction for the removal of the Master Collateral Agent and the appointment of a successor Master Collateral Agent.

(f)          Notwithstanding the replacement of the Master Collateral Agent pursuant to this Section 7.5, the Trust’s obligations under Section 7.4 shall continue for the benefit of the retiring Master Collateral Agent.  The retiring Master Collateral Agent shall have no liability for any act or omission by any successor Master Collateral Agent.

SECTION 7.6          Successor Master Collateral Agent by Merger.  If the Master Collateral Agent consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another Person, the resulting, surviving or transferee Person without any further act shall be the successor Master Collateral Agent; provided that such Person shall be otherwise qualified and eligible under Section 7.8.

SECTION 7.7          Appointment of Co-Agent or Separate Agent.

(a)          Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Master Collateral Agent shall have the power and may execute and deliver all instruments to appoint one or more Person(s) to act as co-agent(s), or separate agent(s) for the benefit of the Creditors, and to vest in such Person(s), in such capacity, all rights hereunder with respect to the Collateral, or any part thereof, and, subject to the other provisions of this Section 7.7, such powers, duties, obligations, rights and trusts as the Master Collateral Agent may consider necessary or desirable.  No co-agent or separate agent hereunder shall be required to meet the terms of eligibility as a successor Master Collateral Agent under this Section 7.7, and no notice to Creditors of the appointment of any co-agent or separate agent shall be required under Section 7.5.

(b)          Every separate agent and co-agent shall, to the extent permitted by Law, be appointed and act subject to the following provisions and conditions:

(i)          all rights, powers, duties and obligations conferred or imposed upon the Master Collateral Agent set forth in the instrument of appointment shall be conferred or imposed upon and exercised or performed by the separate agent or the Master Collateral Agent and co-agent jointly (it being understood that a co-agent is not authorized to act separately without the Master Collateral Agent joining in such act, except to the extent that under any Law of any jurisdiction in which any particular act(s) are to be performed, the Master Collateral Agent shall be incompetent or unqualified to perform such act(s), in which event such rights, powers, duties and obligations (including the holding of rights with respect to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by the co-agent, but solely at the direction of the requisite Creditor Representatives);

(ii)          no agent hereunder shall be personally liable by reason of any act or omission of any other agent hereunder; and

(iii)          the Master Collateral Agent may at any time accept the resignation of or remove, in its sole discretion, any separate agent or co-agent.

(c)          Any notice, request or other writing given to the Master Collateral Agent shall be deemed to have been given to each of the then separate agents and co-agents, as effectively as if given to each of them.  Every instrument appointing any separate agent or co-agent shall refer to this Agreement and the conditions of this Article VII.  Each separate agent and co-agent, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Master Collateral Agent or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Master Collateral Agent.

(d)          Any separate agent or co-agent may at any time constitute the Master Collateral Agent as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate agent or co-agent shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Master Collateral Agent, to the extent permitted by Law, without the appointment of a new or successor agent.  The Master Collateral Agent shall have no obligation to determine whether a co-agent or separate agent is legally required in any jurisdiction in which any portion of the Collateral may be located.

SECTION 7.8          Eligibility; Disqualification.  There shall at all times be a Master Collateral Agent hereunder which shall (a) be a bank organized and doing business under the laws of the United States of America, any State or the District of Columbia, authorized under such laws to exercise corporate trust powers; (b) have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition; and (c) be a Qualified Institution.

If such bank publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 7.8, the combined capital and surplus of such bank shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Master Collateral Agent shall cease to be eligible in accordance with the provisions of this Section 7.8, it shall resign immediately in the manner and with the effect specified in this Article VII.

SECTION 7.9          Representations and Warranties.  The Master Collateral Agent hereby represents and warrants that:

(a)          the Master Collateral Agent is duly organized, validly existing and qualified as a [national banking association] under the federal laws of the United States;

(b)          the Master Collateral Agent has the corporate power and authority to execute, deliver and perform this Agreement and to carry out its obligations hereunder; the Master Collateral Agent satisfies the eligibility requirements set forth in Section 7.8 hereof; and the execution, delivery and performance of this Agreement have been duly authorized by the Master Collateral Agent by all necessary action;

(c)          each of this Agreement, the Transaction Documents and the other Series Related Documents to which it is a party has been duly executed and delivered by the Master Collateral Agent and constitutes the legal, valid and binding obligation of the Master Collateral Agent, enforceable against the Master Collateral Agent in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law) and with respect to rights of indemnity hereunder, limitations of public policy under applicable securities laws;

(d)          to the best knowledge of the Responsible Persons of the Master Collateral Agent, the Master Collateral Agent is not in breach of or default under any law or regulation of the United States of America, or any department, division, agency or instrumentality thereof having jurisdiction over the trust powers of the Master Collateral Agent which would materially impair the ability of the Master Collateral Agent to perform its obligations hereunder; and

(e)          to the best knowledge of the Responsible Persons of the Master Collateral Agent, no authorization, consent or other order of any federal government authority or agency having jurisdiction over the trust powers of the Master Collateral Agent are required to be obtained by the Master Collateral Agent for the valid authorization, execution and delivery by the Master Collateral Agent of this Agreement.

SECTION 7.10          The Paying Agent.

(a)          The Trust hereby appoints the Master Collateral Agent as the initial Paying Agent.  All payments of amounts due and payable with respect to any Credit Extensions that are to be made from amounts withdrawn from any Trust Account pursuant to Article IX and the applicable Trust Financing Agreement shall be made on behalf of the Trust by the Paying Agent or by such party as set forth therein.

(b)          The Paying Agent hereby agrees that subject to the provisions of this Section 7.10, it shall:

(i)          hold any sums held by it for the payment of amounts due with respect to the Credit Extensions in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)          give the Master Collateral Agent and each Creditor Representative prompt notice of any default by the Trust of which a Responsible Person of the Paying Agent has actual knowledge in the making of any payment required to be made with respect to the Credit Extensions;

(iii)          at any time during the continuance of any default referenced in clause (ii) above, upon the written request of the Master Collateral Agent, forthwith pay to the Master Collateral Agent any sums so held in trust by such Paying Agent; and

(iv)          immediately resign as a Paying Agent and forthwith pay to the Master Collateral Agent any sums held by it in trust for the payment of Credit Extensions if at any time it ceases to meet the standards set forth in Section 7.8 required to be met by a Paying Agent.

(c)          The Trust shall at any time when necessary or required, for the purpose of obtaining the satisfaction and discharge of this Agreement with respect to all the Credit Extensions or for any other purpose, by Trust Order, cause any Paying Agent other than the Master Collateral Agent to pay to the Master Collateral Agent any sums held in trust by such Paying Agent with respect to the Credit Extensions, such sums to be held by the Master Collateral Agent upon the same trusts as those upon which the sums were held by such Paying Agent and, in the case of satisfaction and discharge of this Agreement, applied according to Article IX; and upon such payment by any Paying Agent to the Master Collateral Agent, such Paying Agent shall be released from all further liability with respect to such sums.

(d)          Subject to applicable laws with respect to escheat of funds, any amounts held by the Master Collateral Agent or any Paying Agent in trust for the payment of any amount due with respect to any Credit Extension and remaining unclaimed for two (2) years after such amount has become due and payable shall be discharged from such trust and be paid to the Trust on a Trust Order; and the related Creditor shall thereafter, as an unsecured general creditor, look only to the Trust for payment thereof (but only to the extent of the amounts so paid to the Trust), and all liability of the Master Collateral Agent or such Paying Agent with respect to such trust funds shall thereupon cease; provided, however, that the Master Collateral Agent or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Trust cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such funds remain unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such funds then remaining will be repaid to the Trust.

(e)          Each Paying Agent (other than the initial Paying Agent) shall be appointed by Trust Order with written notice thereof to the Master Collateral Agent and each Creditor Representative.  The initial Paying Agent shall be [___], in its capacity as Master Collateral Agent, and shall be deemed to be eligible hereunder.  Any successor Paying Agent appointed by the Trust shall be a Person who would be eligible to be Master Collateral Agent hereunder as provided in Section 7.8.

(f)          The Paying Agent shall be entitled to (and shall be entitled to enforce) all of the protections, rights, exculpations, immunities and indemnities afforded to the Master Collateral Agent under this Agreement.

SECTION 7.11          Reports by Master Collateral Agent.

(a)          Annual Assessment of Compliance.  On or before March 1st of each year during which an Indenture Series is outstanding and for which a report on Form 10-K is required to be filed with the Commission by or on behalf of the Trust, beginning in the year after the date hereof, the Master Collateral Agent shall:

(i)          deliver to the Trust, the Depositor, the Administrator and the Servicer, a report regarding the Master Collateral Agent’s assessment of compliance with the Servicing Criteria specified on Exhibit B during the immediately preceding calendar year, including disclosure of any material instance of non-compliance identified by the Master Collateral Agent, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Trust and signed by an authorized officer of the Master Collateral Agent; and

(ii)          deliver to the Trust, the Depositor, the Administrator and the Servicer a report of a registered public accounting firm reasonably acceptable to the Trust and the Administrator that attests to, and reports on, the assessment of compliance made by the Master Collateral Agent and delivered pursuant to the preceding paragraph.  This attestation shall be delivered in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S‑X under the Securities Act and the Exchange Act.

The reports will be delivered in a format suitable for filing with the Commission on EDGAR.

(b)          Obligation to Update Disclosure.  The Master Collateral Agent will notify and provide information, and certify that information in an Officer’s Certificate, to the Trust, the

Administrator and the Depositor on the occurrence of any event or condition relating to the Master Collateral Agent or actions taken by the Master Collateral Agent that (i) may be required to be disclosed by the Trust under Item 2 (the institution of, material developments in, or termination of legal proceedings against the Master Collateral Agent that are material to the Noteholders of an Indenture Series) of Form 10-D under the Exchange Act within five (5) Business Days of a Responsible Person of the Master Collateral Agent having actual knowledge of such proceeding, (ii) the Trust, or the Administrator on behalf of the Trust, reasonably requests of the Master Collateral Agent that the Administrator believes is necessary to comply with the Trust’s reporting obligations under the Exchange Act within two (2) Business Days of request, (iii) is required to be disclosed under Item 5 (submission of matters to a vote of the Creditors) of Form 10-D under the Exchange Act (other than with respect to submissions of matter to a vote of the Public Noteholders of a Group pursuant to Article XII of this Agreement) within five (5) Business Days of a Responsible Person of the Master Collateral Agent having actual knowledge of the submission, or (iv) is required to be disclosed under Item 6.04 (failure to make a distribution when required) of Form 8-K under the Exchange Act within two (2) Business Days of the failure to make a distribution when required, as applicable.

SECTION 7.12          Reporting of Receivables Reacquisition and Acquisition Demands.  The Master Collateral Agent will (a) notify the Sponsor, the Administrator, the Depositor and the Servicer, as soon as practicable and within five (5) Business Days, of demands or requests actually received by a Responsible Person of the Master Collateral Agent for the reacquisition or acquisition, as applicable, of any Receivable under Section 3.4 of the Originator Receivables Transfer Agreement, Section 3.4 of any Additional Transferor Receivables Transfer Agreement or Sections 2.7 of the Transfer and Servicing Agreement, (b) promptly on request by the Sponsor, the Depositor, the Administrator or the Servicer, provide to them other information reasonably requested and within its possession to facilitate compliance by them with Rule 15Ga-1 under the Exchange Act and (c) if requested by the Sponsor, the Depositor, the Administrator or the Servicer, provide a written certification no later than fifteen (15) days following the end of any quarter or year that the Master Collateral Agent has not received any reacquisition demands or requests for that period, or if reacquisition or acquisition, as applicable, demands or requests have been received during that period, that the Master Collateral Agent has provided all the information reasonably requested under clause (b) above.  The Master Collateral Agent and the Trust will not have responsibility or liability for a filing required to be made by a securitizer under the Exchange Act.

ARTICLE VIII
CREDITORS LISTS; COMMUNICATIONS

SECTION 8.1          Creditors Lists.  The Trust will furnish or cause to be furnished to the Master Collateral Agent, a list of the names, addresses, wiring instructions and taxpayer identification numbers of the Creditor Representatives of each Series as the Master Collateral Agent may reasonably request in writing, within ten (10) days after receipt by the Trust of any such request and as of a date not more than ten (10) days prior to the time such list is furnished.  The Creditor Representative with respect to a Series shall, upon request of the Trust or the Master Collateral Agent, provide to the Trust or the Master Collateral Agent a list of the Creditors under such Series and each related Trust Financing of such Series, indicating their respective names, addresses, taxpayer identification numbers and the then outstanding principal amount of their respective Credit Extensions.

SECTION 8.2          Preservation of Information; Communications to Creditors.  The Master Collateral Agent shall preserve, at all times, the names and addresses of the Creditors contained in the most recent list furnished to the Master Collateral Agent as provided in Section 8.1.  The Master Collateral Agent shall be entitled to conclusively rely upon the most recent list furnished to it pursuant to Section 8.1.  The Master Collateral Agent may destroy any list furnished to it as provided in Section 8.1 upon receipt of a new list so furnished.

SECTION 8.3          List of Creditors.  Creditors holding not less than ten percent (10%) of the Credit Exposure of any Trust Financing may obtain access to the list of Creditors so held by the Master Collateral Agent under Section 8.2 for the purpose of communicating with the other Creditors.  The Master Collateral Agent may elect not to allow the requesting Creditors access to the list of Creditors if the Master Collateral Agent agrees to mail the requested communication or proxy, on behalf and at the expense of the requesting Creditors, to all Creditors of record.

SECTION 8.4          Noteholder Communications.  A Noteholder of any Indenture Series or a Verified Note Owner may send a written request to the Trust (or the Administrator, on behalf of the Trust) stating that such Noteholder or Verified Note Owner is interested in communicating with Noteholders and Note Owners of other Publicly Registered Credit Extensions about the possible exercise of rights under the Transaction Documents.  The Administrator has agreed in Section 2.9 of the Administration Agreement to include in the Form 10-D for any Collection Period any written request received by the Administrator during that Collection Period from a Noteholder of any Indenture Series or a Verified Note Owner to communicate with Noteholders and Note Owners of other Publicly Registered Credit Extensions regarding exercising their rights under the Transaction Documents.

ARTICLE IX
ACCOUNTS, DISBURSEMENTS AND RELEASES

SECTION 9.1          Collection of Amounts Due.  Except as otherwise expressly provided herein and in any Trust Financing Agreement, the Master Collateral Agent may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all sums and other property payable to or receivable by the Master Collateral Agent pursuant to this Agreement.  The Master Collateral Agent shall apply all such amounts received by it as provided in this Agreement.  In the event that there are no Trust Financings Outstanding, the Master Collateral Agent and/or the Paying Agent is entitled to withdraw amounts from the Collection Account to pay any reasonable fees, expenses and indemnities due and owing to the Master Collateral Agent and the Paying Agent under this Agreement, the Transaction Documents and any Series Related Documents.

SECTION 9.2          Trust Accounts.  On or prior to the date hereof (in respect of clause (i) below) or the Closing Date for the applicable Trust Financing (in respect to clause (ii) below), the

Trust shall have established and thereafter maintained the following accounts with a Qualified Institution (the “Trust Accounts”):(i)          Collection Account; and

(ii)          any applicable Trust Financing Accounts for the applicable Trust Financing.

(b)          The Collection Account shall be maintained in accordance with the applicable Account Control Agreement.

(c)          With respect to the Trust Account Property, the Trust and the Master Collateral Agent agree, as security for the Trust’s obligations under this Agreement, that:

(A)          any Trust Account Property that constitutes, or is held through or in, a deposit account (as such term is defined in the UCC) shall be, or shall be held through or in, an account maintained with a Qualified Institution continuously identified in the deposit bank’s books and records as subject to a security interest of the Master Collateral Agent and, except as may be expressly provided herein to the contrary, in order to perfect the security interest of the Master Collateral Agent in accordance with Section 9-104 of the UCC, the Master Collateral Agent shall have the power to direct disposition of the funds in such deposit account without further consent by the Trust; provided, however, that prior to delivery by the Master Collateral Agent to the Trust of notice otherwise, the Trust shall direct the disposition of the funds in such deposit account in accordance with the terms of the Transaction Documents and the other Series Related Documents; provided, further, that the Master Collateral Agent agrees with the Trust that it will not deliver such notice or exercise its power to direct disposition of the funds in such deposit account unless an Event of Default for the related Group has occurred and is continuing; provided, further, that the Master Collateral Agent agrees for the benefit of the Creditors to give any such notice or direction upon the direction of Creditor Representatives representing Creditors holding not less than a majority of the Credit Extensions of the affected Trust Financings; and

(B)          any Trust Account Property that constitutes a Permitted Investment or a similar investment shall be held by a securities intermediary under and in accordance with an account control agreement in form and substance reasonably satisfactory to the Master Collateral Agent and the Majority Creditor Representatives and shall be subject to the Master Collateral Agent’s security interest in such Trust Account Property.

(d)          The Servicer may instruct (by standing instructions or otherwise) the institution maintaining the Collection Account to invest funds on deposit in the Collection Account from time to time in Permitted Investments in the name of the Master Collateral Agent, and Permitted Investments shall be credited to the Collection Account; provided, however, that any such investment shall mature not later than the second Business Day prior to the first Payment Date following the date on which such investment was made.  The Servicer shall not direct the Master Collateral Agent to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment. In the absence of written investment instructions hereunder, funds on deposit in the Collection Account shall remain uninvested.  With respect to the Collection Account, all interest and earnings (net of losses and investment expenses) paid on funds on deposit in or on any security entitlement with respect to financial assets credited to the Collection Account shall be deemed to be on deposit therein and available for distribution unless previously distributed pursuant to the terms hereof.

SECTION 9.3          Rights of Creditors.  The Collateral shall secure the rights of the Creditors to receive (i) the portion of Group Available Funds allocable to the Creditors of such Trust Financing pursuant to this Agreement and the related Trust Financing Agreement, (ii) funds and other property credited to the Collection Account (or any subaccount thereof) allocable to the Creditors of such Trust Financing and such Person pursuant to this Agreement and such Trust Financing Agreement, (iii) funds and other property credited to any related Trust Financing Account and (iv) funds available pursuant to any related Series Enhancement, it being understood that, except as specifically set forth in the Trust Financing Agreement with respect thereto, (a) the Credit Extensions of any Trust Financing shall not be secured by any interest in any Trust Financing Account or Series Enhancement specifically pledged for the sole benefit of another Trust Financing and (b) upon (x) the termination of all commitments, if any, to extend credit under the related Trust Financing Agreement and (y) the termination of the related Trust Financing Agreement in accordance with its terms, amounts on deposit in any Trust Financing Account specifically pledged for the sole benefit of such Trust Financing or amounts received in respect of any Series Enhancement specifically pledged for the sole benefit of such Trust Financing, shall be released to the Equityholder.

SECTION 9.4          Collections and Allocations.

(a)          The Servicer shall allocate Group Available Funds to (i) each Trust Financing in the related Group in accordance with its Series Allocation Percentage and (ii) the Certificateholders in accordance with the Transferor Percentage for the related Group, in each case, on the first Determination Date following the Collection Period in which such amounts are received. Notwithstanding the foregoing, in the event that any Trust Financing related to a Group is in an Amortization Period, the Servicer shall allocate (i) the related Amortizing Series Group Available Funds to each Trust Financing related Group in an Amortization Period and (ii) all related Group Available Funds in excess of the Amortizing Series Group Available Funds (A) to each Trust Financing in the related Group not in an Amortization Period in accordance with its Series Allocation Percentage (calculated excluding all Trust Financings related to such Group in an Amortization Period) and (B) the Certificateholders in accordance with the Transferor Percentage for such Group (calculated excluding all Trust Financings related to such Group in an Amortization Period), in each case, on the first Determination Date following the Collection Period in which such amounts are received.  Promptly following identification thereof, the Servicer shall direct the Paying Agent in writing to withdraw and pay amounts on deposit in the Collection Account that do not constitute Group Available Funds and to distribute such amounts to the Servicer to be further distributed to the owner thereof.

(b)          On the Business Day preceding each Payment Date, the Servicer shall direct the Paying Agent in writing to withdraw from the Collection Account and remit to (i) the Distribution

Account for each Series, an amount equal to the aggregate amount of related Group Available Funds allocated to such Series in accordance with the applicable Series Allocation Percentage pursuant to Section 9.4(a) for the applicable Collection Period and (ii) the Equityholder, an amount equal to the aggregate amount of Group Available Funds for each Group allocated to the Certificateholders in accordance with the Transferor Percentage pursuant to Section 9.4(a) for the applicable Collection Period.

(c)          The amount remitted to the Distribution Account for each Series pursuant to the preceding clause (b) shall be distributed on each Payment Date in accordance with the terms of the Trust Financing Agreement for such Series.

(d)          On any Acquisition Date, the Trust (or the Servicer on its behalf) may, subject to any other restrictions in any Transaction Document or other Series Related Document, use Group Available Funds for the Group to which the related Receivables will be designated in an amount equal to the aggregate Receivables Cash Transfer Amount of the related Receivables to pay the Receivables Cash Transfer Amount for Receivables to be acquired by the Trust; provided, that (i) no amount of Group Available Funds shall be withdrawn from any Trust Financing Account to pay the Receivables Cash Transfer Amount and (ii) neither the Trust nor the Servicer shall make any such payment unless, in either such case:

(i)          no event has occurred and is continuing, or would result from such withdrawal, which constitutes (i) an Amortization Event or Potential Amortization Event for any Series related to the Group to which such Receivables will be designated, (ii) a Potential Default, Event of Default or Pool Balance Deficit for the Group to which such Receivables will be designated or (iii) a Servicer Termination Event or Potential Servicer Termination Event, in each case determined based on calculations as of the related Measurement Date;

(ii)          immediately after giving effect to such acquisition of Receivables, the Trust shall be in compliance in all material respects with all representations, warranties and covenants under the Transaction Documents and the other Series Related Documents;

(iii)          the Servicer shall have delivered to the Depositor, the Trust, the Master Collateral Agent and each related Group Creditor Representative the related Acquisition Date Supplement; and

(iv)          the related Receivables are Eligible Receivables with respect to one or more related Group Series for which Credit Extensions are Outstanding as of the related Acquisition Date.

Upon each withdrawal of or direction to withdraw Group Available Funds from the Collection Account pursuant to this Section 9.4(d), each of the Trust and the Servicer shall be deemed to represent and warrant to the Master Collateral Agent that each of the foregoing conditions have been satisfied with respect thereto.

(e)          The Trust (or the Servicer on its behalf) may, subject to any other restrictions in any Transaction Document or other Series Related Document, (i) so long as Group Available Funds in excess of the aggregate Series Monthly Payment Amount for all Group Series for the related Payment Date are on deposit in the Collection Account (after giving effect to any prepayment or distribution made pursuant to this clause (e)), use the Aggregate Non-Amortizing Series Allocation Percentage of related Group Available Funds in excess of the aggregate Series Monthly Payment Amount for all Group Series for the related Payment Date on deposit in the Collection Account to make a voluntary prepayment of any related Credit Extensions related to such Group, subject to the provisions of the related Trust Financing Agreement, (ii) (x) so long as Group Available Funds in excess of the aggregate Series Monthly Payment Amount for all related Group Series for the related Payment Date are on deposit in the Collection Account (after giving effect to any prepayment or distribution made pursuant to this clause (e)), distribute the cash portion of any Transfer Proceeds to or at the direction of the Equityholder and (y) distribute the portion of any Transfer Proceeds consisting of Securitization Equity to or at the direction of the Equityholder, which Transfer Proceeds (including any Securitization Equity) shall be distributed free and clear of the Lien of this Agreement or any other Transaction Document; provided, that (1) no amount of Group Available Funds or Transfer Proceeds shall be withdrawn from any Trust Financing Account to make any such prepayment or distribution and (2) neither the Trust nor the Servicer shall make any such prepayment or distribution unless:

(i)          no event has occurred and is continuing, or would result from such prepayment or distribution, which constitutes (i) an Amortization Event or Potential Amortization Event for any related Group Series, (ii) a Potential Default, Event of Default or Pool Balance Deficit for the related Group or (iii) a Servicer Termination Event or Potential Servicer Termination Event, in each case determined based on calculations as of the related Measurement Date;

(ii)          immediately after giving effect to such prepayment or distribution, the Trust shall be in compliance in all material respects with all representations, warranties and covenants under the Transaction Documents and the other Series Related Documents; and

(iii)          the Servicer shall have delivered to the Master Collateral Agent and each Creditor Representative, a report in form and substance reasonably acceptable to such Persons, setting forth a calculation of the Pool Balance and the Required Pool Balance with respect to the related Group as of the related Measurement Date.

Upon each withdrawal of or direction to withdraw or distribute Group Available Funds or Transfer Proceeds (including any Securitization Equity) pursuant to this Section 9.4(e), each of the Trust and the Servicer shall be deemed to represent and warrant to the Master Collateral Agent that each of the foregoing conditions have been satisfied with respect thereto.

SECTION 9.5          Shared Collections.  In the manner described in the Trust Financing Agreement for each Series, to the extent that Group Available Funds that are remitted to the Distribution Account for a Series pursuant to Section 9.4(b) on a Payment Date exceed the sum of (i) the Series Monthly Payment Amount for such Series on such Payment Date and (ii) the aggregate amount required to be deposited in a Trust Financing Account for such Series on such Payment Date pursuant to the related Trust Financing Agreement, such excess shall be treated as “Shared Collections” for the related Group.  The Servicer shall allocate Shared Collections for each Group on each Payment Date to each Sharing Series in such Group pro rata, in proportion to the Shortfall, if any, for such Series.  If the aggregate amount of Shared Collections for all Sharing Series in a Group on a Payment Date is less than the Shortfalls for all Sharing Series in such Group for such Payment Date, then the Servicer shall allocate and direct the Master Collateral Agent in writing to withdraw from the Collection Account and remit to the Distribution Account for each Sharing Series, an amount equal to the product of (a) the aggregate amount of Shared Collections for such Group for such Payment Date and (b) a fraction, the numerator of which is the Shortfall for such Series for such Payment Date and the denominator of which is the aggregate Shortfalls for all Sharing Series in such Group for such Payment Date.  Any Shared Collections for a Group that are not required to be applied on a Payment Date to make a payment or deposit in respect of a Trust Financing shall be applied in accordance with Section 9.6.

SECTION 9.6          Excess Collections.  If, after giving effect to Section 9.5, Group Available Funds allocated to any Series on any Payment Date exceed the amount required to be paid or deposited in respect of such Series pursuant to the Trust Financing Agreement for such Series, then any such excess Group Available Funds shall be released to the Trust for distribution to the Certificateholders or such other party as may be entitled thereto as set forth in such Trust Financing Agreement.

SECTION 9.7          Release of Collateral.

(a)          The Master Collateral Agent may, and when required by this Agreement shall, execute instruments to release property from the Lien of this Agreement, or convey the Master Collateral Agent’s interest in the same, in a manner and under circumstances that are not inconsistent with this Agreement.  No party relying upon an instrument executed by the Master Collateral Agent as provided in this Article shall be bound to ascertain the Master Collateral Agent’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any funds.  Subject to payment of its outstanding fees, expenses and indemnification amounts owed pursuant to Section 7.4, the Master Collateral Agent shall release Collateral from the Lien of this Agreement upon receipt of a Trust Order directing such release and an Officer’s Certificate of the Administrator meeting the requirements of Section 11.1 and certifying as of the related Transfer Date that the following conditions have been satisfied:

(i)          no event has occurred and is continuing, or would result from such release, which constitutes (i) an Amortization Event or Potential Amortization Event for any Series related Group Series, (ii) a Potential Default, Event of Default or Pool Balance Deficit for the related Group or (iii) a Servicer Termination Event or Potential Servicer Termination Event, in each case determined based on calculations as of the related Measurement Date;

(ii)          immediately after giving effect to such release of Collateral, the Trust shall be in compliance in all material respects with all representations, warranties and covenants under the Transaction Documents and other Series Related Documents, except to the extent that any such failure would not have a material adverse effect on the Credit Extensions;

(iii)          the Servicer shall have delivered to the Master Collateral Agent and each Creditor Representative, a Transfer Date Supplement; and

(iv)          the Trust (or the Administrator on its behalf) has not selected the Collateral for release from the Lien of this Agreement in a manner that could be reasonably expected to adversely affect the interest of the Creditors.

(b)          The Master Collateral Agent shall, upon the occurrence of the Collateral Release Date, release and transfer, without recourse, all of the Collateral.  Subject to payment of its fees, expenses and indemnities owed pursuant to Section 7.4, the Master Collateral Agent shall release property from the Lien of this Agreement pursuant to this Section 9.7(b) only upon receipt of a Trust Order directing such release accompanied by an Officer’s Certificate and an Opinion of Counsel meeting the applicable requirements of Section 11.1.

(c)          Notwithstanding any other provision of this Section 9.7, the Trust may (A) collect, liquidate, sell or otherwise dispose of Collateral released in accordance with Section 9.7(a), Section 9.7(b), the Transaction Documents and the Series Related Documents, as and to the extent permitted or required hereby and thereby and (B) make cash payments out of the Trust Financing Accounts as and to the extent permitted or required hereby or by the Transaction Documents and the other Series Related Documents.

(d)          For any transfer of a Receivable permitted under this Section 9.7, the Trust will be deemed to have transferred and absolutely assigned such Transferred Receivable, effective as of the related Transfer Date, all of the Trust’s right, title and interest in such Transferred Receivable and all security and documents relating to such Transferred Receivable, and the related transferee will be entitled to all collections on or proceeds of the Transferred Receivable on and after the related Transferred Receivable Cutoff Date.  In connection with the transfer and absolute assignment of a Receivable, the Servicer will mark its receivables systems to indicate that the Transferred Receivable is no longer a Receivable and may take any action necessary or advisable to transfer and absolutely assign the Transferred Receivable, free from any Lien of the Depositor, the Trust or the Master Collateral Agent.

(e)          The Master Collateral Agent will be deemed to release, and does release, and each Creditor acknowledges that the Master Collateral Agent will release, Liens and other rights and interests it possesses, without further action of the parties, in, to and under:

(i)          each Receivable and all proceeds of the Receivable reacquired by an Originator under Section 3.4(c) or 4.6 of the Originator Receivables Transfer Agreement or acquired by the Servicer under Section 3.4(c) or 3.5 of any Additional Transferor Receivables Transfer Agreement or Section 2.7 or 3.3(e) of the Transfer and Servicing Agreement, effective when the Receivable is deemed transferred and assigned by the Trust under the applicable Section; and

(ii)          each Receivable sold by the Servicer under Section 3.4 of the Transfer and Servicing Agreement, effective when the Receivable is deemed sold by the Servicer.

ARTICLE X
AMENDMENTS

SECTION 10.1          Amendments Without Consent of Creditors.

(a)          The Trust and the Master Collateral Agent, when authorized and directed by a Trust Order, without the consent of any Creditor Representatives or Creditors may amend this Agreement (including Appendix A), for any of the following purposes:

(i)          to correct or expand the description of any property at any time subject to the Lien of this Agreement, or better to Grant to the Master Collateral Agent a Lien on any property subject or required to be subjected to the Lien of this Agreement, or to subject additional property to the Lien of this Agreement;

(ii)          to evidence the succession of any other Person to the Trust, and the assumption by the successor of the obligations of the Trust in this Agreement and in the Credit Extensions;

(iii)          to add to the covenants of the Trust, for the benefit of the Creditors, or to surrender any right or power given to the Trust under this Agreement;

(iv)          to convey, transfer, assign, mortgage or pledge any property to or with the Master Collateral Agent for the benefit of the Creditors;

(v)          to cure any ambiguity, to correct an error or to correct or supplement any provision of this Agreement that may be defective or inconsistent with the other terms of this Agreement;

(vi)          to evidence the acceptance of the appointment under this Agreement of a successor master collateral agent and to add to or change this Agreement as necessary to facilitate the administration of the trusts under this Agreement by more than one master collateral agent;

(vii)          to provide for the designation under this Agreement of one or more Groups; or

(viii)          to provide for the designation under this Agreement of one or more Series related to the Group Receivables, in accordance with the provisions of Section 3.1.

The Master Collateral Agent is hereby authorized to join in the execution of any such amendment and to make any further appropriate agreements and stipulations that may be therein contained.

(b)          The Trust and the Master Collateral Agent, when authorized and directed by a Trust Order, may, also without the consent of any Creditor Representatives or Creditors, also enter into an amendment or amendments to this Agreement (including Appendix A) for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Agreement (including Appendix A) or modifying in any manner the rights of the Creditors or Creditor Representatives under this Agreement (including Appendix A) if (A) the Trust or the

Administrator shall have delivered to the Master Collateral Agent and each Creditor Representative an Officer’s Certificate, dated the date of any such action, stating that the Trust or the Administrator, as applicable, reasonably believe that such action will not have a material adverse effect on the interest of any Creditor or (B) the Rating Agency Condition has been satisfied for all Credit Extensions then rated by a Rating Agency.  Additionally, notwithstanding the preceding sentence, the Trust and the Master Collateral Agent, when authorized and directed by a Trust Order, may, without the consent of any Creditor Representatives or Creditors, enter into an amendment or amendments to this Agreement (including Appendix A) to add, modify or eliminate such provisions as may be necessary or advisable to avoid the imposition of State or local income or franchise taxes imposed on the Trust’s property or its income if (x) the Trust or the Administrator deliver to the Master Collateral Agent and each Creditor Representative an Officer’s Certificate to the effect that the proposed action meets the requirements set forth in this Section 10.1(b) and (y) the proposed action does not adversely affect the rights, duties, obligations, immunities or indemnities of the Master Collateral Agent.

(c)          The Trust shall notify the Rating Agencies (if any Credit Extensions are then rated by a Rating Agency) as to any amendment pursuant to this Section 10.1.

SECTION 10.2          Amendments With Consent of Creditors.

(a)          If Section 10.1 is not applicable, the Trust and the Master Collateral Agent, when authorized and directed by a Trust Order, with the consent of the Majority Creditor Representatives of each Group adversely affected thereby, may, with prior written notice to the Rating Agencies (if any Credit Extensions of an affected Group are then rated by a Rating Agency), enter into an amendment or amendments to this Agreement (including Appendix A) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement (including Appendix A) or of modifying in any manner the rights of the Creditors or the Creditor Representatives under this Agreement (including Appendix A).

(b)          No amendment to this Agreement, without the consent of each Creditor Representative representing each Series in each Group adversely affected by the amendment, will:

(A)          modify the percentage of the amount of Credit Exposure required for any action;

(B)          modify or alter the definition of “Outstanding” or “Credit Exposure;”

(C)          permit the creation of any Lien ranking prior or equal to the Lien of this Agreement on the Collateral, other than Permitted Liens, or, except as permitted by this Agreement, the other Transaction Documents and each other Series Related Documents, release the Lien of this Agreement on the Collateral;

(D)          impair the right to institute suit for the enforcement of payment as provided in Section 6.1(e);

(E)          modify (i) the definition of “Event of Default” or “Eligible Receivable” or (ii) any other definition in this Agreement that is defined by reference to the applicable Trust Financing Agreement; or

(F)          result (solely by virtue of such amendment) in a reduction of the Series Allocation Percentage for any Series of the related Group.

(c)          The Master Collateral Agent shall be entitled to conclusively rely on and shall incur no liability in connection with any Act of a Creditor Representative given pursuant to the terms of this Section 10.2.  The manner of obtaining such consents (and any other consents of Creditor Representatives provided for in this Agreement, the Transaction Documents or in any other Series Related Document) and of evidencing the authorization of the execution thereof by Creditor Representatives shall be subject to such reasonable requirements as the Master Collateral Agent may provide.

(d)          Promptly after the execution by the Trust and the Master Collateral Agent of any amendment pursuant to this Section 10.2, the Administrator shall, at the expense of the Trust, mail to the Creditor Representatives to which such amendment relates a notice setting forth in general terms the substance of such amendment.  Any failure of the Administrator to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

(e)          In the event that the Trust Financing Agreement for a Series enables a portion of the Creditors of that Series, or any Class of that Series, to exercise consent rights for such Series, the consent (or lack thereof) of such portion of the Creditors shall be deemed to be the consent (or lack thereof) of all Creditors of such Series including for purposes of Section 10.2(b).

(f)          The Trust Financing Agreement for any Series may have additional requirements or criteria to amend, modify or waive any provision of this Agreement (including Appendix A) and no amendment, modification or waiver of any provision of this Agreement shall occur unless each of the additional criteria, if any, has been satisfied.

SECTION 10.3          Execution of Amendments.  Before executing any amendment to this Agreement, or any other Transaction Document or Series Related Documents to which the Master Collateral Agent is a party, the Master Collateral Agent shall be entitled to receive and conclusively rely upon, in addition to the documents required by Section 11.1, an Opinion of Counsel stating that the execution of the amendment is authorized and permitted by this Agreement, the Transaction Documents and the Series Related Documents, and all conditions precedent thereto have been satisfied.  The Master Collateral Agent may, but shall not be obligated to, enter into any such amendment that affects the Master Collateral Agent’s (or, to the extent they remain the same entity, the Paying Agent’s) own rights, duties, obligations, immunities or indemnities under this Agreement, the Transaction Documents or the Series Related Documents.  The consent of the Owner Trustee will be required for any amendment under Sections 10.1(b) or 10.2 that has a material adverse effect on the rights, duties, obligations, immunities or indemnities of the Owner Trustee, which consent will not be unreasonably withheld.

SECTION 10.4          Effect of Amendment.  Upon the execution of any amendment pursuant to the provisions hereof, this Agreement shall be and be deemed to be modified and amended in accordance therewith, and such amendment shall form a part of the terms and conditions of this Agreement for any and all purposes and every Creditor, theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 10.5          Creditor Consent to Amendments to Transaction Documents.  For any amendment to this Agreement requiring the consent of any Creditors or the Creditors of any Group, the Master Collateral Agent will, when directed by Trust Order, notify the related Creditor Representatives to request consent and follow its reasonable procedures to obtain consent.  It shall not be necessary for the consent of any related Creditor (acting through its Creditor Representatives) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.  For the avoidance of doubt, any Creditor (acting through its Creditor Representative) consenting to any amendment shall be deemed to agree that such amendment does not have a material adverse effect on such Creditor and any Creditor Representative consenting to any amendment shall be deemed to agree that such amendment does not have a material adverse effect on such Creditor Representative or its Creditors.

ARTICLE XI
MISCELLANEOUS

SECTION 11.1          Compliance Certificates and Opinions, etc.

(a)          Upon any written application or request by the Trust to the Master Collateral Agent to take any action under this Agreement, the Master Collateral Agent shall be entitled to receive an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Agreement, the Transaction Documents and any Series Related Document relating to the proposed action have been complied with. Every certificate with respect to compliance with a condition or covenant provided for in this Agreement shall include:

(i)          a statement that each signatory of such certificate has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

(iii)          a statement that, in the opinion of each such signatory, such signatory has made (or has caused to be made) such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)          a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

SECTION 11.2          Form of Documents Delivered to the Master Collateral Agent.

(a)          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b)          Any certificate or opinion of a Responsible Person of the Trust may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to the matters upon which his certificate or opinion is based is/are erroneous.  Any certificate of a Responsible Person or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Depositor and/or the Trust, stating that the information with respect to such factual matters is in the possession of the Servicer, the Depositor and/or the Trust, as applicable, unless such Responsible Person or the applicable counsel knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to such matters is/are erroneous.  Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel’s opinion.

(c)          Where any Person is required or permitted to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

(d)          Whenever in this Agreement, in connection with any application, certificate or report to the Master Collateral Agent, it is provided that the Trust shall deliver any document as a condition of the granting of such application, or as evidence of the Trust’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Trust to have such application granted or to the sufficiency of such certificate or report.  The foregoing shall not, however, be construed to affect the Master Collateral Agent’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VII.

SECTION 11.3          Acts of Creditors.

(a)          Pursuant to each Trust Financing Agreement, every Creditor of a Series shall appoint the Creditor Representative of such Series to act on its behalf hereunder.  All votes, directions, consents or exercise of any other rights of a Creditor hereunder shall be given or taken solely by and through the Creditor Representative for such Series on its behalf and no Creditor shall have the right to instruct the Master Collateral Agent directly, other than with respect to an Asset Representations Review under Article XII or dispute resolution proceedings under Section 11.2 of the Transfer and Servicing Agreement. The Master Collateral Agent shall be entitled to rely in good faith upon the written instruction of the Creditor Representatives (or their duly appointed agents) duly delivered hereunder as conclusive evidence  in connection with any request, demand, authorization, direction, notice, vote, consent, waiver or other exercise of any right of the Creditors hereunder, and shall have no duty or obligation to investigate or confirm that the Creditor Representative has obtained the requisite number or percentage of consents, votes, authorizations or directions of its respective Creditors needed in order to direct such action or inaction.  Any request, demand, authorization, direction, notice, vote, consent, waiver or other action provided by this Agreement to be given or taken by Creditor Representatives or Creditors may be embodied in and evidenced by one or more instrument(s) of substantially similar tenor signed by such Creditor Representatives representing such Creditors in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument(s) are delivered to the Master Collateral Agent, and, where it is hereby expressly required, to the Trust.  Such instrument(s) (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Creditor Representatives or of the Creditors represented by the Creditor Representatives signing such instrument(s).  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.1) conclusive in favor of the Master Collateral Agent and the Trust, if made in the manner provided in this Section 11.3.  At any time the Notes of any Class are maintained as Book-Entry Notes, any reference in this Agreement to an Act of Creditors or of Creditor Representatives representing Creditors that include a Noteholder or Noteholders representing a specified portion of the Outstanding Principal Amount of the Notes or such Class of Notes shall be deemed to refer to an Act of Note Owners or a Note Owner or Note Owners holding such specified portion of the Outstanding Principal Amount of the Notes or Class, as the case may be.

(b)          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by Law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Master Collateral Agent deems sufficient.

(c)          Each Creditor, by making Credit Extensions pursuant to the Trust Financing Agreements, and each Creditor Representative irrevocably appoints the Master Collateral Agent hereunder as the special attorney-in-fact for such Creditor or Creditor Representative vested with full power on behalf of such Creditor or Creditor Representative to effect and enforce the rights of such Creditor Representative or Creditor in the Collateral pursuant hereto for the benefit of such Creditor or Creditor Representative; provided that nothing contained in this Section 11.3 shall be deemed to confer upon the Master Collateral Agent any duty or power to vote on behalf of the Creditors or the Creditor Representatives with respect to any matter on which the Creditors or the Creditor Representatives have a right to vote pursuant to the terms of this Agreement.

SECTION 11.4          Notices, etc., to the Master Collateral Agent, the Trust and Rating Agencies.

(a)          Any request, demand, authorization, direction, notice, consent, waiver or Act of Creditor Representatives, or other documents provided or permitted by this Agreement, shall be in writing and will be considered received by the recipient:

a.          for personally delivered, express or certified mail or courier, when received;

b.          for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

c.          for an email, when receipt is confirmed by telephone or reply email from the recipient; and

d.          for an electronic posting to a password-protected website to which the recipient has access, on delivery of an email (without the requirement of confirmation of receipt) stating that the electronic posting has been made.

(b)          Notices, if any, required to be given to the Rating Agencies (if any) by the Trust, the Master Collateral Agent or the Owner Trustee shall be sufficient for purposes of this Agreement, the Transaction Documents and the other Series Related Documents if sent to such mailing addresses or such email addresses as may be provided by the Rating Agencies (if any), unless otherwise set forth for any Trust Financing in the related Trust Financing Agreement.

SECTION 11.5          Notices to Creditors; Waiver.

(a)          Where this Agreement provides for notice to Creditors of any event or the mailing of any report to Creditors, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid or certified mail return receipt requested, or sent by private courier or confirmed telecopy to each Creditor affected by such event or to whom such report is required to be mailed, at its address as it appears on the list of Creditors delivered to the Master Collateral Agent pursuant to this Agreement, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report.  In any case where notice or report to Creditors is given by mail, neither the failure to mail such notice or report nor any defect in any notice or report so mailed to any particular Creditor shall affect the sufficiency of such notice or report with respect to other Creditors, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

(b)          Where this Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Creditors shall be filed with the Master Collateral Agent but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

(c)          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to mail or send notice to Creditors, in accordance with this Section 11.5, of any event or any report to Creditors when such notice or report is required to be delivered pursuant to any provision of this Agreement, then such notification or delivery as shall be made with the approval of the Master Collateral Agent shall constitute a sufficient notification for every purpose hereunder.

(d)          Where this Agreement provides for notice to the Rating Agencies (if any), failure to give such notice shall not affect any other rights or obligations created hereunder and shall not under any circumstance constitute an Event of Default.

(e)          Whenever a notice or other communication to any Noteholder is required under this Agreement, unless and until Definitive Notes have been issued to the related Note Owners, the Administrator or its agent shall give all such notices and communications to the Clearing Agency.

(f)          Where this Agreement provides for notice in any manner to Creditor Representatives, then with respect to any agent for any group of Creditors party to the related Trust Financing, the notice need be delivered only to the Creditor Representative for all of such Creditors.

SECTION 11.6          Successors and Assigns.  All covenants and agreements in this Agreement by the Trust shall bind its successors and assigns, whether so expressed or not.  All agreements of the Master Collateral Agent in this Agreement shall bind its successors, co-agents and agents of the Master Collateral Agent, whether so expressed or not.

SECTION 11.7          Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or of the Transaction Documents or the Series Related Documents, as applicable, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 11.8          Benefits of this Agreement.  Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Owner Trustee, the Creditor Parties, any other party secured hereunder and any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Agreement.  Notwithstanding the foregoing or anything else to the contrary in this Agreement, each of the Depositor and the Servicer is hereby authorized to make any filings, reports, notices, applications and registrations with, and seek consents and authorizations from, the Commission and any State securities authority on behalf of the Trust as may be necessary or advisable to comply with any Federal or State securities laws or reporting requirements.

SECTION 11.9          Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)          THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICTS OF LAW PRINCIPLES, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE MASTER COLLATERAL AGENT OR ANY PURCHASER IN THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

(b)          EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT

SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR IN THE FUTURE HAVE TO THE VENUE OF A PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT THE PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM.  THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c)          EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING, ACTION OR COUNTERCLAIM INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER SERIES RELATED DOCUMENT.

SECTION 11.10          Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.  Executed counterparts may be delivered electronically.

SECTION 11.11          The Trust Obligation.  No recourse may be taken, directly or indirectly, with respect to the obligations of the Trust under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against (i) the Master Collateral Agent in its individual capacity or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Trust or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Master Collateral Agent in its individual capacity or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Trust, the Owner Trustee or the Master Collateral Agent or of any successor or assign of the Master Collateral Agent in its individual capacity or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Master Collateral Agent and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable Law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

SECTION 11.12          Agents of the Trust.  The Master Collateral Agent hereby acknowledges that it has been advised that any agent of the Trust may act on behalf of the Trust hereunder for purposes of all consents, amendments, waivers and other actions permitted or required to be taken, delivered or performed by the Trust, and the Master Collateral Agent agrees that any such action taken by an agent on behalf of the Trust shall satisfy the Trust’s obligations hereunder.

SECTION 11.13          Subordination.  The Trust and each Creditor by making its Credit Extension acknowledge and agree that such Credit Extension is indebtedness of the Trust and does not represent an interest in any assets (other than the Trust estate) of Depositor (including by virtue of any deficiency claim in respect of obligations not paid or otherwise satisfied from the Trust estate and proceeds thereof).  In furtherance of and not in derogation of the foregoing, to the extent Depositor enters into other financial transactions, the Trust as well as each Creditor by making its Credit Extension acknowledge and agree that it shall have no right, title or interest in or to any Other Assets.  To the extent that, notwithstanding the agreements and provisions contained in the preceding sentences of this subsection, the Trust or any Creditor either (i) asserts an interest or claim to, or benefit from, Other Assets, whether asserted against or through Depositor or any other Person owned by Depositor, or (ii) is deemed to have any such interest, claim or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), and whether deemed asserted against or through Depositor or any other Person owned by Depositor, then the Trust and each Creditor by making a Credit Extension further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and shall be expressly subordinated to the indefeasible payment in full of all obligations and liabilities of Depositor which, under the terms of the relevant documents relating to the securitization of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distribution or application under applicable Law, including insolvency laws, and whether asserted against Depositor or any other Person owned by Depositor), including, the payment of post-petition interest on such other obligations and liabilities.  This subordination agreement shall be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code.  Each Creditor further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 11.13 and the terms of this Section 11.13 may be enforced by an action for specific performance.

SECTION 11.14          Title to Trust Property.  In the event that applicable Law in any jurisdiction requires title to any part of the Collateral to be vested in the Owner Trustee, the Owner Trustee (solely in its capacity as Owner Trustee) by its signature hereto on behalf of the Trust, shall be deemed to Grant, and the Owner Trustee (solely in its capacity as Owner Trustee) by its signature hereto on behalf of the Trust, hereby Grants, to the Master Collateral Agent a security interest in all of the Owner Trustee’s right, title and interest in, to and under the Collateral.  In the event that applicable Law in any jurisdiction requires title to any part of the Collateral to be vested in any trustee (“Other Trustee”) other than the Owner Trustee, the Trust shall cause such Other Trustee to Grant to the Master Collateral Agent a security interest in such Other Trustee’s right, title and interest in, to and under the Collateral.

SECTION 11.15          Compliance with Applicable Anti-Terrorism and Anti‑Money Laundering Regulations.  In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law,” for example section 326 of the USA PATRIOT Act (Title III of Pub. L. 107-56)), the Master Collateral Agent and the Paying Agent is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Master Collateral Agent.  Accordingly, each of the parties hereto agree to provide to the Master Collateral Agent, upon its reasonable request from time to time such identifying information and documentation as may be available for such party in order to enable the Master Collateral Agent to comply with Applicable Law.

SECTION 11.16          Limitation of Liability.  In the performance of its obligations hereunder, the Master Collateral Agent acts solely in its capacity as Master Collateral Agent and not in its individual capacity.  The Master Collateral Agent has no duties, obligations or liabilities other than those expressly set forth in this Agreement, nor any fiduciary relationship with any Creditor Party, the Trust or the Servicer.

SECTION 11.17          Intent of the Parties; Reasonableness.  The Trust and the Master Collateral Agent acknowledge and agree that the purpose of Section 7.11 of this Agreement is to facilitate compliance by the Trust and the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.  Neither the Trust nor the Administrator (acting on behalf of the Trust) shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Master Collateral Agent acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with reasonable requests made by the Trust (or the Administrator, acting on behalf of the Trust) in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with this transaction, the Master Collateral Agent shall cooperate fully with the Trust (or the Administrator, acting on behalf of the Trust) to deliver to the Trust (or the Administrator, acting on behalf of the Trust), any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Trust (or the Administrator, acting on behalf of the Trust) to permit the Trust to comply with the provisions of Regulation AB, together with such disclosures relating to the Master Collateral Agent reasonably believed by the Trust (or the Administrator, acting in good faith on behalf of the Trust) to be necessary in order to effect such compliance.  The Trust (or the Administrator, acting on behalf of the Trust) shall cooperate with the Master Collateral Agent by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the reasonable judgment or the Trust to comply with Regulation AB.

SECTION 11.18          Electronic Signatures.  Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.  The Master Collateral Agent and the Paying Agent shall be fully justified, indemnified and protected in relying and acting upon any electronic signature believed by the Master Collateral Agent or the Payment Agent, as applicable, to have been signed by the Trust, the Administrator, the Servicer or another such Person as is required to deliver such document, as applicable, and shall not otherwise have any duty or obligation to verify such electronic signature independently.

ARTICLE XII

ASSET REPRESENTATIONS REVIEW

SECTION 12.1          Public Noteholder and Note Owner Requests for Vote on Asset Representations Review.  If the Master Collateral Agent receives a notice from the Servicer that the Servicer will be providing notice to the Administrator, the Master Collateral Agent, each Creditor Representative for each Series of Publicly Registered Notes of the related Group, and each Public Noteholder of the related Group (and to each applicable Clearing Agency for distribution to Note Owners of Publicly Registered Notes of such Group in accordance with the rules of such Clearing Agency) pursuant to Section 11.1(a) of the Transfer and Servicing Agreement regarding the occurrence of a Group Delinquency Trigger, then the Master Collateral Agent shall promptly inform the Servicer and the Administrator regarding the method by which Public Noteholders of the related Group (including Note Owners of Publicly Registered Notes of such Group) may contact the Master Collateral Agent in order to request a formal vote on whether to cause the related Group 60-Day Delinquent Receivables to be reviewed by the Asset Representations Reviewer pursuant to the terms of the Asset Representations Review Agreement.  The Master Collateral Agent shall promptly notify the Servicer, the Depositor, each Creditor Representative for each Series of Publicly Registered Notes of the related Group and the Administrator upon the receipt of any request for a vote.  The Master Collateral Agent will provide the Administrator with the most recent Record Date for purposes of determining the identity of Public Noteholders of the related Group or Note Owners of Publicly Registered Notes of such Group, as applicable, entitled to vote as of the date of filing of the Form 10-D that disclosed that the Group Delinquency Trigger was met or exceeded.  Public Noteholders of the related Group and Note Owners of such Group may request a vote not later than ninety (90) days after the date on which the Form 10-D describing the occurrence of such Group Delinquency Trigger shall have been filed by the Administrator, on behalf of the Trust, pursuant to the terms of Section 2.9(a)(i) of the Administration Agreement; provided that, if the requesting party is a Note Owner of Publicly Registered Notes of the related Group and not a Public Noteholder of such Group, the Note Owner must include with its request a written certification (in a form reasonably acceptable to the Master Collateral Agent) that the requesting party is a Note Owner, together with one of the following additional forms of documentation of the requesting party’s status as a Note Owner: (A) a trade confirmation; (B) an account statement; (C) a letter from a broker-dealer that is reasonably acceptable to the Master Collateral Agent; or (D) any other form of documentation that is reasonably acceptable to the Master Collateral Agent (any such Note Owner who provides the required certification and documentation, a “Verified Note Owner”).  The Master Collateral Agent shall promptly notify the Servicer, the Depositor, each Creditor Representative for each Series of Publicly Registered Notes of the related Group and the Administrator if Public Noteholders of the related Group and Verified Note Owners of the related Group representing at least 5% of the aggregate Outstanding Principal Amount of all Publicly Registered Notes of such Group (such requesting Public Noteholders and Verified Note Owners, collectively, the “Requesting Noteholders”) properly and timely request a vote to cause the Group 60-Day Delinquent Receivables to be reviewed by the Asset Representations Reviewer pursuant to the terms of the Asset Representations Review Agreement.  For the avoidance of doubt, the Master Collateral Agent shall not be required to (i) determine whether, or give notice to Public Noteholders of a Group that, a Group Delinquency Trigger has occurred or (ii) to provide any instruction regarding any Asset Representations Review (other than to provide a Review Notice) or to determine which Receivables are subject to any particular Asset Representations Review.

SECTION 12.2          Public Noteholder and Note Owner Vote on Asset Representations Review.  Beginning promptly after receipt from the Administrator of a copy of a notice sent to Public Noteholders of the related Group and Note Owners of Publicly Registered Notes of such Group pursuant to Section 2.9(a)(ii) of the Administration Agreement, the Master Collateral Agent shall cause the initiation of such a review to be submitted to a yes or no vote of the Public Noteholders of the related Group (with respect to Book-Entry Notes, as directed by the related Note Owners via the applicable Clearing Agency pursuant to its procedures for such votes) of record as of the most recent Record Date.  Any Public Noteholder or Verified Note Owner vote about whether to direct the Asset Representations Reviewer to conduct an Asset Representations Review shall be conducted by the Master Collateral Agent in accordance with its standard internal vote solicitation process.  The Master Collateral Agent may select a vote agent that is experienced in the administration of noteholder votes and/or consent solicitations to conduct and administer any Public Noteholder or Verified Note Owner vote about whether to direct the Asset Representations Reviewer to conduct an Asset Representations Review and, so long as the Master Collateral Agent selects such vote agent with due care, the Master Collateral Agent will not be liable for any actions or inactions of such vote agent. If, by no earlier than the deadline specified by the Administrator pursuant to Section 2.9(a)(ii) of the Administration Agreement, votes in favor of an Asset Representations Review have been cast by Public Noteholders of a Group representing at least a majority of the Note Balance of all Publicly Registered Notes of such Group then Outstanding held by voting Public Noteholders of that Group (and those affirmative votes represent votes by Public Noteholders of such Group holding at least 5% of the aggregate Outstanding Principal Amount of all Publicly Registered Notes of such Group, the Master Collateral Agent will promptly notify the Asset Representations Reviewer, each Creditor Representative for each Series of Publicly Registered Notes of the related Group, the Administrator and the Servicer that the requisite Public Noteholders of the related Group have directed the Asset Representations Reviewer to perform a review of the Group 60-Day Delinquent Receivables for the purpose of determining whether such Group 60-Day Delinquent Receivables were in compliance with the Group Eligibility Representation made by the applicable Originator pursuant to Section 3.3 of the Originator Receivables Transfer Agreement  or by the Servicer pursuant to Section 3.3 of any Additional Transferor Receivables Transfer Agreement or Section 2.7 of the Transfer and Servicing Agreement.

SECTION 12.3          Evaluation of Review Report.  If Public Noteholders of a Group evidencing not less than a majority of the Note Balance of all Publicly Registered Notes of such Group then Outstanding, acting together as a single class, notify the Master Collateral Agent in writing that they consider any non-compliance of any representation to be a breach of the applicable Receivables Transfer Agreement or the Transfer and Servicing Agreement, or request in writing that any Receivable designated to the related Group be reacquired or acquired, as applicable (including, for the avoidance of doubt, as described in Section 11.2 of the Transfer and Servicing Agreement), the Master Collateral Agent will forward, as soon as practicable and within five (5) Business Days, that written notice to the Administrator and the related Originator or the Servicer (in the case of Receivables transferred by an Additional Transferor or re-designated to such Group on a Re-Designation Date).  In addition, the Master Collateral Agent, on behalf of the Requesting Party may, but is not obligated to, request the reacquisition or acquisition, as applicable, of a Group 60-Day Delinquent Receivable on behalf of all Public Noteholders of the related Group.  Subject to the provisions for indemnification and certain limitations contained in this Agreement, the Master Collateral Agent (acting at the direction of the Majority Creditor Representatives representing each Series of Publicly Registered Notes of the related Group) shall, in the time, method and place directed by such Majority Creditor Representatives, exercise any trust or power conferred on the Master Collateral Agent, including the ability to assert to the Administrator and the related Originator or the Servicer (in the case of Receivables transferred by an Additional Transferor or re-designated to such Group on a Re-Designation Date), on behalf of all Public Noteholders of such Group, whether any such non-compliance may be a breach and to request the reacquisition or acquisition, as applicable, of the related Group 60-Day Delinquent Receivable.  The Master Collateral Agent shall have no duty or obligation to determine whether any noncompliance with representations or warranties constitute a breach under the Transaction Documents or any Series Related Documents or to make any determination as to the materiality of any breach.

          The related Originator or the Servicer (in the case of Receivables transferred by an Additional Transferor or re-designated to such Group on a Re-Designation Date) will have the sole ability to determine if there was non-compliance with the applicable Group Eligibility Representation made by it that constitutes a breach, and whether to reacquire or acquire, as applicable, the related Group 60-Day Delinquent Receivable from the Trust.

[Remainder of Page Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

VERIZON MASTER TRUST

By: [___], not in its individual capacity, but solely
as Owner Trustee on behalf of the Trust

By:
Name:
Title:

[___],
as Master Collateral Agent

By:
Name:
Title:

CELLCO PARTNERSHIP d/b/a VERIZON
WIRELESS,
as Servicer

By:
Name:
Title:

EXHIBIT A

FORM OF CREDITOR REPRESENTATIVE JOINDER (Section 3.1)

Date: [_____________]

To the Master Collateral Agent referred to below:

Reference is made to (i) the Master Collateral Agency and Intercreditor Agreement, dated as of [___], 20[_] (the “Master Collateral Agency Agreement”), among Verizon Master Trust (the “Trust”), [___], as master collateral agent (in such capacity, the “Master Collateral Agent”), Cellco Partnership d/b/a Verizon Wireless (“Cellco”), as Servicer and each Creditor Representative from time to time party thereto (the “Master Collateral Agency Agreement”), and (ii) [describe Trust Financing Agreement] (the “Designated Trust Financing”), under which the undersigned is the [describe Creditor Representative capacity] (the “Designated Creditor Representative”).  Capitalized terms not otherwise defined herein are used herein as defined in Appendix A to the Master Collateral Agency Agreement, and the interpretive rules set forth in the Usage section of Appendix A to the Master Collateral Agency Agreement apply to this Joinder.

Pursuant to Section 3.1 of the Master Collateral Agency Agreement, the Trust has designated the Designated Trust Financing as a Trust Financing under the Master Collateral Agency Agreement.  Accordingly, the Designated Creditor Representative hereby assumes effective as of [insert effective date] the rights and benefits of a Creditor Representative under the Master Collateral Agency Agreement, the Transaction Documents and the other Series Related Documents with respect to the Designated Trust Financing. With effect on and after [insert effective date], the Designated Creditor Representative shall be a party to the Master Collateral Agency Agreement and have all of the rights of a Creditor Representative under the Master Collateral Agency Agreement.

[Remainder of Page Left Blank]

Exhibit A-1

[__________], as Designated Creditor Representative

By:
Name:
Title:

EXHIBIT B

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Master Collateral Agent, shall address, at a minimum, the criteria specified below:

Reference	Criteria
Cash Collection and Administration
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of § 240.13k-1(b)(1) of the Securities Exchange Act of 1934, as amended.

Investor Remittances and Reporting
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

Exhibit B-1

EXHIBIT C

Form of Re-Designation Notice

[___],
as Master Collateral Agent
[___]
[___]

Verizon ABS II LLC
One Verizon Way
Basking Ridge, New Jersey 07920
Attn: Chief Financial Officer

Verizon Master Trust
[___]
[___]
[___]
Attn:  [___]

Re-Designation Notice: Verizon Master Trust

Ladies and Gentlemen:

Under Section 3.3 of the Master Collateral Agency and Intercreditor Agreement, dated as of [___], 20[_] (the “Master Collateral Agreement”), among Verizon Master Trust (the “Trust”), [___], as master collateral agent (in such capacity, the “Master Collateral Agent”), Cellco Partnership d/b/a Verizon Wireless (“Cellco”), as Servicer and each Creditor Representative from time to time party thereto (the “Master Collateral Agency Agreement”), we notify the Master Collateral Agent, the Depositor and the Trust that on [____], 20[__], [___], 20[_] and [___], 20[_] (each, a “Re-Designation Date”), (x) under the Master Collateral Agreement, the Administrator designated to Group [_] the Receivables listed on the related Schedule of Receivables; and (y) (I) the Group to which such Receivables were re-designated and the Group from which such Re-Designated Receivable were removed, (II) the Group Pool Balance for the Group to which such Receivables were re-designated [and the Group from which such Re-Designated Receivable were removed], (III) the Required Pool Balance for the Group to which such Receivables were re-designated and (IV) the Excess Concentration Amount and Ineligible Amount, in each case, for each Series of the Group to which such Receivables were re-designated, in each case, for which Credit Extensions are Outstanding as of the related Re-Designation Date, and in each case, after giving effect to the re-designation of Receivables to the related Group on such Re-Designation Date and calculated as of the related Measurement Date, are as follows:

1. Pool Balance [Identify Group]:
2. Required Pool Balance [Identify Group]:
3. Excess Concentration Amount [Identify Series and Group]

Exhibit C-1

4. Ineligible Amount [Identify Series and Group]
5. Cutoff Date

Capitalized terms used but not defined herein will have the meanings provided in Appendix A of the Master Collateral Agreement.

[Remainder of Page Left Blank]

Exhibit C-2

Very truly yours,

CELLCO PARTNERSHIP d/b/a VERIZON WIRELESS,
as Administrator

By
Name:
Title:

Consented to:

CELLCO PARTNERSHIP d/b/a VERIZON WIRELESS,
as Servicer

By
Name:
Title:

EXHIBIT D

Form of Group Supplement

[___],
as Master Collateral Agent
[___]
[___]

Group Supplement

Ladies and Gentlemen:

Under Section 3.2 of the Master Collateral Agency and Intercreditor Agreement, dated as of [___], 20[_] (the “Master Collateral Agreement”), among Verizon Master Trust (the “Trust”), [___], as master collateral agent (in such capacity, the “Master Collateral Agent”), Cellco Partnership d/b/a Verizon Wireless (“Cellco”), as Servicer and each Creditor Representative from time to time party thereto (the “Master Collateral Agency Agreement”), we notify the Master Collateral Agent that on the date hereof (the “Group Creation Date”), the Trust hereby creates a Group to be designated as “Group [_]” and that on and after the Group Creation Date, Receivables and other related Collateral may be designated to Group [_] in accordance with the Master Collateral Agreement. Group [_] will have the terms set forth below.

Events of Default

Each of the following will constitute an “Event of Default” for Group [_]:

Primary Events of Default

Each of the Events of Default specified in clauses [_] - [_] of the definition thereof.

Secondary Events of Default

Each of the Events of Default specified in clauses [_] - [_] of the definition thereof.

Initial Cutoff Date

The Initial Cutoff Date for Group [_] will be [___], 20[_].

Available Subordinated Percentage

The Available Subordinated Percentage for Group [_] will be [_]%, which percentage may be increased or decreased by the Administrator on any Payment Date with written notice to the Master Collateral Agent.

Capitalized terms used but not defined herein will have the meanings provided in Appendix A of the Master Collateral Agreement.

Exhibit D-1

[Remainder of Page Left Blank]

Exhibit D-2

Very truly yours,

VERIZON MASTER TRUST,

By
Name:
Title:

APPENDIX A

USAGE AND DEFINITIONS

(See attached)

Appendix A

Usage and Definitions

Verizon Master Trust

Usage

The following usage rules apply to this Appendix, any document that incorporates this Appendix and any document delivered under any such document:

(a)          The term “document” includes any document, agreement, instrument, certificate, notice, report, statement or other writing, whether in electronic or physical form.

(b)          Accounting terms not defined or not completely defined in this Appendix will have the meanings given to them under generally accepted accounting principles, international financial reporting standards or other applicable accounting principles in effect in the United States of America on the date of the document that incorporates this Appendix.

(c)          References to “Article,” “Section,” “Exhibit,” “Schedule,” “Appendix” or another subdivision of or to an attachment are, unless otherwise stated, to an article, section, exhibit, schedule, appendix or subdivision of or an attachment to the document in which the reference appears.

(d)          Any document defined or referred to in this Appendix or in any document that incorporates this Appendix means the document as amended, modified, supplemented, restated or replaced, including by waiver or consent, and includes all attachments to and instruments incorporated in the document.

(e)          Any statute defined or referred to in this Appendix or in any document that incorporates this Appendix means the statute as amended, modified, supplemented, restated or replaced, including by succession of comparable successor statute, and includes any rules and regulations under the statute and any judicial and administrative interpretations of the statute.

(f)          References to “law” or “applicable law” in this Appendix or in any document that incorporates this Appendix include all rules and regulations enacted under such law.

(g)          The calculation of any amount as of any day, unless otherwise stated, will be determined as of the end of that calendar day after the application or processing of any funds, payments and other transactions on that day.

(h)          References to deposits, transfers and payments of any funds refer to deposits, transfers or payments of such funds in immediately available funds.

(i)          The terms defined in this Appendix apply to the singular and plural forms of those terms.

(j)          The term “including” means “including without limitation.”

(k)          References to a Person are also to its permitted successors and assigns, whether in its individual or representative capacity.

(l)          In the computation of periods of time from one date to or through a later date, the word “from” means “from and including,” the word “to” means “to but excluding,” and the word “through” means “to and including.”

(m)          Except where “not less than zero” or similar language is indicated, amounts determined by reference to a mathematical formula may be positive or negative.

(n)          References to a month, quarter or year are, unless otherwise stated, to a calendar month, calendar quarter or calendar year.

(o)          No Person will be deemed to have “knowledge” of a particular event or occurrence for purposes of any document that incorporates this Appendix, unless either (i) a Responsible Person of the Person has actual knowledge of the event or occurrence or (ii) the Person has received notice of the event or occurrence according to any Transaction Document.

Definitions

“60-Day Delinquent Receivable” means, for any date of determination, a Receivable for which there are unpaid charges remaining on the account sixty (60) days after the bill’s due date; provided that a Written-Off Receivable is not considered a 60-Day Delinquent Receivable.

“AAA” means the American Arbitration Association.

“Account Control Agreement” means each of (i) the Account Control Agreement relating to the Collection Account, dated as of the Initial Closing Date, among the Trust, as grantor, the Master Collateral Agent, as secured party, and [___], in its capacity as both a “securities intermediary” as defined in Section 8-102 of the UCC and a “bank” as defined in Section 9-102 of the UCC and (ii) any account control agreement entered into in connection with any Series and relating to any Trust Accounts thereunder, in each case, among the Trust, as grantor, the Master Collateral Agent or applicable Indenture Trustee or other collateral agent, as secured party, and [___], in its capacity as both a “securities intermediary” as defined in Section 8-102 of the UCC and a “bank” as defined in Section 9-102 of the UCC.

“Acquisition Date” means each date on which the Trust acquires Receivables under Section 2.1(a) of the Transfer and Servicing Agreement, and the Depositor acquires Receivables under Section 2.1(a) of a Receivables Transfer Agreement, as set forth in the related Acquisition Notice.

“Acquisition Date Supplement” means, for any Collection Period that includes an Acquisition Date, the supplement (which may be incorporated into the Monthly Investor Report) delivered by the Servicer setting forth (a) the aggregate Principal Balance as of the Cutoff Date for the Receivables transferred to the Trust, (b) the Receivables Transfer Amount for such Acquisition Date, and (c) such other information as required by a Trust Financing Agreement.

“Acquisition Notice” means the notice to the Depositor, the Trust, the Master Collateral Agent and each related Group Creditor Representative regarding the acquisition of Receivables under Section 2.1(a) of a Receivables Transfer Agreement, substantially in the form of Exhibit A to such Receivables Transfer Agreement.

“Act” is defined, with respect to Creditor Representatives, in Section 11.3(a) of the Master Collateral Agreement, and, with respect to Noteholders, in the Indenture for the related Indenture Series.

“Additional Originator” has the meaning set forth in Section 6.11 of the Originator Receivables Transfer Agreement.

“Additional Series Successor Servicer Fee” has the meaning set forth in the applicable Trust Financing Agreement for a Series.

“Additional Successor Servicer Fee” means, for any Payment Date, the sum of the Additional Series Successor Servicer Fees for each Series.

“Additional Transferor” means each additional transferor under an Additional Transferor Receivables Transfer Agreement.

“Additional Transferor Receivables Transfer Agreement” means each Additional Transferor Receivables Transfer Agreement among the related Additional Transferor, the Servicer and the Depositor.

“Additional Transferor Transferred Property” means, for any Acquisition Date, (a) the related Receivables transferred by an Additional Transferor, (b) all amounts received and applied on such Receivables on or after the related Cutoff Date, (c) all present and future claims, demands, causes of action and choses in action relating to any of the property described above and (d) all payments on or under and all proceeds of the property described above.

“Adjusted Series Invested Amount” means, with respect to any Series and with respect to any date of determination (and calculated as of the related Measurement Date), an amount equal to the sum of (i) the Discounted Series Invested Amount for such Series and (ii) the Series Incremental Required Invested Amount for such Series.

“Administration Agreement” means the Administration Agreement, dated as of the Initial Closing Date, between the Administrator and the Trust.

“Administrator” means Cellco, in its capacity as administrator under the Administration Agreement.

“Adverse Claim” means any Lien other than a Permitted Lien.

“Adverse Effect” means, with respect to any action, that such action will (a) result in the occurrence of an Amortization Event, a Potential Amortization Event, a Servicer Termination Event, a Potential Servicer Termination Event, an Event of Default or a Potential Default or (b)

materially and adversely affect the amount or timing of distributions to be made to the Creditors of any Trust Financing pursuant to the Series Related Documents.

“Affiliate” means, for a specified Person (other than a natural Person), (a) another Person controlling, controlled by or under common control with the specified Person, (b) any other Person beneficially owning or controlling more than fifty percent (50%) of the outstanding voting securities or rights of or interest in the capital, distributions or profits of the specified Person or (c) any controlling shareholder of, or partner in, the specified Person. For the purposes of this definition, “control” when used with respect to any Person means the direct or indirect possession of the power to direct or cause the direction of the management or policies of the Person, whether through ownership, by contract, arrangement or understanding, or otherwise.

[“Affiliate Agreement” means, with respect to any Business Device Payment Plan Agreement, the related parent/affiliate agreement, if any, that is entered into between Cellco and the related Affiliated Party, as the same may be amended from time to time.]

[“Affiliated Party” means, with respect to any Business Device Payment Plan Agreement, (i) the Person that has entered into the related Affiliate Agreement and is identified therein as the “Affiliate” party thereto or (ii) the Person that is an affiliate or parent of the related Associated Account Agreement Party and is otherwise authorized by such Associated Account Agreement Party to enter into a Device Payment Plan Agreement pursuant to the terms of the related Associated Account Agreement.]

“Aggregate Amortizing Series Allocation Percentage” means, with respect to any Group as of any date of determination (and calculated as of the related Measurement Date), the sum of the Series Allocation Percentages of each related Group Series in an Amortization Period as of such date of determination.

“Aggregate Non-Amortizing Series Allocation Percentage” means, with respect to any Group as of any date of determination, the excess of 100% over the Aggregate Amortizing Series Allocation Percentage for such Group.

“Amortization Event” means, as to any Series, each event, if any, specified in the relevant Trust Financing Agreement as an “Amortization Event,” “Loan Series Amortization Event,” “Indenture Series Amortization Event” or words to that effect for that Series.

“Amortization Period” means, as to any Series any period specified in the related Trust Financing Agreement as an “Amortization Period,” “Loan Series Amortization Period,” “Indenture Series Amortization Period” or words to that effect for that Series.

“Amortizing Series Group Available Funds” means with respect to any Payment Date and any Series of a Group in an Amortization Period, the product of the Aggregate Amortizing Series Allocation Percentage for such Group with respect to such Payment Date and the related Group Available Funds with respect to such Payment Date.

“Amount Financed” means, for a Receivable, the amount of credit provided to the Obligor for the purchase of the related Device.

“Annual Percentage Rate” or “APR” of a Receivable means the annual rate of finance charges stated in the Receivable or in any federal Truth-in-Lending Act correction notice related to the Receivable.

 “Applicable Anti-Money Laundering Law” has the meaning set forth in Section 6.8 of the Trust Agreement.

“Applicable Law” has the meaning set forth in Section 11.15 of the Master Collateral Agreement.

“Applicable Tax State” means the State in which the Owner Trustee maintains its Corporate Trust Office, the State in which the Owner Trustee maintains its principal executive offices and the State of Delaware.

“Arbitration Rules” means the AAA’s Commercial Arbitration Rules and Mediation Procedures.

“ARR Series Allocation Percentage” means, with respect to any Group Series with at least one Class of Publicly Registered Notes and any date of determination, a fraction expressed as a percentage (i) the numerator of which is equal to the Adjusted Series Invested Amount for such Group Series as of such date and (ii) the denominator of which is equal to the aggregate Adjusted Series Invested Amount for all Group Series with at least one Class of Publicly Registered Notes as of such date; provided, however, if any such Group Series is in an amortization period, the numerator used to determine the ARR Series Allocation Percentage for such Group Series will be fixed as of the last day of the revolving period for such Group Series.

“Asset Representations Review” means, following the occurrence of a Group Delinquency Trigger, the review of the related Group 60-Day Delinquent Receivables to be undertaken by the Asset Representations Reviewer pursuant to the terms of the Asset Representations Review Agreement.

“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of the Initial Closing Date, among the Asset Representations Reviewer, the Trust and the Servicer.

“Asset Representations Reviewer” means [___], or any successor Asset Representations Reviewer under the Asset Representations Review Agreement.

“Asset Representations Reviewer Fee” means (i) a monthly fee equal to $[_] per month, payable on each Payment Date, and (ii) the amount of any fee payable to the Asset Representations Reviewer in connection with its review of any Group 60-Day Delinquent Receivables in accordance with the terms of the Asset Representations Review Agreement.

“Associated Account Agreement” means, with respect to any Business Device Payment Plan Agreement, the related major account agreement and/or enterprise account agreement or other similar agreement, if any, that is entered into between Cellco (on behalf of its and its controlled and/or managed affiliates) and the related Associated Account Agreement Party, as the same may be amended from time to time.

“Associated Account Agreement Party” means, with respect to any Associated Account Agreement, the Person identified therein as the “Customer” party thereto (or in the case of an Associated Account Agreement that is not a major account agreement or enterprise account agreement, such other similar designation used therein to describe the applicable party thereto).

 “Authenticating Agent” has the meaning set forth in Section 2.14(a) of the Indenture for an Indenture Series.

“Available Subordinated Amount” means, with respect to any Payment Date and any Group, an amount equal to the product of (i) the Transferor’s Allocation for such Payment Date and (ii) the Available Subordinated Percentage.

“Available Subordinated Percentage” means, with respect to any Group, the percentage set forth in the related Group Supplement, as such percentage may be modified in accordance with such Group Supplement.

“Bankruptcy Action” has the meaning set forth in Section 5.5 of the Trust Agreement.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. 101 et seq.

“Bankruptcy Surrendered Receivable” means any Receivable that is secured by the related Device and is not a Written-Off Receivable for which (i) the related Obligor has entered into a bankruptcy proceeding and (ii) the Servicer has accepted the surrender of the related Device in satisfaction of the Receivable.

“BBA Partnership Audit Rules” has the meaning set forth in Section 2.11(c) of the Trust Agreement.

“Benchmark Replacement Conforming Changes” has the meaning set forth in Section 2.14(a) of the Indenture for an Indenture Series.

“Benefit Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to the provisions of Title I of ERISA, a “plan” described in and subject to Section 4975 of the Code, an entity whose underlying assets include “plan assets” by reason of an employee benefit plan’s or plan’s investment in the entity or any other employee benefit plan that is subject to any Similar Law.

“Book-Entry Note” means any Note issued in book-entry form.

“Business Day” means any day other than (a) a Saturday, Sunday or other day on which banks in New York, New York, [___], [___] or any jurisdiction in which the Corporate Trust Office of the Master Collateral Agent, an Indenture Trustee, the Owner Trustee or any Paying Agent is located are authorized or required to close or (b) a holiday on the Federal Reserve calendar.

“Business Device Payment Plan Agreement” means a device payment plan agreement that is associated with an account of a Person that is a business customer.

“Business Obligor” means an Obligor under a Business Device Payment Plan Agreement.

“Business Receivable” means a Receivable that is a Business Device Payment Plan Agreement.

“Cap Agreement” means any interest rate cap agreement relating to a Credit Extension, together with the schedule and credit support annex, in each case, between the Trust and the counterparty thereto, as such agreement may be amended and supplemented from time to time in accordance with its terms, in each case, as set forth in the related Trust Financing Agreement.

“Cellco” means Cellco Partnership d/b/a Verizon Wireless, a Delaware general partnership, doing business as Verizon Wireless.

“Certificate” means either the Class A Certificate or the Class B Certificate, as the context requires.

“Certificate Distribution Account” means the account established and maintained as such pursuant to Section 4.1(a) of the Trust Agreement.

“Certificate of Trust” means the Certificate of Trust of Verizon Master Trust.

“Certificate Paying Agent” means initially the Owner Trustee and any other Person appointed as Certificate Paying Agent under Section 3.11 of the Trust Agreement.

“Certificateholder” means the registered holder of a Certificate.

“Class” means any class of Notes of any Series.

“Class A Certificate” means the Class A Certificate executed by the Trust and authenticated by the Owner Trustee, evidencing a portion of the Equity Interest in the Trust, substantially in the form attached as Exhibit B-1 to the Trust Agreement.

“Class A Certificateholder” means collectively, the Originators or their designee.

“Class B Certificate” means the variable funding certificate executed by the Trust and authenticated by the Owner Trustee, substantially in the form attached as Exhibit B-2 to the Trust Agreement.

“Class B Certificate Principal Balance” means (i) on the Initial Closing Date, $0 and (ii) on any Acquisition Date, an amount equal to the excess, if any, of the Receivables Transfer Amount for the Receivables to be acquired by the Trust on such Acquisition Date over the Receivables Cash Transfer Amount for such Receivables; provided, that, with respect to clause (ii), immediately following the acquisition by the Depositor of Receivables from the Originators on any Acquisition Date, and upon distribution by the Depositor to the Originators of the amounts set forth in Section 2.2 of the Originator Receivables Transfer Agreement, the Class B Certificate Principal Balance will be decreased to zero for such date.

“Class B Certificateholder” means the Depositor or its designee.

“Clearing Agency” means an organization registered as a “clearing agency” under Section 17A of the Exchange Act.

“Closing Date” means, with respect to any Series, the date specified as such in the related Trust Financing Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means (a) the Trust Property, (b) all present and future claims, demands, causes of action and choses in action relating to the Trust Property and (c) all payments on or under and all proceeds of the Trust Property.

“Collateral Account” has the meaning set forth in Section 2.1 of the relevant Account Control Agreement.

“Collateral Release Date” means the earliest date on which all of the following shall have occurred: (i) the satisfaction and discharge of each Indenture in accordance with its terms, (ii) the termination of all commitments to extend credit under all other Trust Financings, and (iii) the payment in full of all Secured Obligations (other than contingent indemnification obligations that have not been asserted).

“Collection Account” means the account or accounts established under Section 4.1(a) of the Transfer and Servicing Agreement.

“Collection Period” means (i) initially, for any Group, the period beginning on the Initial Cutoff Date for such Group and ending on the last day of the calendar month in which such Initial Cutoff Date occurs and (ii) each calendar month thereafter.  For a Payment Date, the related Collection Period means the Collection Period before the month in which such Payment Date occurs, unless otherwise specified for any Series in the related Trust Financing Agreement.

“Collections” means, for a Collection Period, all cash collections received from Obligors and any other cash proceeds (whether in the form of cash, wire transfer or check) in respect of the Receivables received and applied by the Servicer to the payment of the Receivables during that Collection Period, but excluding:

(i)	the Supplemental Servicing Fee;

(ii)	amounts with respect to any Reconveyed Receivable received on or after the related Reconveyance Cutoff Date;

(iii)	any Recoveries or cash collections received with respect to Written-Off Receivables that were written-off before or during such Collection Period; and

(iv)	amounts with respect to any Transferred Receivable received on or after the related Transferred Receivable Cutoff Date.

“Commission” means the U.S. Securities and Exchange Commission, and any successor thereto.

“Consumer Device Payment Plan Agreement” means a device payment plan agreement that is associated with an account of a Person that is a consumer customer.

“Consumer Obligor” means an Obligor under a Consumer Device Payment Plan Agreement.

“Consumer Receivable” means a Receivable that is a Consumer Device Payment Plan Agreement.

“Controlling Class” means with respect to each Series, the meaning set forth in the related Trust Financing Agreement.

“Corporate Trust Office” means,

(a) for the Owner Trustee or the Trust:

[___]
[___]
Attn: [___]
Telephone: [___]
Fax: [___]

or at another address in the State of Delaware as the Owner Trustee may notify the Master Collateral Agent, the Creditor Representatives, the Administrator, the Depositor and any Indenture Trustee,

(b)	for any Indenture Trustee, the office of such Indenture Trustee at which at any particular time its corporate trust business shall be administered as set forth in the applicable Indenture, and

(c)	for the Master Collateral Agent or the Paying Agent:

[___]
[___]
[___]
[___]
[___]
Attn: [___]
Telephone: [___]
Fax: [___]
Email: [___]

or at such other address as the Master Collateral Agent or Paying Agent may notify the Owner Trustee, the Depositor, the Administrator and the Creditor Representatives.

“Credit” means any payment credit (including one-time upfront credits and contingent, recurring credits), including the application of a returned security deposit and credits accrued on Verizon’s rewards credit card, allocated to the account of an Obligor that is applied by the Servicer against amounts due on the Obligor’s related invoice.

“Credit Exposure” means (i) with respect to the Trust and any Noteholder and any Indenture Series or Class at any time, the Outstanding Principal Amount of all Notes of such Noteholder under such Indenture Series or Class that are Outstanding at such time, and (ii) with respect to the Trust and any other Creditor and the related Trust Financing Agreement at any time, the greater of (A) the then current amount of the commitments or credit limits, as applicable (Outstanding and unused) of such Creditor under such Trust Financing Agreement to make Credit Extensions to the Trust at such time, and (B) the Outstanding Principal Amount of all Credit Extensions of such Creditor under such Trust Financing that are Outstanding at such time.

“Credit Extension” means a Loan, Note or other extension of credit by a Creditor to the Trust under a Trust Financing.

“Credit Payment” means, with respect to any Collection Period, an amount equal to the reduction in the amount owed by an Obligor under a Receivable due to the application of any Credits to such Obligor’s account that would have otherwise constituted Collections during such Collection Period.

“Creditor” means each Lender, Noteholder or other similar creditor of the Trust under any Trust Financing Agreement.  For the avoidance of doubt, each Group Creditor is also a Creditor.

“Creditor Party” means the Master Collateral Agent, the Owner Trustee, any Authenticating Agent, any Paying Agent, each Creditor Representative and each Creditor.

“Creditor Representative” means each agent, trustee or other Person designated as a representative of the Creditors under a Trust Financing Agreement that delivers a joinder to the Master Collateral Agreement pursuant to Section 3.1(b)(x) of the Master Collateral Agreement.  For the avoidance of doubt, each Group Creditor Representative is also a Creditor Representative.

“Current Upgrade Offer” means the current upgrade offer extended by Verizon Wireless as of the date hereof to an existing Obligor under which such Obligor can upgrade certain specified Devices that are the subject of a device payment plan agreement if the following terms and conditions specified in such offer are satisfied:

•
The customer may be able to upgrade an eligible device for a new qualifying device after thirty (30) days provided that such customer has paid at least 50% of the retail price of the eligible device under the related device payment plan agreement and returns such eligible device to Verizon Wireless in good working condition with no significant damage as determined by Verizon Wireless;

•
The customer is required to purchase a new qualifying device under a new device payment plan agreement.  New device purchases are subject to then-available offers and any associated wireless service requirements;

•	A customer’s account must be in good standing and such customer must satisfy Verizon Wireless’ eligibility requirements for a new device payment plan agreement;

•
Upon entering into a device payment plan agreement for a new qualifying device, and after returning the eligible device to Verizon Wireless within fourteen (14) days, Verizon Wireless will agree, for the benefit of such customer and for the express benefit of any assignee of such customer’s original device payment plan agreement, to acquire such customer’s eligible device for the remaining balance of the related customer’s original device payment plan agreement and pay off and settle that remaining balance.  After Verizon Wireless does that, such customer’s only remaining obligations will be under the new device payment plan agreement and for associated wireless service;

•
If a customer does not return an eligible device when upgrading, or if it is not returned to Verizon Wireless in good working condition, in each case the remaining balance under such customer’s original device payment plan agreement will be due on such customer’s next bill.  Good working condition requires, among other things, that the customer’s returned device powers on and off, does not have a cracked screen, has no significant damage as determined by Verizon Wireless, and has all password-protected security features (e.g., Find My iPhone) turned off;

•
The Annual Upgrade Offer and the related terms and conditions may be modified or terminated by Verizon Wireless at any time.  A customer’s upgrade eligibility will be determined in the sole discretion of Verizon Wireless.  If the Annual Upgrade Offer is terminated or the related terms and conditions are not satisfied, a customer will remain responsible for the remaining balance due under the original device payment plan agreement.

“Custodian” means Cellco, in its capacity as custodian of the Receivable Files.

“Customer ID” means, with respect to any Receivable, the unique identification value assigned to a customer by Verizon, which is associated with the invoicing or billing for the underlying account related to such Receivable.

“Customer Tenure” means the number of months the Obligor has had a Verizon Wireless account based on the oldest active account establishment date for such Obligor, which may include periods of up to fifty (50) days of disconnected service, up to ninety (90) days of suspended service or longer service suspensions in connection with the Servicemembers Civil Relief Act.

“Cutoff Date” means, (a) with respect to each Receivable designated to a Group on an Acquisition Date, (i) the date specified as the Cutoff Date relating to such Receivable (which in any event shall not be later than the related Acquisition Date) in the Acquisition Notice delivered with respect to the month in which such Acquisition Date occurred or (ii) if no such date is specified as the Cutoff Date relating to such Receivable in the Acquisition Notice delivered with respect to the month in which such Acquisition Date occurred, the end of the day on the last day of the month immediately preceding the month in which the Acquisition Date for such Receivable occurs and (b) with respect to each Receivable re-designated to a Group on a Re-Designation Date, (i) the date specified as the Cutoff Date in the Re-Designation Notice relating to such Receivable (which in any event shall not be later than the related Re-Designation Date) or (ii) if no such date is specified as the Cutoff Date in the Re-Designation Notice relating to such Receivable, the end of the day on the last day of the month immediately preceding the month in which the Re-Designation Date for such Receivable occurs.

“Debtor Relief Law” means the Code and any liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar Laws, whether United States Federal or State, affecting the rights or remedies of creditors generally, as in effect from time to time.

“Definitive Notes” has the meaning set forth in Section 2.13 of the Indenture for the applicable Indenture Series.

“Delaware Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code.

“Delinquency Trigger Percentage” with respect to any Group, has the meaning set forth in the related Trust Financing Agreement.

“Delinquent” means an account on which an Obligor has unpaid charges remaining on the related account on the day immediately following the related date due as indicated on the Obligor’s bill, it being understood that with respect to a Business Receivable, such calculation shall be made as if payments on such Business Receivable were due on a monthly basis.

“Depositor” means Verizon ABS II LLC, a Delaware limited liability company.

“Depositor Transferred Property” means, for any Acquisition Date, (a) the Originator Transferred Property, (b) the Additional Transferor Transferred Property, if applicable, (c) the Depositor’s rights under the applicable Receivables Transfer Agreements, (d) all present and future claims, demands, causes of action and choses in action relating to any of the property described above, and (e) all payments on or under and all proceeds of the property described above.

“Determination Date” means, for each Payment Date, the third Business Day immediately preceding such Payment Date.

“Device” means the wireless device that is the subject of a device payment plan agreement that is a Receivable.

“Discount Rate” means, with respect to any Receivable and any Series, the greater of (a) the “Discount Rate” set forth in the Trust Financing Agreement for such Series and (b) the contractual interest rate, if any, for such Receivable.

“Discount Ratio” means, as of any date of determination (and calculated as of the related Measurement Date) with respect to any Series, the ratio determined as (a) the related Group Pool Balance, divided by (b) the present value, calculated for such Series and each related Group Receivable using the applicable Discount Rate for such Series, of the remaining unpaid payments for the related Group Eligible Receivables.

“Discounted Series Invested Amount” means, with respect to any Series and any date of determination (and calculated as of the related Measurement Date), an amount equal to the product of (i) the Series Invested Amount for such Series and (ii) (a) the related Group Pool Balance, divided by (b) the present value (discounted using the Discount Rate for such Series) of the remaining unpaid payments for all Group Receivables included in the related Group Pool Balance.

“Distribution Account” means, with respect to any Series, an account established as such pursuant to the applicable Trust Financing Agreement.

“Dispute Resolution Party” has the meaning set forth in Section 11.2 of the Transfer and Servicing Agreement.

“Eligible Receivable” means, with respect to any Series, a Receivable that satisfies the eligibility characteristics set forth in the related Trust Financing Agreement.

“Enhancement Agreement” means any agreement, instrument or document governing the terms of any Series Enhancement or pursuant to which any Series Enhancement is issued.

“Equityholder” means Verizon DPPA True-up Trust, a Delaware statutory trust.

“Equity Interest” means a beneficial ownership interest in the Trust, as recorded on the Trust Register.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” means, with respect to a Group, the events of default set forth in the related Group Supplement.

“Excess Concentration Amount” means, with respect to each Series and any date of determination (and calculated as of the related Measurement Date), an amount equal to the aggregate Principal Balance of the related Group Eligible Receivables that exceed the concentration limits for such Series (without duplication).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FATCA” means Sections 1471 through 1474 of the Code (or any amended or successor version that is substantively comparable), any current or future regulations or official interpretations thereof, any intergovernmental agreements or implementing legislation, regulations or official guidance with respect thereto, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FICO® Score 8” means the FICO® Score 8 calculated, with respect to each Consumer Receivable on or about the date on which such Consumer Receivable was originated.

“Final Maturity Date” means, with respect to any Credit Extensions, the final maturity date for such Credit Extension as set forth in the related Trust Financing Agreement.

“Financial Institution” has the meaning set forth in the preamble to the relevant Account Control Agreement.

“Financing Adjustment Date” means, with respect to any Group, each of (i) the opening of business on the first day of each Collection Period, (ii) the last day of each Collection Period, (iii) each Cutoff Date for related Group Receivables, (iv) each Transferred Receivable Cutoff Date for related Group Receivables, (v) each Re-Designation Cutoff Date for related Group Receivables (with respect to Receivables being designated to or from such Group), (vi) each date on which the Outstanding Principal Amount of any Group Credit Extension is increased or decreased and (vii) the Closing Date for any Group Series.

“Fitch” means Fitch Ratings, Inc.

“Government Receivable” means a Receivable that is associated with the account of a government customer.

“Governmental Authority” means any government or political subdivision or any agency, authority, bureau, regulatory body, central bank, commission, department or instrumentality of any such government or political subdivision, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not part of a government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.

“Grant” means to mortgage, pledge, assign and to grant a lien on and a security interest in the relevant property.

“Group” means any pool to which Receivables have been designated in accordance with the Master Collateral Agreement.

“Group 60-Day Delinquent Receivable” means, for any date of determination and any Group, a 60-Day Delinquent Receivable that is a Receivable designated to such Group.

“Group Allocated Percentage” means, with respect to any Series of a Group and any date of determination (and calculated as of the related Measurement Date), an amount equal to the product of (i) the Group Percentage for such Group and (ii) the Series Allocation Percentage for such Series.

“Group Available Funds” means, for a Payment Date and any Group, the sum of the following amounts for the Payment Date (without duplication):

(a)
Collections on the Group Receivables for the related Collection Period (other than Collections on Written-Off Receivables) less any Receivables Cash Transfer Amounts paid by the Trust from Collections on the related Group Receivables for Receivables to be acquired by the Trust and designated to the related Group during the related Collection Period; plus

(b)
Reconveyance Amounts received on Group Receivables that became Reconveyed Receivables during the related Collection Period and any amounts in respect of such Reconveyance Amounts paid by the Parent Support Provider; plus

(c)
Credit Payments received on Group Receivables from the Marketing Agent or the related Originators during the related Collection Period and any amounts in respect of such Credit Payments paid by the Parent Support Provider; plus

(d)
Upgrade Payments received from the Marketing Agent or the related Originators on Group Receivables subject to an Upgrade Offer during the related Collection Period and any amounts in respect of such Upgrade Payments paid by the Parent Support Provider; plus

(e)
the excess of (i) Transfer Proceeds received on Group Receivables that became Transferred Receivables during the related Collection Period over (ii) the portion of any Transfer Proceeds received on Group Receivables that became Transferred Receivables during the related Collection Period distributed to or at the direction of the Equityholder in accordance with Section 9.4(e) of the Master Collateral Agreement; plus

(f)	the Available Subordinated Amount for such Group for such Payment Date.

“Group Assets” means, with respect to any Group, (a) the Trust Property relating to Receivables designated to such Group, (b) all present and future claims, demands, causes of action and choses in action relating to the Trust Property relating to Receivables designated to such Group and (c) all payments on or under and all proceeds of the Trust Property relating to Receivables designated to such Group.

“Group Creditors” means, with respect to any Group, the Creditors of each Series related to such Group.

“Group Creditor Representatives” means, with respect to any Group, each Creditor Representative for any Series related to such Group.

“Group Delinquency Trigger” means, with respect to a Collection Period, the aggregate Principal Balance of Group 60-Day Delinquent Receivables as a percentage of the aggregate Principal Balance of the related Group Receivables as of the end of such Collection Period exceeds the related Delinquency Trigger Percentage for such Collection Period.

“Group Eligibility Representation” has the meaning set forth in Section 3.3 of the related Receivables Transfer Agreement.

“Group Eligible Receivable” means, with respect to any Group, each Receivable that is an Eligible Receivable for at least one Series related to such Group.

“Group Percentage” means, with respect to any Group and any date of determination (and calculated as of the related Measurement Date), a fraction, expressed as a percentage, (i) the numerator of which is equal to the aggregate Principal Balance of all Receivables designated to such Group and (ii) the denominator of which is equal to the aggregate Principal Balance of all Receivables.

“Group Pool Balance” means, for any Group, the Pool Balance for such Group.

“Group Receivable” means, with respect to any Group, each Receivable designated to such Group in an Acquisition Notice or re-designated to such Group in accordance with the Section 3.3 of the Master Collateral Agreement, but excluding any such Receivable that becomes a Transferred Receivable or Reconveyed Receivable, or is re-designated from such Group to another Group in accordance with the Section 3.3 of the Master Collateral Agreement.

“Group Review Receivable” has the meaning set forth in the Asset Representations Review Agreement.

“Group Secured Obligations” means, with respect to any Group, the Secured Obligations for each Group Series.

“Group Secured Parties” means, with respect to any Group (i) the Master Collateral Agent, (ii) the related Group Creditors and related Group Creditor Representatives and (iii) each other Person specified as a secured party in any Trust Financing Agreement for a Series related to such Group.

“Group Series” means, with respect to any Group, each Series related to such Group.

“Group Supplement” has the meaning set forth in Section 3.2 of the Master Collateral Agreement.

“Indemnified Amounts” has the meaning set forth in Section 7.4(a) of the Master Collateral Agreement and as may be specified in any Series Related Document.

“Indemnified Person” has the meaning set forth in Section 6.3(a) of the Transfer and Servicing Agreement, Section 7.2(a) of the Trust Agreement, Section 7.4(a) of the Master Collateral Agreement and as may be specified in any Series Related Document.

“Indenture” means, with respect to any Indenture Series, an indenture to be entered into between the Trust and the related Indenture Trustee, executed and delivered in connection with the original issuance of the Notes of such Indenture Series, as it may be amended, supplemented or modified from time to time.

“Indenture Series” means any series of Notes issued under an Indenture, which may include within any such Indenture Series a Class or Classes of Notes subordinate to another such Class or Classes of Notes of the same Indenture Series.

“Indenture Trustee” means the indenture trustee appointed under the Indenture for the applicable Indenture Series.

“Independent” means that the relevant Person (a) is independent of the Trust, the Depositor and their Affiliates, (b) does not have any direct financial interest or any material indirect financial interest in the Trust, the Depositor or their Affiliates and (c) is not an officer, employee, underwriter, trustee, partner, director or person performing similar functions of or for the Trust, the Depositor or their Affiliates.

“Independent Certificate” means a certificate or opinion to be delivered to an Indenture Trustee under the circumstances described in Section 11.3 of the related Indenture, made by an Independent appraiser, a firm of certified public accountants of national reputation or other expert appointed by a Trust Order and approved by the related Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in the related Indenture and that the signer is Independent within the meaning thereof.

“Independent Investment Banker” means an independent investment banking or commercial banking institution of national standing appointed by Verizon Communications.

“Ineligible Amount” means, with respect to any Series and any date of determination (and calculated as of the related Measurement Date), an amount equal to the aggregate Principal Balance of the related Group Receivables that are not Eligible Receivables for such Series.

“Initial Closing Date” means [___], 20[_].

“Initial Cutoff Date” means, with respect to any Group, the date specified in the related Group Supplement.

“Initial Trust Property” means (a) the Depositor Transferred Property for the Initial Closing Date, (b) the Trust’s rights under the Transfer and Servicing Agreement, (c) all security entitlements to the Trust Accounts  and the Trust Account Property, (d) all present and future claims, demands, causes of action and choses in action for any of the foregoing and (e) all payments on and proceeds for any of the foregoing.

“Insolvency Event” means, for a Person, that (1) (a) such Person admits in writing its inability to pay its debts generally as they become due, or makes a general assignment for the benefit of creditors, or (b) any proceeding is instituted by or against such Person seeking to adjudicate it bankrupt or insolvent, or seeking the liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, or (c) such Person generally does not pay its debts as such debts become due and, in the case of any proceeding instituted against such Person, such proceeding remains unstayed for more than sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered or (2) such person takes any corporate action to authorize any such action.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, executive order, order, court order, injunction, writ, decree, directive, judgment, injunction, award or similar item of or by a Governmental Authority or any interpretation, implementation or application thereof.

“Lender” has the meaning set forth in any Trust Financing Agreement.

“Letter of Credit” means any letter of credit entered into for the benefit of the related Credit Extensions, as set forth in the related Trust Financing Agreement.

“Letter of Credit Provider” means any provider of a Letter of Credit, as set forth in the related Trust Financing Agreement.

“Lien” means a security interest, lien, charge, pledge or encumbrance.

“Loan” has the meaning assigned to such term, to an “Advance” or to any similar term in any Trust Financing Agreement.

“Loan Series” means any Trust Financing provided under a loan or similar financing agreement with the Trust as borrower.

“Majority Creditor Representatives” means, at any time and without duplication, Creditor Representatives for Creditors representing a majority of the aggregate Credit Exposure of the Trust Financings Outstanding at such time.

“Majority Group Creditor Representatives” means, with respect to any Group, at any time and without duplication, Creditor Representatives of all Series of such Group representing a majority of the aggregate Credit Exposure of the Credit Extensions of such Group.

“Majority Noteholders” has the meaning set forth in the Indenture for the applicable Indenture Series.

“Majority Public Noteholders” means, at any time and without duplication, Public Noteholders representing a majority of the Outstanding Principal Amount of all Publicly Registered Notes.

“Marketing Agent” means Cellco.

“Marketing Agent Agency Agreement” means the Amended and Restated Marketing Agent Agency Agreement, dated as of September 27, 2016, between the Marketing Agent and the Verizon Originators.

“Master Collateral Agent” means [___] not in its individual capacity but solely as Master Collateral Agent under the Master Collateral Agreement, or any successor Master Collateral Agent under the Master Collateral Agreement.

“Master Collateral Agent Annual Fee” means the administration fee of $[_] payable by the Trust annually in advance to the Master Collateral Agent as compensation for its services under the Master Collateral Agreement.

“Master Collateral Agent Series Fee” means a monthly fee for each Series payable by the Trust on each Payment Date to the Master Collateral Agent as compensation for its services with respect to such Series.

“Master Collateral Agreement” means the Master Collateral Agency and Intercreditor Agreement, dated as of the Initial Closing Date, among the Trust, the Master Collateral Agent, the Servicer and the Creditor Representatives from time to time party thereto.

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on the ability of the applicable Person to perform its obligations under any Transaction Document or Series Related Document.

“Measurement Date” means, for purposes of making any calculation or performing any measurement or making any determination, the applicable date set forth below:

(a)
if such calculation or measurement or determination is being made on any date of determination (including on or with respect to any Payment Date) with respect to the Receivables or any portion thereof and no other Measurement Date is specified in this definition, the last day of the Collection Period preceding the calendar month in which such date of determination (or such Payment Date) occurs;

(b)
if such calculation or measurement or determination is being made on or with respect to any Acquisition Date or Re-Designation Date and any Receivables, the related Cutoff Date or Re-Designation Cutoff Date;

(c)	if such calculation or measurement or determination is being made on or with respect to any Transfer Date and any Receivables, the related Transferred Receivable Cutoff Date;

(d)	if such calculation or measurement or determination is being made on or with respect to any Closing Date and any Receivables, the related Cutoff Date;

(e)
if such calculation or measurement or determination is being made with respect to (i) to the Outstanding Principal Amount of any Credit Extension or (ii) amounts on deposit in any Trust Account, the applicable date of determination; or

(f)
if such calculation or measurement or determination is being made on or with respect to any other date of determination, such date of determination specifically set forth in the related Transaction Documents or Series Related Documents.

“Monthly Investor Report” has the meaning set forth in Section 3.5(a) of the Transfer and Servicing Agreement.

“Monthly Remittance Condition” means the satisfaction of the following conditions:

(i)	Verizon Communications’ long-term unsecured debt is rated equal to or higher than “[_]” by [_] (“[_]”)][, “[_]” by [_] (“[_]”)] and “[_]” by [_] (“[_]”)],

(ii)	Verizon Communications guarantees certain payment obligations of Cellco, as Servicer, as provided in the Parent Support Agreement, and

(iii)	no Servicer Termination Event has occurred.

“Moody’s” means Moody’s Investors Service, Inc.

“New Upgrade DPP” has the meaning set forth in Section 4.3(g) of the Transfer and Servicing Agreement.

“Non-U.S. Person” means any Person who is not (i) a citizen or resident of the United States in the case of a natural person, (ii) a corporation or partnership (or an entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia (unless, in the case of an entity treated as a partnership for U.S. federal income tax purposes, Treasury Regulations are adopted that provide otherwise), (iii) an estate, the income of which is subject to United States Federal income taxation, regardless of its source, (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code and Treasury Regulations) have the authority to control all substantial decisions of the trust; or (v) a trust that was in existence prior to August 20, 1996 and that, under Treasury Regulations, is eligible to elect, and does validly elect, to be treated as a United States person (as defined in the Code and Treasury Regulations) despite not meeting the requirements of clause (iv).

“Note” means one of the notes issued by the Trust pursuant to an Indenture.

“Note Owner” means, with respect to a Book-Entry Note that is a Publicly Registered Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with the Clearing Agency (directly as a Clearing Agency participant or as an indirect participant, in each case in accordance with the rules of the Clearing Agency).

“Noteholder” means the Person in whose name a Note is registered on the Note Register or such other Person deemed to be a “Noteholder” in the Indenture for the applicable Indenture Series.

“Note Register” has the meaning set forth in the Indenture for the applicable Indenture Series.

“Note Registrar” has the meaning set forth in the Indenture for the applicable Indenture Series.

“Notice of Sole Control” has the meaning set forth in Section 6.8(a) of the relevant Account Control Agreement.

“Obligor” means, with respect to any Receivable, the Person that (x) has signed the account agreement that relates to such Receivable and (y) owes payment under such Receivable; provided that, in the case of any Business Receivable, (A) for purposes of any discussion under any Transaction Document or other Series Related Document, regarding the Person that is obligated to make payments under such Receivable, [(i) if no Affiliated Party exists with respect to such Receivable,] such Person [under clause (x) above] shall be deemed to be the related Associated Account Agreement Party [and (ii) if an Affiliated Party exists with respect to such Receivable, (1) such Person [under clause (x) above] shall be deemed to be such Affiliated Party and (2) except as otherwise set forth in the related Associated Account Agreement, the term “Obligor” shall also be deemed to refer to the related Associated Account Agreement Party] and (B) for all other purposes, such Person shall be deemed to be the related Person assigned to the related Customer ID for such Receivable.

“Officer’s Certificate” means (a) for the Trust, a certificate signed by a Responsible Person of the Trust and (b) for the Depositor, the Administrator, the Marketing Agent, the Parent Support Provider, any Originator or the Servicer, a certificate signed by any officer of such entity, as applicable.

“Opinion of Counsel” means a written opinion of counsel (which may be internal counsel) which counsel is reasonably acceptable to the Master Collateral Agent, the Owner Trustee and the Rating Agencies, as applicable.

“Originator” means Cellco, each Affiliate of Verizon Communications listed on Schedule 1 to Exhibit A of the Originator Receivables Transfer Agreement and any additional Affiliate of Verizon Communications not listed on Schedule 1 to Exhibit A of the Originator Receivables Transfer Agreement that either (x) executes an Originator Joinder Agreement substantially in the form of Exhibit B to the Originator Receivables Transfer Agreement and otherwise becomes a party to the Originator Receivables Transfer Agreement in accordance with its terms or (y) that has transferred any Receivables to an Additional Transferor which Receivables are transferred to the Depositor pursuant to the applicable Additional Transferor Receivables Transfer Agreement.

“Originator Joinder Agreement” means each Originator Joinder Agreement substantially in the form of Exhibit B to the Originator Receivables Transfer Agreement.

“Originator Receivables Transfer Agreement” means the Originator Receivables Transfer Agreement, dated as of the Initial Closing Date, between the Originators party thereto and the Depositor.

“Originator Transferred Property” means, for any Acquisition Date, (a) the related Receivables transferred by related Originators, (b) all amounts received and applied on such Receivables on or after the related Cutoff Date, (c) all present and future claims, demands, causes of action and choses in action relating to any of the property described above and (d) all payments on or under and all proceeds of the property described above.

“Other Assets” means any assets (other than the Trust Property) sold, assigned or conveyed or intended to be sold, assigned or conveyed by the Depositor to any Person other than the Trust, whether by way of a sale, capital contribution, pledge or otherwise.

“Other Trustee” has the meaning set forth in Section 11.14 of the Master Collateral Agreement.

“Outstanding” means, as of any date of determination, (x) all Notes theretofore authenticated and delivered under the Indenture except: (a) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation; (b) Notes or portions thereof the payment for which funds in the necessary amount have been theretofore deposited with the applicable Indenture Trustee or any Paying Agent in trust for the Noteholders (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture); and (c) Notes in exchange for or in lieu of other Notes that have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the applicable Indenture Trustee is presented that any such Notes are held by a Protected Purchaser; and (y) Credit Extensions outstanding under any other Trust Financings; provided that in determining whether the Creditors holding the requisite Outstanding Principal Amount of the Notes and other Credit Extensions have given any request, demand, authorization, direction, notice, consent or waiver under any Series Related Document, Notes or other Credit Extensions owned by the Trust, the Depositor, the Servicer or their respective Affiliates shall be disregarded and deemed not to be Outstanding, provided that, the Master Collateral Agent or any Creditor Representative, as the case may be, shall be fully protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, containing a certification to the effect that such Noteholder or Creditor is not an Affiliate of the Trust, the Depositor or the Servicer, absent manifest error. Notes and other Credit Extensions owned by the Trust, the Depositor, the Servicer or their respective Affiliates that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Master Collateral Agent or such Creditor Representative, as the case may be, the pledgee’s right so to act with respect to such Notes and other Credit Extensions and certifies to the Master Collateral Agent or such Creditor Representative that the pledgee is not the Trust, the Depositor, the Servicer or any Affiliate thereof.  However, Notes owned by the Trust, the Depositor, the Servicer or their respective Affiliates will be considered to be Outstanding if (A) no other Notes remain Outstanding, or (B) the Notes have been pledged in good faith and the pledgee establishes to the reasonable satisfaction of the applicable Indenture Trustee the pledgee’s right to act for the Notes and that the pledgee is not the Trust, the Depositor, the Servicer or their Affiliates.  The Master Collateral Agent may rely upon any request, demand, authorization, direction, notice, consent or waiver delivered to it by a Creditor Representative and shall have no duty or obligation to monitor, investigate or determine whether the Creditor Representative has properly obtained or determined that the Notes or Credit Extensions owned by the Creditors it represents are Outstanding.

“Outstanding Principal Amount” means, as of any date of determination (and calculated as of the related Measurement Date) with respect to the Notes, the Loans or other Credit Extensions, the aggregate outstanding principal amount of the Notes, Loans or other Credit Extensions, as the context requires.

“Owner Trustee” means [___], a [national banking association], not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

“Owner Trustee Fee” means an annual fee equal to $[_], payable on the Payment Date in [___] of each calendar year, beginning in [___], 20[_].

“Parent Support Agreement” means the Parent Support Agreement, dated as of the Initial Closing Date, among the Parent Support Provider, the Depositor, the Trust and the Master Collateral Agent.

“Parent Support Provider” means Verizon Communications.

“Paying Agent” means with respect to the Collection Account and each Trust Account, initially the Master Collateral Agent or any other Person that meets the eligibility standards for the Master Collateral Agent (except subsection (a)(4)(i) of Rule 3a-7 of the Investment Company Act) specified in Section 7.8 of the Master Collateral Agreement and is authorized by the Trust to make the payments from such accounts, including payment of principal of or interest on the Credit Extensions on behalf of the Trust; provided that if the Trust Financing Agreement for a Series so provides, a separate or additional Paying Agent may be appointed with respect to such Series.

“Payment Date” means the [_] day of each month or, if not a Business Day, the next Business Day, starting in [___], 20[_].  For a Collection Period, the related Payment Date means the Payment Date following the end of the Collection Period.

“Percentage Interest” means, with respect to each Certificate, the percentage interest in the Trust represented by such Certificate.

“Permitted Activities” has the meaning set forth in Section 2.3(a) of the Trust Agreement.

“Permitted Investments” means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form that evidence:

(a)          (x) direct or fully guaranteed United States treasury obligations, (y) U.S. Department of Housing and Urban Development public agency bonds, Federal Housing Administration debentures, Government National Mortgage Association guaranteed mortgage-backed securities or participation certificates, RefCorp debt obligations, SBA-guaranteed participation certificates and guaranteed pool certificates or (z) Farm Credit System consolidated systemwide bonds and notes, Federal Home Loan Banks’ consolidated debt obligations, Federal Home Loan Mortgage Corp. debt obligations and Federal National Mortgage Association debt obligations, if, with respect to the investments listed in clause (z) and if any Credit Extensions are then rated, they meet the criteria of each Rating Agency for collateral for securities having ratings equivalent to the respective ratings of the Credit Extensions in effect at such time;

(b)          demand deposits, time deposits, certificates of deposit or bankers’ acceptances of any depository institution or trust company (i) incorporated under the laws of the United States or any State or any United States branch or agency of a foreign bank, (ii) subject to supervision and examination by federal or State banking or depository institution authorities and (iii) where the commercial paper or other short-term unsecured debt obligations (other than obligations with a rating based on the credit of a Person other than the depository institution or trust company) of such depository institution or trust company have the Required Rating;

(c)          commercial paper, including asset-backed commercial paper, having the Required Rating;

(d)          investments in money market funds having the Required Rating (including funds for which the Master Collateral Agent or the Owner Trustee or any of their Affiliates is investment manager or advisor); and

(e)          if any Credit Extensions are then rated, any other investment that is acceptable to each Rating Agency of any such Credit Extensions hereunder.

“Permitted Lien” means a Lien that attaches by operation of law, or any security interest of the Depositor in the Originator Transferred Property under the Originator Receivables Transfer Agreement, the Depositor in the Additional Transferor Transferred Property under the related Additional Transferor Receivables Transfer Agreement, the Trust in the Depositor Transferred Property under the Transfer and Servicing Agreement, the Master Collateral Agent in the Collateral under the Master Collateral Agreement or any Indenture Trustee in any collateral specified with respect to the related Series under the related Indenture.

“Person” means a legal person, including a corporation, natural person, joint venture, limited liability company, partnership, trust, business trust, association, government, a department or agency of a government or any other entity.

“Personally Identifiable Information” has the meaning set forth in the Asset Representations Review Agreement.

“Pool Balance” means, for any Group as of any date of determination (and calculated as of the related Measurement Date), an amount equal to the aggregate Principal Balance of the Group Eligible Receivables. For purposes of calculating the Pool Balance of any Group as of any Measurement Date, such Pool Balance shall (i) include (x) all Group Receivables with a Cutoff Date on or prior to such Measurement Date, even if the Acquisition Date for such Group Receivables occurs subsequent to such Measurement Date, so long as the Acquisition Date with respect to such Group Receivables occurs on or prior to the date of determination to which such Measurement Date relates and (y) all Group Receivables re-designated to such Group with a Re-Designation Cutoff Date on or prior to such Measurement Date, even if the Re-Designation Date for such Group Receivables occurs subsequent to such Measurement Date, so long as the Re-Designation Date with respect to such Group Receivables occurs on or prior to the date of determination to which such Measurement Date relates and (ii) exclude (x) all Transferred Receivables and Reconveyed Receivables with a Transferred Receivables Cutoff Date or Reconveyance Cutoff Date, as applicable, on or prior to such Measurement Date, even if the Transfer Date for such Transferred Receivables or the Reconveyance Date for such Reconveyed Receivables, as applicable, occurs after such Measurement Date, so long as the Transfer Date with respect to such Transferred Receivables or Reconveyance Date with respect to such

Reconveyed Receivables, as applicable, occurs on or prior to the date of determination to which such Measurement Date relates and (y) all Receivables re-designated from such Group with a Re-Designation Cutoff Date on or prior to such Measurement Date, even if the Re-Designation Date for such Re-Designated Receivables, as applicable, occurs after such Measurement Date, so long as the Re-Designation Date with respect to such Re-Designated Receivables occurs on or prior to the date of determination to which such Measurement Date relates.

“Pool Balance Deficit” means, for any Group as of any date of determination (and calculated as of the related Measurement Date), the amount, if any, by which (a) the Required Pool Balance for such Group is greater than (b) the Group Pool Balance.

“Potential Amortization Event” means any event that would constitute an Amortization Event with the giving of notice or the passage of time or both.

“Potential Default” means any event that with notice or the passage of time or both would become an Event of Default.

“Potential Servicer Termination Event” means any event that would constitute a Servicer Termination Event with the giving of notice or the passage of time or both.

“Primary Event of Default” means, with respect to a Group, the primary events of default set forth in the related Group Supplement.

“Primary Series Document” means, with respect to any Series, each of (i) the Master Collateral Agreement and (ii) the related Trust Financing Agreement.

“Principal Balance” means, for a Receivable as of any date of determination (and calculated as of the related Measurement Date), an amount (not less than zero) equal to, without duplication:

(a)	the Amount Financed; minus

(b)	the portion of the amounts paid by the related Obligor applied on or before that date allocable to principal on such Receivable; minus

(c)	any Credits allocated to such Receivable;

provided, that, the Principal Balance for any Written-Off Receivable will be deemed to be zero.

“Principal Funding Account” means, with respect to any Series, any account designated as a “Principal Funding Account” pursuant to the applicable Trust Financing Agreement.

“Principal Funding Account Limit” means, with respect to any Series, the amount set forth in the applicable Trust Financing Agreement.

“Principal Series Terms” means, with respect to any Series, the following information related thereto, not all of which will necessarily apply to each Series:

(a)          the name or designation and Closing Date for such Series;

(b)          the initial Outstanding Principal Amount of each Class of Notes, Loans or other type of Credit Extensions (or method for calculating such amount);

(c)          the interest rate for each Class of Notes, Loans or other type of Credit Extensions of such Series (or method for the determination thereof);

(d)          the date or dates from which interest shall accrue;

(e)          the method for allocating related Group Available Funds to Creditors of such Series;

(f)          the terms of any form of Series Enhancement with respect thereto;

(g)          the terms, if any, on which the Notes, Loans or other Credit Extensions of such Series may be exchanged for Notes or other Credit Extensions of another Series, repurchased or remarketed to other investors;

(h)          (x) the number of Classes of Credit Extensions of such Series, (y) the Final Maturity Date for each Class of Credit Extensions issued in such Series and (z) if more than one Class, the rights and priorities of each such Class;

(i)          the extent to which the Credit Extensions of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global note or notes, the terms and conditions, if any, upon which such global note or notes may be exchanged, in whole or in part, for Definitive Notes, and the manner in which any interest payable on a temporary or global note will be paid);

(j)          whether the Credit Extensions of such Series may be issued in bearer form and any limitations imposed thereon;

(k)          the priority of such Series with respect to any other Series;

(l)          whether such Series will be a Sharing Series;

(m)          the related Trust Financing Agreement;

(n)          the Required OC Percentage and Discount Rate for such Series;

(o)          the Amortization Events for such Series;

(p)          the criteria for determining whether a Receivable is an Eligible Receivable for such Series;

(q)          the criteria for determining the Excess Concentration Amounts for such Series;

(r)          any Series Enhancement for such Series and the related Series Enhancer;

(s)          the Creditor Representative for such Series; and

(t)          the Group or Groups to which such Series relates.

“Proceeding” means a suit in equity, action at law or other judicial or administrative proceeding, or governmental investigation.

“Protected Purchaser” has the meaning set forth in Section 8-303 of the UCC.

“Public Noteholder” means any Noteholder of Publicly Registered Notes.

“Publicly Registered Credit Extensions” means the notes of any Indenture Series that are registered under and offered in compliance with the requirements of the Securities Act.

“Publicly Registered Notes” means the Notes of any Indenture Series in a Group that are registered under and offered in compliance with the requirements of the Securities Act.

“Qualified Institution” means [___], [___], or a trust company or a bank or depository institution organized under the laws of the United States or any State or any United States branch or agency of a foreign bank or depository institution that (i) is subject to supervision and examination by federal or State banking authorities, (ii) has a short-term deposit rating of “F1+” from Fitch, if rated by Fitch, “P-1” from Moody’s, if rated by Moody’s, and “A-1+” from S&P, if rated by S&P, (iii) if the institution holds any Trust Accounts, has a long-term unsecured debt rating or issuer rating of at least “A” from Fitch, if rated by Fitch, at least “Aa3” from Moody’s, if rated by Moody’s, and at least “A” from S&P, if rated by S&P and (iv) if the institution is organized under the laws of the United States, whose deposits are insured by the Federal Deposit Insurance Corporation.

“Rating Agency” means any nationally recognized statistical rating organization rating any Credit Extensions, if any, as set forth in the related Trust Financing Agreement.

“Rating Agency Condition” means, with respect to an action or request, if any rating agency has been engaged to rate any Credit Extensions, that, according to the then-current policies of each such rating agency, such rating agency has either notified the Depositor, the Servicer, the Owner Trustee, the Master Collateral Agent and, with respect to actions or requests relating to the Notes of an Indenture Series, the Indenture Trustee for such Indenture Series, that the proposed action or request will not result in a downgrade or withdrawal of its then current rating on any of such Credit Extensions, or does not notify the Depositor, the Servicer, the Owner Trustee, the Master Collateral Agent or, with respect to actions or requests relating to the Notes of an Indenture Series, the Indenture Trustee for such Indenture Series, that the proposed action or request will result in a downgrade or withdrawal of its then-current rating on any of such Credit Extensions, within ten (10) days following any request therefor.

“Receivable” means any device payment plan agreement acquired by the Trust on an Acquisition Date, excluding (i) any device payment plan agreement that was a Written-Off Receivable sold under Section 3.4 of the Transfer and Servicing Agreement, (ii) any Reconveyed Receivable and (iii) any Transferred Receivable.

“Receivable File” has the meaning set forth in Section 3.10(b) of the Transfer and Servicing Agreement.

“Receivables Cash Transfer Amount” means, for an Acquisition Date, the lesser of (a) the Receivables Transfer Amount and (b) the excess of (i) with respect to the Group to which the related Receivables will be designated, the Aggregate Non-Amortizing Series Allocation Percentage of Collections on the Group Receivables received by the Servicer that have yet to be distributed to the Group Series in accordance with the Master Collateral Agreement over (ii) if such Acquisition Date occurs (A) prior to the Payment Date in any month, the aggregate Series Monthly Payment Amount for each Group Series as reasonably determined by the Servicer for such Payment Date and the immediately following Payment Date and (B) on or after the Payment Date in any month, the aggregate Series Monthly Payment Amount for each Group Series as reasonably determined by the Servicer for the immediately following Payment Date.

“Receivables Transfer Agreements” or “Receivables Transfer Agreement” means, collectively or individually, the Originator Receivables Transfer Agreement and each Additional Transferor Receivables Transfer Agreement, as the context may require.

“Receivables Transfer Amount” means, for an Acquisition Date, an amount equal to the discounted present value of the remaining unpaid payments (as of the end of the day on the related Cutoff Date) for the remaining term of such Receivable discounted using the Weighted Average Discount Rate for the Group to which such Receivable will be designated as of the related Cutoff Date, on the basis of a 360-day year of twelve 30-day months and assuming each amount is received at the end of the Collection Period in which the amount is scheduled to be received.

“Reconveyance Amount” means, for a Reconveyed Receivable, the present value of the Principal Balance of the Receivable as of the Reconveyance Cutoff Date (calculated using the Weighted Average Discount Rate for the related Group as of such date, on the basis of a 360-day year of twelve 30-day months and assuming each amount is received at the end of the Collection Period in which the amount is scheduled to be received).

“Reconveyance Cutoff Date” means, for any Reconveyed Receivable, the last day of the Collection Period preceding the Collection Period in which the related Reconveyance Date occurs.

“Reconveyance Date” means, for any Reconveyed Receivable, the date on which the related Reconveyance Amount is deposited in the Collection Account.

“Reconveyed Receivable” means a Receivable (a) acquired by the Servicer under Section 2.7 of the Transfer and Servicing Agreement, Section 3.3 of the Transfer and Servicing Agreement or Section 3.4 or Section 3.5 of any Additional Transferor Receivables Transfer Agreement, (b) acquired by the Marketing Agent under Section 4.3(i) of the Transfer and Servicing Agreement or (c) reacquired by an Originator under Section 3.4 or Section 4.6 of the Originator Receivables Transfer Agreement.

“Record Date” means, for a Payment Date and a Book-Entry Note, the end of the day on the day before the Payment Date, and for a Payment Date and a Definitive Note, the last day of the month before the month in which the Payment Date occurs, and with respect to any notice, vote or consent, the most recently occurring Record Date for a Payment Date.

“Recoveries” means, for any Written-Off Receivable and a Collection Period, an amount equal to:

(a)          all amounts received and applied by the Servicer during the Collection Period for such Written-Off Receivable after the date on which it became a Written-Off Receivable including any proceeds from the sale of a Device securing any Receivable; minus

(b)          any amounts paid by the Servicer for the account of the related Obligor with respect to such Written-Off Receivable, including collection expenses and other amounts paid to third parties, if any, in connection with collections on the Written-Off Receivable; minus

(c)          amounts, if any, required by Law or under the Servicing Procedures to be paid to the Obligor with respect to such Written-Off Receivable.

“Redemption Date” means any redemption date specified in the Trust Financing Agreement for a Series.

“Re-Designation Cutoff Date” means, for any Re-Designated Receivable, the last day of the Collection Period preceding the Collection Period in which the related Re-Designation Date occurs.

“Re-Designation Date” means each date on which a Receivable is re-designated from one Group to another Group in accordance with Section 3.3 of the Master Collateral Agreement, as set forth in the related Re-Designation Notice.

“Re-Designation Notice” means the notice to the Trust, the Depositor and the Master Collateral Agent regarding the re-designation of Receivables from one Group to a different Group under Section 3.3 of the Master Collateral Agreement, substantially in the form of Exhibit C to the Master Collateral Agreement.

 “Re-Designated Receivable” means a Receivable re-designated from one Group to another Group in accordance with the Master Collateral Agreement.

“Reference Treasury Dealer” means (1) any independent investment banking or commercial banking institution of national standing and any of its successors appointed by Verizon Communications; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States, referred to as a “Primary Treasury Dealer,” another Primary Treasury Dealer substituted therefor, and (2) any other Primary Treasury Dealer selected by an Independent Investment Banker and approved in writing by Verizon Communications.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting releases (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005) and Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638, 79 Fed. Reg. 57,184 (Sept. 24, 2014)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Requesting Noteholders” has the meaning set forth in Section 12.1 of the Master Collateral Agreement.

“Requesting Party” has the meaning set forth in Section 11.2 of the Transfer and Servicing Agreement.

“Required OC Amount” means, with respect to any Series as of any date of determination (and calculated as of the related Measurement Date), an amount equal to (a) the product of (i) the Required OC Percentage for such Series, expressed as a fraction, times (ii) (x) during the Revolving Period for such Series, the Outstanding Principal Amount of any Credit Extensions Outstanding in such Series and (y) during the Amortization Period for such Series, the Outstanding Principal Amount of any Credit Extensions Outstanding in such Series as of the last day of the Revolving Period for such Series, divided by (b) the percentage, expressed as a fraction, equal to 100% minus the Required OC Percentage for such Series.

“Required OC Percentage” means, as of any date of determination (and calculated as of the related Measurement Date) with respect to any Series, the “Required OC Percentage,” “Loan Series Required OC Percentage,” “Indenture Series Required OC Percentage” or words to that effect set forth in the Trust Financing Agreement for such Series.

“Required Pool Balance” means for any Group as of any date of determination (and calculated as of the related Measurement Date) an amount equal to the excess (if any) of (i) the sum of the Adjusted Series Invested Amount for all related Group Series over (ii) the sum, for each related Group Series, of the following amount for each such Group Series: the lesser of (a) all amounts in any Principal Funding Account for such Group Series and (b) the Principal Funding Account Limit for such Group Series, as applicable.

“Required Rating” means, for short term unsecured debt obligations, a rating of at least (a) “A-1” from S&P and (b) the equivalent of “A-1” from each Rating Agency rating a Credit Extension, if any.

“Reserve Account” means, with respect to any Series, an account established as such pursuant to the applicable Trust Financing Agreement.

 “Reset Date” means, for all Series, each date that is the last day of a Revolving Period for any Series.

“Responsible Person” means:

(a)
for the Administrator, the Depositor, the Sponsor, the Servicer, the Marketing Agent, the Parent Support Provider or any Originator, a Person designated in an Officer’s Certificate of the Person or other notice signed by an officer of the

Person authorized to act for the Person or any treasurer, assistant treasurer or corporate secretary of such Person that has responsibility for the matter;

(b)
for the Trust, an officer in the Corporate Trust Office of the Owner Trustee, any officer of the Owner Trustee to whom any matter is referred because of the officer’s knowledge of and familiarity with the matter, and a Responsible Person of the Administrator;

(c)
for the Master Collateral Agent or the Owner Trustee, an officer in the Corporate Trust Office of the Master Collateral Agent or the Owner Trustee, respectively, including each vice president, assistant vice president, secretary, assistant secretary or other officer customarily performing functions similar to those performed by those officers listed above, and any officer of the Master Collateral Agent or the Owner Trustee, as applicable, to whom any matter is referred because of the officer’s knowledge of and familiarity with the matter, and in each case, having direct responsibility for the administration of the Transaction Documents to which it is a party; and

(d)
for any Indenture Trustee, an officer in the Corporate Trust Office of such Indenture Trustee, including each vice president, assistant vice president, secretary, assistant secretary or other officer customarily performing functions similar to those performed by those officers listed above, and any officer of such Indenture Trustee to whom any matter is referred because of the officer’s knowledge of and familiarity with the matter, and in each case, having direct responsibility for the administration of the related Indenture and other Series Related Documents to which it is a party.

“Review” has the meaning set forth in the Asset Representations Review Agreement.

“Review Materials” has the meaning set forth in the Asset Representations Review Agreement.

“Review Notice” has the meaning set forth in the Asset Representations Review Agreement.

“Review Report” means, for an Asset Representations Review, the report of the Asset Representations Reviewer described in Section [3.5] of the Asset Representations Review Agreement.

“Revolving Period” means, as to any Series, any period specified in the relevant Trust Financing Agreement as a “Revolving Period,” “Loan Series Revolving Period,” “Indenture Series Revolving Period” or words to that effect, if any, for that Series.

“S&P” means S&P Global Ratings.

“Sarbanes Certification” has the meaning set forth in Section 6.7(a)(iv) of the Transfer and Servicing Agreement.

“Schedule of Receivables” means each schedule identifying any Receivables attached as Schedule A to any Acquisition Notice or Re-Designation Notice or the electronic file with respect thereto delivered by the Depositor, or the Administrator on its behalf, to the Trust and the Master Collateral Agent for an Acquisition Date.

“Secondary Event of Default” means, with respect to a Group, the secondary events of default set forth in the related Group Supplement.

“Secured Obligations” means, with respect to any Series, all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Trust to any Secured Party arising under or in connection with the related Series Related Document or the transactions contemplated thereby, and shall include, without limitation, all principal of and interest on any Credit Extensions of such Series and all other amounts due or to become due under the related Series Related Documents (whether in respect of fees, costs, expenses, indemnifications or otherwise), including, without limitation, interest, fees and other obligations that accrue after the commencement of any bankruptcy, insolvency or similar proceeding with respect to the Trust (in each case whether or not allowed as a claim in such proceeding).

“Secured Parties” means the Master Collateral Agent, the Creditors and each Indemnified Person.

“Secured Party Order” has the meaning set forth in Section 3.2 of the relevant Account Control Agreement.

“securities account” means each Trust Account subject to the terms of an Account Control Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“securities intermediary” means [___].

“Securitization Equity” means any equity interest in a securitization trust (or other entity) sponsored by Cellco, including any increase in the value of such equity interest.

“Series” means an Indenture Series or a Loan Series, in each case, entitled to Collections on and other proceeds of the Receivables designated to the Group of which such Series relates.

“Series Account” means for any Series any distribution account, principal funding account, reserve account or other deposit, trust, securities escrow or similar account maintained for the benefit of the Creditors with respect to such Series, as specified in the related Trust Financing Agreement.

“Series Allocation Percentage” means, for any date of determination with respect to any Series and as determined by the Servicer, a fraction, expressed as a percentage, (a) the numerator of which is (i) if the Revolving Period for such Series is in effect as of the last day of the Collection Period immediately preceding the Collection Period in which such date of determination occurs, the sum, for each Financing Adjustment Date for the related Group occurring in such immediately preceding Collection Period, of the product of (1) the Adjusted Series Invested Amount for such Series on such Financing Adjustment Date calculated as of the related Measurement Date, multiplied by (2) the number of days from and including such Financing Adjustment Date, to but (x) including the immediately succeeding Financing Adjustment Date for the related Group if such Financing Adjustment Date is the last day of each Collection Period or (y) excluding the immediately succeeding Financing Adjustment Date for the related Group if such Financing Adjustment Date is any other Financing Adjustment Date, and (ii) if the Revolving Period for such Series is not in effect as of the last day of the Collection Period immediately preceding the Collection Period in which such date of determination occurs, the product of (1) the Adjusted Series Invested Amount for such Series as of the last day of the Revolving Period for such Series calculated as of the related Measurement Date, multiplied by (2) the number of days in such immediately preceding Collection Period, and (b) the denominator of which is the greater of (i) the sum of the numerators set forth in clause (a) in this definition for all Group Series on such date, and (ii) the sum for each Financing Adjustment Date for the related Group occurring in the Collection Period immediately preceding the Collection Period in which such date of determination occurs of the product of (1) the Group Pool Balance on such Financing Adjustment Date calculated as of the related Measurement Date multiplied by (2) the number of days from and including such Financing Adjustment Date, to but (x) including the immediately succeeding Financing Adjustment Date for the related Group if such Financing Adjustment Date is the last day of each Collection Period or (y) excluding the immediately succeeding Financing Adjustment Date for the related Group if such Financing Adjustment Date is any other Financing Adjustment Date.

“Series Enhancement” means the rights and benefits provided to the Trust or the Creditors of any Series, Class or other Trust Financing pursuant to any letter of credit, surety bond, cash collateral account, collateral interest, spread account, reserve account, cash collateral guaranty, insurance policy, tax protection agreement, interest rate swap agreement, Cap Agreement or other similar arrangement.  The subordination of any Series, Class or other Trust Financing to another Series, Class or other Trust Financing shall be deemed to be a Series Enhancement.

“Series Enhancer” means the Person or Persons providing any Series Enhancement, other than (except to the extent otherwise provided with respect to any Trust Financing in the related Trust Financing Agreement) any account or deposits therein or the Creditors of any Series, Class or other Trust Financing which is subordinated to another Series, Class or other Trust Financing.

“Series Incremental Required Invested Amount” means, with respect to any Series and any date of determination (and calculated as of the related Measurement Date), an amount equal to the product of (i) the sum (without duplication) of the (a) the Ineligible Amount for such Series and (b) the Excess Concentration Amount for such Series and (ii) the Series Share for such Series.

“Series Invested Amount” means, with respect to any Series and any date of determination (and calculated as of the related Measurement Date), an amount equal to the sum of (i) the aggregate Outstanding Principal Amount of any Credit Extensions in such Series and (ii) the Required OC Amount for such Series.

“Series Monthly Payment Amount” means, with respect to any Series as of any Payment Date, the sum of all accrued and unpaid principal, interest, fees and all other amounts then due and payable on such Payment Date pursuant to the related Trust Financing Agreement and the Series Related Documents (including, without limitation, all costs, expenses, indemnification amounts or other amounts owed by the Trust).

“Series Payoff Amount” means, with respect to any Series as of any date of determination, all accrued and unpaid principal, interest, fees and all other amounts then due and payable pursuant to the related Trust Financing Agreement and the Series Related Documents (including, without limitation, all costs, expenses, indemnification amounts or other amounts owed by the Trust, and all interest, fees and other obligations that accrue after the commencement of any bankruptcy, insolvency or similar proceeding with respect to the Trust (in each case whether or not allowed as a claim in such proceeding)).

“Series Related Documents” means, with respect to any Series, the Transaction Documents, the related Trust Financing Agreement, any related Series Enhancement, and all other pledges, powers of attorney, Notes, Certificates, fee letters, consents, assignments, contracts, notices, agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Person, or any employee of any Person, and delivered in connection with any of the foregoing.  Any reference in the foregoing documents to a Series Related Document shall include all Annexes, Exhibits and Schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Series Related Documents as the same may be in effect at any and all times such reference becomes operative.

“Series Share” means, with respect to any Series and any date of determination (and calculated as of the related Measurement Date), a fraction, expressed as a percentage, (i) the numerator of which is equal to the Discounted Series Invested Amount for such Series and (ii) the denominator of which is equal to the greater of (a) the related Group Pool Balance and (b) the sum of the Discounted Series Invested Amounts for all related Group Series.

 “Servicemembers Civil Relief Act” means the Servicemembers Civil Relief Act of 2003, as amended.

“Servicer” means Cellco or any Successor Servicer engaged under Section 7.4 of the Transfer and Servicing Agreement.

“Servicer Termination Event” has the meaning set forth in Section 7.2 of the Transfer and Servicing Agreement.

“Servicer’s Certificate” means an Officer’s Certificate of the Servicer delivered pursuant to Section 6.6 of the Transfer and Servicing Agreement.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

“Servicing Fee” means, for a Collection Period and any Group, the fee payable to the Servicer in an amount equal to the product of:

(a)          one-twelfth of the Servicing Fee Rate; times

(b)          the Group Pool Balance at the beginning of the prior calendar month;

provided, that the Servicing Fee for the initial Payment Date and any Group will equal the product of (i) a fraction, the numerator of which is the number of days in such Collection Period since the Initial Cutoff Date for such Group and the denominator of which is 360, and (ii) the Servicing Fee Rate times the Group Pool Balance as of the first day of such Collection Period.

“Servicing Fee Rate” means [_]%.

“Servicing Procedures” means, with respect to (a) Business Receivables, the servicing procedures of Cellco relating to Business Device Payment Plan Agreements originated by the Originators and (b) Consumer Receivables, the servicing procedures of Cellco relating to Consumer Device Payment Plan Agreements originated by the Originators, in each case, as amended or modified from time to time.

“Shared Collections” means all amounts that any Trust Financing Agreement designates as “Shared Collections.”

“Sharing Series” means a Series that, pursuant to the related Trust Financing Agreement, is entitled to receive Shared Collections.

“Shortfall” means any amount that any Trust Financing Agreement designates as a “Shortfall.”

“Similar Law” means any federal, State, local or non-U.S. law or regulation that is substantially similar to Title I of ERISA or Section 4975 of the Code.

“Solvent” means, with respect to any Person and as of any particular date, that (i) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business and (iii) such Person is not incurring debts or liabilities beyond its ability to pay such debts and liabilities as they mature.

“Sponsor” means Cellco.

“State” means a state or commonwealth of the United States of America, or the District of Columbia.

“Subcontractor” means any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the asset-backed securities market) of the Receivables but performs one or more discrete functions identified in the Servicing Criteria with respect to the Receivables under the direction or authority of the Servicer or a Subservicer.

“Subservicer” means any Person that services Receivables on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement that are identified in the Servicing Criteria.

“Successor Servicer” has the meaning set forth in Section 7.4(a)(i) of the Transfer and Servicing Agreement.

“Successor Servicer Engagement Fee” means, the sum of (A) $[_] payable by the Trust upon the appointment of the Successor Servicer, in its capacity as Successor Servicer with respect to the first Series for which the Successor Servicer assumes such capacity, and (B) $[_] payable by the Trust upon the appointment of the Successor Servicer, in its capacity as Successor Servicer, with respect to each Series thereafter for which the Successor Servicer assumes such capacity.

“Supplemental Servicing Fee” means, for a Collection Period, all net Recoveries, late fees, prepayment charges, extension fees and other administrative fees or similar charges on the Receivables.

“Tax Opinion” means, with respect to any action, an Opinion of Counsel to the effect that, for Federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of Notes of any outstanding Class or other outstanding Trust Financing with respect to which an Opinion of Counsel was delivered at the time of their issuance that such Notes or other Credit Extensions would be characterized as debt, (b) such action will not cause the Trust to be classified as an association (or publicly traded partnership) taxable as a corporation, and (c) such action will not cause or constitute an event in which tax gain or loss would be recognized by any Creditor.

“Transaction Documents” means the Certificate of Trust, the Trust Agreement, the Receivables Transfer Agreements, the Transfer and Servicing Agreement, the Master Collateral Agreement, the Administration Agreement, the Parent Support Agreement, the Asset Representations Review Agreement, the Marketing Agent Agency Agreement and each Account Control Agreement.

“Transfer and Servicing Agreement” means the Transfer and Servicing Agreement, dated as of the Initial Closing Date, among the Trust, the Depositor, and Cellco, as Servicer, Marketing Agent and Custodian.

“Transfer Date” means, with respect to any Transferred Receivable, the later of (a) the date on which the Trust (or the Servicer on its behalf) receives the related Transfer Proceeds for such Transferred Receivable in accordance with the applicable Transaction Document and (b) any date designated as the Transfer Date by the Servicer, which date shall be on or after the related Transferred Receivable Cutoff Date but on or prior to the date on which the Servicer marks its receivables systems that such Transferred Receivable is sold by the Trust.

“Transfer Date Supplement” means, for any Transfer Date, a supplement delivered by the Servicer setting forth (a) the aggregate Principal Balance as of the Transferred Receivable Cutoff Date for the Transferred Receivables transferred on such date, (b) the Transfer Proceeds for such date, (c) the related Group Pool Balance and Required Pool Balance for the related Group after giving effect to such transfer and (d) such other information as required by a Trust Financing Agreement.

“Transfer Proceeds” means the proceeds of the sale of any Transferred Receivable, which may include Securitization Equity.

“Transferor’s Allocation” means, with respect to a Group and each Payment Date, an amount equal to the product of (x) the Transferor’s Percentage for such Group and (y) Group Available Funds for such Group and such Payment Date.

“Transferor’s Interest” means, with respect to a Group and any date of determination (calculated as of the related Measurement Date), the product of (x) the Transferor’s Percentage for such Group and (y) the related Group Pool Balance for such Group.

“Transferor’s Percentage” means, with respect to a Group and any date of determination (calculated as of the related Measurement Date), an amount equal to 100% minus the sum of Series Allocation Percentages for all Group Series.

“Transferred Receivable” means any Receivable transferred from the Trust in accordance with Section 9.7 of the Master Collateral Agreement.

“Transferred Receivable Cutoff Date” means, with respect to any Transferred Receivable, the cut-off date with respect to such Transferred Receivable specified in the report delivered pursuant to Section 9.7 of the Master Collateral Agreement in connection with such transfer.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“True-up Trust” has the meaning set forth in Section 3.9 of the Trust Agreement.

“Trust” means Verizon Master Trust, a Delaware statutory trust.

“Trust Account” has the meaning set forth in Section 9.2 of the Master Collateral Agreement.

“Trust Account Property” means the Trust Accounts, and all amounts and other investments, financial assets or other property held from time to time in or credited to any Trust Account and all proceeds of the foregoing.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of the Initial Closing Date, between the Depositor and the Owner Trustee.

“Trust Financing” means (i) any Indenture Series or Class of Notes issued under an Indenture and (ii) any Loan Series or any other financing of the Trust designated as a “Trust Financing” pursuant to the terms and conditions of Section 3.1 of the Master Collateral Agreement, in each case, so long as such Trust Financing is outstanding.

“Trust Financing Account” means any deposit, trust, escrow or similar account maintained for the benefit of the Creditors of any Trust Financing, as specified in the related Trust Financing Agreement.  Each Trust Financing Agreement shall require that each Trust Financing Account is established at a Qualified Institution.

“Trust Financing Agreement” means (i) with respect to any Indenture Series or Class of Notes, the related Indenture and (ii) with respect to any Loan Series, the related agreement(s) designated as “Trust Financing Agreements” pursuant to the terms and conditions of Section 3.1 of the Master Collateral Agreement.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

“Trust Order” means, with respect to any order by the Trust to take an action under the Transaction Documents or any Series Related Document, a written order, signed in the name of the Trust by a Responsible Person.

“Trust Property” means (a) the Depositor Transferred Property, (b) the Trust’s rights under the Transfer and Servicing Agreement, (c) all Trust Account Property, (d) all Series Enhancement, (e) the Trust’s rights under all Enhancement Agreements, (f) all present and future claims, demands, causes of action and choses in action for any of the foregoing and (g) all payments on or under and all proceeds for any of the foregoing.

“Trust Register” has the meaning set forth in Section 3.3(a) of the Trust Agreement.

“Trust Registrar” has the meaning set forth in Section 3.3(a) of the Trust Agreement.

“Trust Request” means, with respect to any request to the Trust to take an action under the Transaction Documents or any Series Related Document, a written request, signed in the name of the Trust by a Responsible Person.

“U.S. Credit Risk Retention Rules” means Regulation RR, 17 C.F.R. §246.1, et seq.

“UCC” means the Uniform Commercial Code as in effect in any relevant jurisdiction.

“Underwriting Procedures” means, with respect to (a) Business Receivables, the underwriting procedures of the Originators, as established by Cellco, relating to device payment plan agreements associated with the accounts of business customers originated by the Originators and (b) Consumer Receivables, the underwriting procedures of the Originators, as established by Cellco, relating to device payment plan agreements associated with the accounts of customers other than businesses and governments originated by the Originators, as such underwriting procedures may be amended or modified from time to time.

“Upgrade Contract” has the meaning set forth in the Glossary of the Marketing Agent Agency Agreement.

“Upgrade Offer” means the Current Upgrade Offer or any other upgrade offer extended by Verizon Wireless to an existing Obligor under which such Obligor can upgrade a Device that is the subject of a device payment plan agreement if the terms and conditions specified in such offer are satisfied.

“Upgrade Payment” means a prepayment amount equal to the remaining unpaid Principal Balance of the related Receivable determined as of the date of the relevant upgrade, after giving effect to any prepayment made by the related Obligor in connection with the related Upgrade Offer.

“Verified Note Owner” has the meaning set forth in Section 12.1 of the Master Collateral Agreement.

“Verizon” means Verizon Communications and its subsidiaries.

“Verizon Communications” means Verizon Communications Inc., a Delaware corporation.

“Verizon Originators” means the various subsidiaries and Affiliates of Cellco listed on Schedule I to the Marketing Agent Agency Agreement, including any Originators added by an Originator Joinder Agreement from time to time.

“Verizon Wireless” means the wireless business of Verizon operated by Cellco and other subsidiaries of Verizon Communications, including the Originators, under the Verizon brand.

“Weighted Average Discount Rate” means, with respect to any Group as of any date of determination (calculated as of the related Measurement Date), the percentage equal to:

(a)	the sum, with respect to each Group Series of the product of (i) the Discount Rate for such Series, times (ii) the Series Invested Amount for such Series;

divided by:

(b)	the aggregate Series Invested Amount for all Group Series.

“Written-Off Receivable” means any Receivable that in accordance with the Servicing Procedures has been charged off or written off by the Servicer.